Filed pursuant to Rule 433(d)
Registration Statement No. 333-131727

FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you are encouraged to read the base prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, the underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-800-503-4611.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Free Writing Prospectus dated November 20, 2006 (to Prospectus dated April 18, 2006)

$145,280,000 (Approximate)

ACE SECURITIES CORP. Home Equity Loan Trust, Series 2006-SD3
Asset Backed Pass-Through Certificates

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3
Issuing Entity

DB Structured Products, Inc.
Sponsor

ACE Securities Corp.
Depositor

Ocwen Loan Servicing, LLC
IndyMac Bank, F.S.B.
Washington Mutual Bank
Select Portfolio Servicing, Inc.
Servicers

Wells Fargo Bank, National Association
Master Servicer

You should consider carefully the risk factors beginning on page 11 this free writing prospectus.

This free writing prospectus may be used to offer and sell the Offered Certificates only if accompanied by the prospectus.

The Offered Certificates represent an interest solely in the Issuing Entity and do not represent interests in or obligations of the Sponsor, the Depositor, or any of their affiliates.

Distributions on the Offered Certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in December 2006.

Offered Certificates The trust created for the Series 2006-SD3 certificates will hold a pool of first and second lien fixed-rate and adjustable-rate, one- to four-family, residential mortgage loans. The trust will issue six classes of Offered Certificates. You can find a list of these classes, together with their initial certificate principal balances and pass-through rates, in the table below. Credit enhancement for all of the Offered Certificates will be provided in the form of excess interest, arrearages, overcollateralization and subordination. In addition, the Offered Certificates may benefit from a series of interest rate cap payments pursuant to a cap agreement, which is intended partially to mitigate interest rate risk.

Class	Initial Certificate Principal Balance(1)	Pass-Through Rate	Assumed Final Distribution Date
A	$113,090,000	One-Month LIBOR + ____%(2)(3)	November 2045
M-1	$14,981,000	One-Month LIBOR + ____%(2)(3)	November 2045
M-2	$9,219,000	One-Month LIBOR + ____%(2)(3)	November 2045
M-3	$3,841,000	One-Month LIBOR + ____%(2)(3)	November 2045
M-4	$2,151,000	One-Month LIBOR + ____%(2)(3)	November 2045
M-5	$1,998,000	One-Month LIBOR + ____%(2)(3)	November 2045
______________________
(1)	Approximate. Subject to a permitted variance of +/- 10%.
(2)

The pass-through rate for each class of Offered Certificates will be subject to the Net WAC Pass-Through Rate as described in this free writing prospectus under “Description of the Certificates-Pass-Through Rates.”

(3)

After the optional termination date, the margin applicable to the Class A Certificates will increase by 100% and the margins applicable to the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates will increase by the lesser of (i) the product of the applicable margin and 50% and (ii) 0.50%.

The certificates offered by this free writing prospectus will be purchased by Deutsche Bank Securities Inc. from the Depositor, and are being offered by Deutsche Bank Securities Inc. from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be approximately _____% of their initial Certificate Principal Balance before deducting expenses.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Offered Certificates or determined that this free writing prospectus or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Deutsche Bank Securities

Important notice about information in this free writing prospectus and the accompanying prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the Offered Certificates in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

•	this free writing prospectus, which describes the specific terms of this series of certificates.

ACE Securities Corp.’s principal offices are located at 6525 Morrison Blvd., Suite 318, Charlotte, North Carolina 28211, and its telephone number is 704-365-0569.

TABLE OF CONTENTS

Free Writing Prospectus

SUMMARY OF FREE WRITING PROSPECTUS	1
TRANSACTION STRUCTURE	10
RISK FACTORS	11
USE OF PROCEEDS	21
THE MORTGAGE POOL	22
YIELD ON THE CERTIFICATES	62
DESCRIPTION OF THE CERTIFICATES	78
THE ORIGINATORS	106
STATIC POOL INFORMATION	106
ISSUING ENTITY	106
THE DEPOSITOR	107
THE SPONSOR	107
SERVICING OF THE MORTGAGE LOANS	108
THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR AND THE CUSTODIANS	120
THE TRUSTEE	123
THE CREDIT RISK MANAGER	125
POOLING AND SERVICING AGREEMENT	125
FEDERAL INCOME TAX CONSEQUENCES	131
METHOD OF DISTRIBUTION	134
SECONDARY MARKET	134
LEGAL MATTERS	135
RATINGS	135
LEGAL PROCEEDINGS	136
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS	136
LEGAL INVESTMENT	136
CONSIDERATIONS FOR BENEFIT PLAN INVESTORS	138
AVAILABLE INFORMATION	139
REPORTS TO CERTIFICATEHOLDERS	139
INCORPORATION OF INFORMATION BY REFERENCE	140
ANNEX I	I-1

-ii-

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the Issuing Entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The Underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuing Entity; and

(b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

-iii-

SUMMARY OF FREE WRITING PROSPECTUS

The following summary is a brief discussion of the important features of the certificates offered by this free writing prospectus and the accompanying prospectus and does not contain all of the information that you should consider in making your investment decision. To understand the terms of the Offered Certificates, carefully read this entire free writing prospectus and the entire accompanying prospectus.

Issuing Entity	ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3.

Title of Series	ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3, Asset Backed Pass-Through Certificates.

Cut-off Date	As of the close of business on October 31, 2006.

Closing Date	On or about November 30, 2006.

Depositor	ACE Securities Corp., a Delaware corporation. See “The Depositor” in this free writing prospectus.

Originators
Madison Equity LLC, a Delaware limited liability company with respect to approximately 12.93% of the mortgage loans, Washington Mutual Bank, a federal savings bank, with respect to approximately 10.88% of the mortgage loans, IndyMac Bank, F.S.B., a federal savings bank, with respect to approximately 10.57% of the mortgage loans and Luxury Mortgage Corp., a Delaware corporation, with respect to approximately 10.53% of the mortgage loans, in each case, by aggregate principal balance as of the Cut-off Date. The remainder of the mortgage loans were originated by various originators, none of which have originated 10% or more of the mortgage loans. See “The Originators” in this free writing prospectus.

Sponsor	DB Structured Products, Inc., a Delaware corporation. See “The Sponsor” in this free writing prospectus.

Master Servicer	Wells Fargo Bank, National Association, a national banking association. See “The Master Servicer, The Securities Administrator and The Custodians” in this free writing prospectus.

Servicers
Ocwen Loan Servicing, LLC, a Delaware limited liability company, with respect to approximately 71.97% of the mortgage loans, Washington Mutual Bank, with respect to approximately 10.88% of the mortgage loans, IndyMac Bank, F.S.B., with respect to approximately 10.49% of the mortgage loans and Select Portfolio Servicing, Inc., a Utah corporation, with respect to approximately 6.66% of the mortgage loans, in each case, by aggregate principal balance as of the Cut-off Date. See “Servicing of the Mortgage Loans” in this free writing prospectus.

Trustee	HSBC Bank USA, National Association, a national banking association, will be the trustee of the trust. See “The Trustee” in this free writing prospectus.

Securities Administrator	Wells Fargo Bank, National Association. See “The Master Servicer, The Securities Administrator and The Custodians” in this free writing prospectus.

Custodians	Wells Fargo Bank, National Association and Deutsche Bank National Trust Company. See “The Master Servicer, The Securities Administrator and The Custodians” in this free writing prospectus.

Distribution Dates
Distributions on the Offered Certificates will be made on the 25th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in December 2006. The assumed final Distribution Date for the Offered Certificates is the Distribution Date occurring in November 2045.

Credit Risk Manager	Risk Management Group, LLC, a New York limited liability company See “The Credit Risk Manager” in this free writing prospectus.

Offered Certificates
Only the certificates listed on the cover of this free writing prospectus are being offered by this free writing prospectus. Each class of Offered Certificates will have the initial certificate principal balance and pass through rate set forth or described in the table appearing on the cover of this free writing prospectus.

The Trust

The Depositor will establish a trust with respect to the certificates under the pooling and servicing agreement dated as of October 31, 2006 among the Depositor, Ocwen Loan Servicing, LLC, as a servicer, the Master Servicer, the Securities Administrator and the Trustee. There are ten classes of certificates representing the trust. See “Description of the Certificates” in this free writing prospectus.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust. In general, distributions of interest and principal, if applicable, on the Offered Certificates will be made only from payments and recoveries received or advanced in respect of the mortgage loans and payments made by the cap provider under the cap agreement.

The Mortgage Loans

References to percentages of the mortgage loans under this section are calculated based on the aggregate principal balance of the mortgage loans as of the Cut-off Date.

All percentages and amounts with respect to the characteristics of the mortgage loans shown in this free writing prospectus are subject to a variance of plus or minus 10%.

The trust will contain 800 conventional, one- to four-family, first and second lien, fixed-rate and adjustable-rate mortgage loans on residential real properties (the “Mortgage Loans”) having an aggregate principal balance of approximately $153,654,981 as of the Cut-off Date. The Mortgage Loans are “Re-performing” and “Scratch & Dent” as described under “The Mortgage Pool” in this free writing prospectus.

The Mortgage Loans have original terms to maturity of not greater than approximately 40 years and have the following characteristics in the aggregate as of the Cut-off Date:

Range of mortgage rates:	4.5% to 14.125%.
Weighted average mortgage rate:	8.342%.
Range of gross margins*:	2.100% to 9.650%.
Weighted average gross margin*:	5.213%.
Range of minimum mortgage Rates*:	2.100% to 12.990%.

Weighted average minimum mortgage rate*:	7.954%.

Range of maximum mortgage Rates*:	9.875% to 19.990%.

Weighted average maximum mortgage rate*:	14.640%.

Weighted average remaining term to stated maturity:	338 months.

Range of principal balances:	$2,036 to $3,900,000.
Average principal balance:	$192,069.
Weighted average original combined loan-to value ratio:	73.60%.

Weighted average current combined loan-to value ratio:	72.90%.

Range of current updated combined loan-to-value ratios:	2.06% to 121.68%.

Weighted average current updated combined loan-to value ratio:	71.39%.

Weighted average next adjustment date*:	August 30, 2008.
____________________
* With respect to the adjustable-rate Mortgage Loans only.

The fixed-rate Mortgage Loans consist of 355 Mortgage Loans and have an aggregate principal balance of approximately $42,907,920 as of the Cut-off Date. The fixed-rate Mortgage Loans have original terms to maturity of not greater than approximately 30 years and have the following characteristics as of the Cut-off Date:

Range of mortgage rates:	4.500% to 14.125%.
Weighted average mortgage rate:	7.784%.
Weighted average remaining term to stated maturity:	309 months.

Range of principal balances:	$2,036 to $969,014.

Average principal balance:	$120,867.
Weighted average original combined loan-to value ratio:	79.93%.

Weighted average current combined loan-to value ratio:	78.73%.

Range of current updated combined loan-to-value ratios:	2.06% to 121.68%.

Weighted average current updated combined loan-to value ratio:	77.18%.

The adjustable-rate Mortgage Loans consist of 445 Mortgage Loans and have an aggregate principal balance of approximately $110,747,061 as of the Cut-off Date. The adjustable-rate Mortgage Loans have original terms to maturity of not greater than approximately 40 years and have the following characteristics as of the Cut-off Date:

Range of mortgage rates:	4.50% to 13.990%.
Weighted average mortgage rate:	8.558%.
Range of gross margins:	2.100% to 9.650%.
Weighted average gross margin:	5.213%.
Range of minimum mortgage rates:	2.100% to 12.990%.

Weighted average minimum mortgage rate:	7.954%.

Range of maximum mortgage rates:	9.875% to 19.990%.

Weighted average maximum mortgage rate:	14.640%.

Weighted average remaining term to stated maturity:	350 months.

Range of principal balances:	$33,893 to $3,900,000.
Average principal balance:	$248,870.
Weighted average original combined loan-to value ratio:	71.15%.

Weighted average current combined loan-to value ratio:	70.64%

Range of current updated combined loan-to-value ratios:	11.47% to 120.39%.

Weighted average current updated combined loan-to value ratio:	69.15%.

Weighted average next adjustment date:	August 30, 2008.

The mortgage rate on each adjustable-rate Mortgage Loan will adjust every month, six months or twelve months to equal the sum of (A) One-Month LIBOR, Six-Month LIBOR, One-Year LIBOR or One-Year CMT, (each as defined in this free writing prospectus) and (B) the related gross margin, subject to periodic and lifetime limitations, as described under “The Mortgage Pool” in this free writing prospectus. See also “The Mortgage Pool-The Indices of the Mortgage Loans” in this free writing prospectus.

The first adjustment date on the adjustable-rate Mortgage Loans will occur after an initial period of approximately six months or one, two, three, five, seven or ten years from the date of origination, as more fully described under “The Mortgage Pool” in this free writing prospectus.

For additional information regarding the Mortgage Loans, see “The Mortgage Pool” in this free writing prospectus.

Removal and Substitution of a Mortgage Loan

The Trustee will acknowledge the sale, transfer and assignment of the trust fund to it by the Depositor and receipt of, subject to further review and the exceptions, the Mortgage Loans. If the Trustee has actual knowledge that any Mortgage Loan is defective on its face due to a breach of the representations and warranties with respect to that Mortgage Loan made in the transaction agreements, the Trustee shall promptly notify the Sponsor of such defect. The Sponsor must then correct or cure any such defect within 90 days from the date of notice from the Trustee of the defect and if the Sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Sponsor will, in accordance with the terms of the pooling and servicing agreement, within 90 days of the date of notice, repurchase such Mortgage Loan or provide the Trustee with a substitute Mortgage Loan (if within two years of the Closing Date); provided that, if such defect would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

The Certificates

Offered Certificates. The Class A Certificates and the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates (collectively, the “Mezzanine Certificates”) are the only classes of certificates offered by this free writing prospectus and are referred to in this free writing prospectus as the “Offered Certificates”. The Offered Certificates will have the characteristics shown in the table on the cover of this free writing prospectus and as described in this free writing prospectus.

The pass-through rate on each class of Offered Certificates is variable and will be calculated for each Distribution Date as described below and under “Description of the Certificates- Pass-Through Rates” in this free writing prospectus. The pass-through rate on each class of Offered Certificates is a rate per annum based on One-Month LIBOR plus an applicable spread, subject to a rate cap calculated based on the weighted average mortgage rate of the Mortgage Loans, less the fee rates payable to the Servicers, the Credit Risk Manager and the Master Servicer (collectively, the “Administration Costs”). The initial spread relating to the Class A Certificates is ____% per annum. The initial spread relating to the Class M-1 Certificates is ____% per annum. The initial spread relating to the Class M-2 Certificates is ____% per annum. The initial spread relating to the Class M-3 Certificates is ____% per annum. The initial spread relating to the Class M-4 Certificates is ____% per annum. The initial spread relating to the Class M-5 Certificates is ____% per annum. Each spread is subject to increase as more fully described under “Description of the Certificates-Pass-Through Rates” in this free writing prospectus.

The Offered Certificates will be sold by the Depositor to Deutsche Bank Securities Inc. (the “Underwriter”) on the Closing Date.

The Offered Certificates will be represented initially by one or more global certificates registered in the name of a nominee of the Depository Trust Company in the United States, or of Clearstream and the Euroclear System (each, as defined in this free writing prospectus) in Europe, and will be issued in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof. See “Description of the Certificates-Book-Entry Certificates” in this free writing prospectus.

Class CE-1 Certificates and Class CE-2 Certificates. The Class CE-1 Certificates and Class CE-2 Certificates are not offered by this free writing prospectus. The certificate principal balance of the Class CE-1 Certificates on any date of determination is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate certificate principal balance of the Offered Certificates and the Class P Certificates. The Class CE-1 Certificates will have an initial certificate principal balance of approximately $8,374,881 (subject to a permitted variance of plus or minus 10%). The Class CE-1 Certificates initially evidence an interest of approximately 5.45% in the trust. The Class CE-2 Certificates will not have a certificate principal balance but will be entitled to amounts described under “Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus.

Class P Certificates. The Class P Certificates are not offered by this free writing prospectus. The Class P Certificates will have an initial certificate principal balance of $100 and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans (other than the Mortgage Loans serviced Washington Mutual Bank).

Residual Certificates. The Class R Certificates (the “Residual Certificates”), which are not offered by this free writing prospectus, represent the residual interests in the trust.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Offered Certificates consists of excess interest, arrearages, subordination and overcollateralization, each as described in this section and under “Description of the Certificates-Credit Enhancement”, “-Arrearages” and “-Overcollateralization Provisions” in this free writing prospectus.

Excess Interest. The Mortgage Loans bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to distribute monthly interest on the Offered Certificates and to pay certain fees and expenses of the trust. Any excess interest from the Mortgage Loans each month will be available to absorb realized losses on the Mortgage Loans and to achieve, maintain or restore overcollateralization at required levels.

Arrearages. The mortgage pool contains Mortgage Loans which have been subject to monetary defaults in the past and are now re-performing either pursuant to the terms of the original mortgage note or under the provisions of a bankruptcy plan or forbearance plan. Certain of these Mortgage Loans have Arrearages. The “Arrearage” with respect to each such Mortgage Loan is equal to the interest portion of scheduled payments due on each such Mortgage Loan on or prior to the Cut-off Date but not yet received by such date. Any realized losses on the Mortgage Loans will first cause a reduction in net monthly excess cashflow, which includes collections in respect of Arrearages. This reduction in net monthly excess cashflow is intended to afford the holders of the Offered Certificates protection against realized losses on the Mortgage Loans as described under “Description of the Certificates-Arrearages”.

Subordination. The rights of the holders of the Mezzanine Certificates and the Class CE-1 Certificates to receive distributions will be subordinated, to the extent described in this free writing prospectus, to the rights of the holders of the Class A Certificates.

In addition, to the extent described under “Description of the Certificates—Allocation of Losses; Subordination” in this free writing prospectus,

• the rights of the holders of the Class M-2, Class M-3, Class M-4, Class M-5 and Class CE-1 Certificates will be subordinated to the rights of the holders of the Class M-1 Certificates;

• the rights of the holders of the Class M-3, Class M-4, Class M-5 and Class CE-1 Certificates will be subordinated to the rights of the holders of the Class M-2 Certificates;

• the rights of the holders of the Class M-4, Class M-5 and Class CE-1 Certificates will be subordinated to the rights of the holders of the Class M-3 Certificates;

• the rights of the holders of the Class M-5 Certificates and Class CE-1 Certificates will be subordinated to the rights of the holders of the Class M-4 Certificates; and

• the rights of the holders of the Class CE-1 Certificates will be subordinated to the rights of the holders of the Class M 5 Certificates.

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates in respect of interest and principal and to afford the more senior certificates protection against realized losses on the Mortgage Loans, as described under “Description of the Certificates—Allocation of Losses; Subordination” in this free writing prospectus.

Overcollateralization. The aggregate principal balance of the Mortgage Loans as of the Cut-off Date will exceed the aggregate certificate principal balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates on the Closing Date by approximately $8,374,881 (subject to a permitted variance of plus or minus 10%), which represents approximately 5.45% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The amount of overcollateralization required by the pooling and servicing agreement with respect to the Mortgage Loans will not be established at issuance, but over time is targeted to increase as set forth in this free writing prospectus. See “Description of the Certificates-Overcollateralization Provisions” in this free writing prospectus.

Allocation of Losses

If, on any Distribution Date, there is not sufficient excess interest, overcollateralization (represented by the Class CE-1 Certificates) or arrearages to absorb realized losses on the Mortgage Loans as described under “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus, then realized losses on the Mortgage Loans will be allocated to the Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the certificate principal balance of each such class has been reduced to zero. The pooling and servicing agreement does not permit the allocation of realized losses on the Mortgage Loans to the Class A Certificates; however, investors in the Class A Certificates should realize that under certain loss scenarios, there will not be enough principal and interest on the Mortgage Loans to pay the Class A Certificates all interest and principal amounts to which these certificates are then entitled. See “Description of the Certificates—Allocation of Losses; Subordination” in this free writing prospectus.

Unless a Servicer collects subsequent recoveries on Mortgage Loans serviced by such Servicer for which realized losses were allocated to the Mezzanine Certificates, once realized losses are allocated to the Mezzanine Certificates, their certificate principal balances will be permanently reduced by the amount so allocated. However, the amount of any realized losses allocated to the Mezzanine Certificates may be distributed to the holders of those certificates, to the extent of funds available, according to the priorities set forth under “Description of the Certificates— Overcollateralization Provisions” in this free writing prospectus.

Cap Agreement

For each Distribution Date commencing in December 2006 and terminating immediately following the Distribution Date in March 2009, the Offered Certificates will have the benefit of a cap agreement (the “Cap Agreement”) provided by a cap provider having a long-term credit rating of at least “A+” (or the equivalent) from at least one of the rating agencies rating the Offered Certificates (the “Cap Provider”), which is intended partially to mitigate interest rate risk. The Cap Agreement requires the Cap Provider to make a cap payment in an amount as described in this free writing prospectus.

Cap payments, if any, made by the Cap Provider will be deposited into a reserve fund and will be available for distribution on the Offered Certificates, in respect of any interest shortfall amounts resulting from the application of the applicable rate cap, to the limited extent described herein. See “Description of the Certificates” and “The Cap Provider and The Cap Agreement” in this free writing prospectus.

P&I Advances

Subject to the limitations described under “Servicing of the Mortgage Loans—P&I Advances” in this free writing prospectus, each Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans serviced by such Servicer, other than the simple interest Mortgage Loans, serviced by such Servicer. In addition, each Servicer is required to advance delinquent payments of interest on the simple interest Mortgage Loans serviced by such Servicer. Any successor servicer will be obligated to make any required delinquency advance if the related Servicer fails in its obligation to do so, to the extent provided in the pooling and servicing agreement or the related servicing agreement, as applicable. Each Servicer or any successor servicer, as the case may be, is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement. See “Servicing of the Mortgage Loans—P&I Advances” in this free writing prospectus and “Description of the Securities—Advances in Respect of Delinquencies” in the prospectus.

Servicing Fee

With respect to each Mortgage Loan, the amount of the annual servicing fee that shall be paid to IndyMac Bank, F.S.B., Ocwen Loan Servicing, LLC, Select Portfolio Servicing, Inc. and Washington Mutual Bank is, for a period of one full month, equal to one-twelfth of the product of (a) 0.50% and (b) the outstanding principal balance of such Mortgage Loan; provided, however, that for so long as IndyMac Bank, F.S.B., Ocwen Loan Servicing, LLC, Select Portfolio Servicing, Inc. or Washington Mutual Bank is the servicer of the related Mortgage Loans, a portion of the servicing fee representing the excess of (i) one-twelfth of the product of (a) 0.50% and (b) the outstanding principal balance of such Mortgage Loan over (ii) the amount paid to IndyMac Bank, F.S.B., Ocwen Loan Servicing, LLC, Select Portfolio Servicing, Inc. or Washington Mutual Bank, as applicable, will be paid to the holder of the Class CE-2 Certificate as described under “Description of the Certificates—Table of Fees and Expenses” in this free writing prospectus. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on such Mortgage Loan is computed. The obligation to pay the servicing fee is limited to, and the servicing fee is payable from the interest portion of such monthly payments collected; provided, however, that accrued and unpaid servicing fees applicable to liquidated mortgage loans may be payable out of amounts on deposit in the related collection account as further described in the pooling and servicing agreement or the related servicing agreement, as applicable.

Master Servicing Fee

With respect to each Mortgage Loan, the amount of the annual master servicing fee that shall be paid to the Master Servicer is, for a period of one full month, equal to one-twelfth of the product of (a) .0565% and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on such Mortgage Loan is computed. The obligation to pay the master servicing fee is limited to, and the master servicing fee is payable from, the interest portion of such monthly payments collected. The Master Servicer will pay the trustee fee and ongoing custodial and safekeeping fees from its fee.

Credit Risk Manager’s Fee

With respect to each Mortgage Loan, the amount of the annual credit risk manager’s fee that shall be paid to the Credit Risk Manager is a fee, for a period of one full month, equal to one-twelfth of the product of (a) 0.0200% and (b) the outstanding principal balance of such Mortgage Loan. Such fee will be payable monthly, computed on the basis of the same principal amount and period with respect to which any related interest payment on such Mortgage Loan is computed. The obligation to pay the credit risk manager’s fee will be limited to, and the credit risk manager’s fee will be payable from the interest portion of such monthly payments collected.

Optional Termination

At its option and subject to certain conditions, the Master Servicer may purchase all of the Mortgage Loans in the mortgage pool, together with any properties in respect of the Mortgage Loans acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates, when the aggregate principal balance of the Mortgage Loans (and properties acquired in respect of the Mortgage Loans), remaining in the trust as of the last day of the related due period has been reduced to less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. In the event that the Master Servicer does not exercise such optional termination, Ocwen Loan Servicing, LLC may have the right, subject to certain conditions, to exercise such optional termination. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus and “Description of the Securities—Termination” in the prospectus.

Federal Income Tax Consequences

Multiple elections will be made to treat designated portions of the trust (exclusive of the reserve fund and the Cap Agreement) as real estate mortgage investment conduits (each a “REMIC”) for federal income tax purposes. See “Material Federal Income Tax Considerations—REMICs —Characterization of Investments in REMIC Securities” in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Federal Income Tax Consequences” in this free writing prospectus and “Material Federal Income Tax Considerations” in the prospectus.

Ratings

It is a condition to the issuance of the certificates that the Offered Certificates receive at least the following ratings from Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Fitch Ratings (“Fitch”):

Offered Certificates	S&P	Fitch
Class A	AAA	AAA
Class M-1	AA	AA
Class M-2	A	A
Class M-3	BBB+	BBB+
Class M-4	BBB	BBB
Class M-5	BBB	BBB-

A security rating does not address the frequency of prepayments on the Mortgage Loans or the corresponding effect on yield to investors. See “Yield on the Certificates” and “Ratings” in this free writing prospectus and “Yield Considerations” in the prospectus.

Legal Investment

The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). See “Legal Investment” in this free writing prospectus and in the prospectus.

Considerations for Benefit Plan Investors

It is expected that the Class A Certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or plans or arrangements subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each, a “Plan”) and the Mezzanine Certificates may be purchased by Plans through certain insurance company general accounts. Investors are encouraged consult with their counsel with respect to the consequences under ERISA and the Code of a Plan’s acquisition and ownership of such certificates. See “Considerations for Benefit Plan Investors” in this free writing prospectus and “ERISA Considerations” in the prospectus.

TRANSACTION STRUCTURE

RISK FACTORS

The following information, which you should consider carefully, identifies significant risks associated with an investment in the certificates.

Nature of the Mortgage Loans.

The current underwriting guidelines of the originators are generally not applicable to the Mortgage Loans because a majority of the Mortgage Loans in the trust fund are seasoned, and because certain of the Mortgage Loans may have fallen outside of the parameters of those underwriting guidelines at the time of their origination. It is likely that the underwriting standards employed in connection with the origination of the Mortgage Loans are diverse and generally did not conform to Fannie Mae or Freddie Mac guidelines. See "Underwriting Standards" in this free writing prospectus. The Mortgage Loans include mortgage loans: (i) that subsequent to funding were determined not to comply with the related originator's underwriting standards for, or otherwise failed to comply with, the program under which they were originated; (ii) with respect to which the opinion of the value of the related mortgaged property expressed in the appraisal used at origination appeared to be inaccurate; (iii) with respect to which information used to document the borrower's down payment, income and/or employment was incomplete; (iv) that have deficiencies in legal documentation or are missing documents; (v) that have had prior delinquencies; (vi) whose borrowers have credit scores lower than the credit scores required pursuant to the applicable originator’s underwriting guidelines; (vii) that otherwise do not meet the applicable originator’s underwriting guidelines; and (viii) that are performing under repayment plans or are otherwise considered re-performing. The Mortgage Loans with the characteristics set forth in clauses (i) through (vii) are referred to in this free writing prospectus as “Scratch & Dent Mortgage Loans” and the Mortgage Loans with the characteristics set forth in clause (viii) are referred to in this free writing prospectus as “Re-performing Mortgage Loans”.

The foregoing characteristics of the Mortgage Loans may adversely affect the performance of the Mortgage Pool, and may adversely affect the value of the Offered Certificates as compared to pass-through certificates representing interests in other mortgage pools backed by scratch and dent and re-performing mortgage loans.

As a result of the lack of compliance with the related originator’s underwriting standards and other defects, in the case of the Scratch & Dent Mortgage Loans, and the histories of the Mortgage Loans, in the case of certain of the Re-performing Mortgage Loans, the Mortgage Loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than (i) those experienced by mortgage loans underwritten to stricter standards or in a more traditional manner or (ii) those experienced by other mortgage pools backed by other scratch and dent and re-performing mortgage loans. With respect to Mortgage Loans that are delinquent or subject to bankruptcy proceedings as of the Closing Date, or that become delinquent or subject to liquidation or bankruptcy proceedings, you may face delays in receiving payment and/or may suffer losses if the credit enhancements for your class or classes of certificates are insufficient to cover the delays and losses.

As stated above, some of the Mortgage Loans included in the trust fund are either currently delinquent or have been delinquent in the past. The Mortgage Loans may have had previous delinquencies within the 12 months prior to the Cut-off Date. Mortgage Loans with a history of delinquencies are more likely to experience delinquencies in the future, even if such Mortgage Loans are current as of the Cut-off Date.

In addition, as stated above, certain of the mortgage files relating to the Scratch & Dent Mortgage Loans being transferred to the Trustee (or the related custodian) on the Closing Date may have document defects which may include one or more of the following: (i) the mortgage file contains a lost note affidavit with a copy of the mortgage note but not the original of the mortgage note, (ii) the mortgage file is missing an intervening assignment or (iii) the mortgage file is missing a copy of the title insurance policy. Failure to obtain the original mortgage note or intervening assignment with respect to a Mortgage Loan could delay the related Servicer from foreclosing upon and liquidating the related Mortgaged Property.

Some additional detail about the defective nature of the Scratch & Dent Mortgage Loans is described under “The Mortgage Pool” in this free writing prospectus. Investors in the Offered Certificates should carefully review this free writing prospectus.

Neither the Sponsor nor any other person will be required to provide any cure, substitution, repurchase or other remedies in respect of any of the already-identified loan-level defects relating to the Scratch & Dent Mortgage Loans or any Re-performing Mortgage Loans that may also be categorized as Scratch & Dent Mortgage Loans, that are described above, to the extent such defects are set forth on the schedule of defects attached to the mortgage loan purchase agreement.

Delinquent Mortgage Loans Risk.

Approximately 7.82% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date were delinquent in their monthly payments. Information about the delinquency status of the Mortgage Loans as of the Cut-off Date is described under “The Mortgage Pool” in this free writing prospectus. Delinquent Mortgage Loans are more likely to result in losses.

Mortgage Loans with high combined loan-to-value ratios leave the related mortgagor with little or no equity in the related mortgaged property.

Approximately 2.42% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date had a current updated combined loan-to-value ratio as of the Cut-off Date in excess of 100%.

An overall decline in the residential real estate market, a rise in interest rates over a period of time and the condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of the mortgaged property from the appraised value at the time the Mortgage Loan was originated. If there is a reduction in the value of the mortgaged property, the combined loan-to-value ratio may increase over what it was at the time the Mortgage Loan was originated. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the Mortgage Loan, and any losses to the extent not covered by the credit enhancement may affect the yield to maturity of your certificates. There can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of that mortgaged property at the time of that appraisal or review. Investors should note that the values of the mortgaged properties may be insufficient to cover the outstanding principal balance of the Mortgage Loans. There can be no assurance that the combined loan-to-value ratio of any Mortgage Loan determined at any time after origination will be less than or equal to its combined loan-to-value ratio at origination.

The Mortgage Loans are concentrated in certain areas, which may present a greater risk of loss relating to these Mortgage Loans.

Approximately 30.92%, 16.77%, 10.05%, 4.17% and 3.48% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date are secured by mortgaged properties located in the State of California, the State of Florida, the State of New York, the State of Texas and the State of Pennsylvania, respectively. Approximately 2.54% and 1.95% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date are located in two different New York zip codes and approximately 2.11% and 1.80% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date are located in two different California zip codes. If the residential real estate market of these states should experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of delinquencies, foreclosures, bankruptcies and losses on the Mortgage Loans may increase over historical levels of comparable type loans, and may increase substantially. In addition, properties located in those states may be more susceptible than homes located in other parts of the country to certain types of uninsured hazards, such as earthquakes, hurricanes, as well as floods, mudslides and other natural disasters.

Second Lien Mortgage Loan Risk.

Approximately 5.75% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date are secured by second liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such Mortgage Loans only to the extent that the claims of the related first mortgage has been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the related Servicer may write off the entire balance of such Mortgage Loan as a bad debt. The foregoing considerations will be particularly applicable to Mortgage Loans secured by second liens that have high combined loan-to-value ratios because it is comparatively more likely that the related Servicer would determine foreclosure to be uneconomical in the case of such Mortgage Loans. The rate of default of second lien Mortgage Loans may be greater than that of mortgage loans secured by first liens on comparable properties.

Balloon Mortgage Loan Risk.

Mortgage Loans that are balloon loans pose a risk because a borrower must make a large lump sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump sum or refinance such amount, the related Servicer will not be obligated to advance the principal portion of that lump sum payment, and you may suffer a loss. Approximately 11.95% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are balloon loans.

Simple Interest Mortgage Loan Risk.

Approximately 0.15% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date are simple interest mortgage loans. If a borrower with respect to such Mortgage Loan consistently makes scheduled payments after the scheduled due date the Mortgage Loan will amortize more slowly than scheduled. In addition, monthly payments with respect to these Mortgage Loans may have been deferred until the maturity of the related Mortgage Loan. Any remaining unpaid principal or deferred payment are payable on the final maturity date of the Mortgage Loan. These Mortgage Loans involve a greater degree of risk because the ability of the borrower to make such payment typically will depend upon the borrower's ability either to timely refinance the loan or to sell the related mortgaged property. See “The Mortgage Pool” in this free writing prospectus.

Interest Only Mortgage Loan Risk.

Approximately 25.68% the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, require the borrowers to make monthly payments only of accrued interest for the first two, three, five or ten years following origination. After such interest-only period, the borrower’s monthly payment will be recalculated to cover both interest and principal so that the Mortgage Loan will amortize fully prior to its final payment date. If the monthly payment increases, the related borrower may not be able to pay the increased amount and may default or may refinance the related Mortgage Loan to avoid the higher payment. Because no principal payments may be made or advanced on such Mortgage Loans for two, three, five or ten years following origination, the certificateholders will receive smaller principal distributions during such period than they would have received if the related borrowers were required to make monthly payments of interest and principal for the entire lives of such Mortgage Loans. This slower rate of principal distributions may reduce the return on an investment in the Offered Certificates that are purchased at a discount.

The Mezzanine Certificates will be more sensitive to losses on the Mortgage Loans than the Class A Certificates because they are subordinate to the Class A Certificates.

The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by an investor in these certificates, the actual yield to maturity of these certificates may be lower than the yield anticipated by the investor based on such assumption. The timing of losses on the Mortgage Loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the Mortgage Loans, to the extent they exceed the amount of excess interest, the amount of any arrearages collected by the Servicers with respect to the Mortgage Loans and the amount of overcollateralization, following distributions of principal on the related Distribution Date, will reduce the certificate principal balances of the Mezzanine Certificates beginning with the class of Mezzanine Certificates then outstanding with the lowest payment priority. As a result of such reductions, less interest will accrue on each such class of Mezzanine Certificates than would otherwise be the case. However, the amount of any realized losses allocated to the Mezzanine Certificates may be distributed to the holders of those certificates, to the extent of funds available, according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus.

The Mezzanine Certificates generally will not be entitled to receive principal payments until December 2009 which may result in a greater risk of loss relating to these certificates.

Unless the certificate principal balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until at least December 2009 or a later date as provided in this free writing prospectus or during any period in which delinquencies on the Mortgage Loans exceed the levels set forth under “Description of the Certificates—Principal Distributions on the Offered Certificates” in this free writing prospectus. As a result, the weighted average lives of the Mezzanine Certificates will be longer than would be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of these certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if the delinquency levels set forth under “Description of the Certificates—Principal Distributions on the Offered Certificates” in this free writing prospectus are exceeded, it is possible for such certificates to receive no principal distributions on a particular Distribution Date even if no losses have occurred on the mortgage pool.

The Offered Certificates will be limited obligations solely of the Issuing Entity and not of any other party.

The Offered Certificates will not represent an interest in or obligation of the Depositor, any Servicer, the Master Servicer, the Securities Administrator, the Sponsor, the Trustee or any of their respective affiliates. Neither the Offered Certificates nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, any Servicer, the Master Servicer, the Securities Administrator, the Sponsor, the Trustee or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of payments on the Offered Certificates, and there will be no recourse to the Depositor, any Servicer, the Sponsor, the Master Servicer, the Securities Administrator, the Trustee, or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the Offered Certificates.

The remedies available to the Trustee on behalf of the Certificateholders in the event a representation or warranty regarding the Mortgage Loans is breached by the Sponsor, or in the event a defective Mortgage File is delivered by the Sponsor, are limited to the cure of such breach or defect, or the substitution or repurchase of the affected Mortgage Loan. There can be no assurance that the Sponsor will have sufficient resources or liquidity in the future to provide such remedies. Investors should note, however, that neither the Sponsor nor any other person will be required to provide any remedies in respect of any of the already-identified loan-level defects relating to the Scratch & Dent Mortgage Loans or any Re-performing Mortgage Loans that may also be categorized as Scratch & Dent Mortgage Loans that are described under “—Nature of the Mortgage Loans” above, to the extent such defects are set forth on a schedule to the mortgage loan purchase agreement.

The difference between the pass-through rates on the Class A Certificates and Mezzanine Certificates and the mortgage rates on the Mortgage Loans may result in interest shortfalls on such certificates.

The yield to maturity on the Class A Certificates and the Mezzanine Certificates may be affected by the resetting of the mortgage rates on the adjustable-rate Mortgage Loans included in the mortgage pool on their related adjustment dates. In addition, because the mortgage rate for approximately 0.51%, 88.17%, 10.15% and 1.17% of the adjustable-rate Mortgage Loans, by aggregate principal balance as of the Cut-off Date, adjusts based on One-Month LIBOR, Six-Month LIBOR, One-Year LIBOR or One-Year CMT, respectively, plus a fixed percentage amount, such rate could be higher than prevailing market interest rates, and this may result in an increase in the rate of prepayments on such Mortgage Loans after their adjustments. Finally, other than with respect to 0.51% of the adjustable-rate Mortgage Loans, the mortgage rates on the adjustable-rate Mortgage Loans are based on Six-Month LIBOR, One-Year LIBOR or One-Year CMT while the pass-through rates on the Class A Certificates and the Mezzanine Certificates are based on One-Month LIBOR. Consequently, the application to such certificates of the rate cap, which is equal to the weighted average coupon on the related Mortgage Loans, net of certain fees of the trust, could adversely affect the yield to maturity on such certificates. In addition, the rate cap will decrease if Mortgage Loans with relatively high mortgage rates prepay at a faster rate than Mortgage Loans with relatively low mortgage rates.

If the pass-through rates on the Class A Certificates or the Mezzanine Certificates are limited for any Distribution Date, the resulting interest shortfalls may be recovered by the holders of these certificates on the same Distribution Date or on future Distribution Dates on a subordinated basis to the extent that the Cap Provider is required to make any cap payments on such Distribution Date and to the extent that on such Distribution Date or future Distribution Dates there are available funds remaining after certain other distributions on the Offered Certificates and the payment of certain fees and expenses of the trust. The ratings on the Offered Certificates will not address the likelihood of any recovery of interest shortfalls by holders of the Offered Certificates from amounts collected on the Mortgage Loans. See “Yield on the Certificates—Special Yield Considerations” in this free writing prospectus.

The rate and timing of principal distributions on the Class A Certificates and the Mezzanine Certificates will be affected by prepayment speeds and by the priority of payment on such certificates.

The rate and timing of distributions allocable to principal on the Class A Certificates and the Mezzanine Certificates will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the Mortgage Loans and the allocation thereof to pay principal on such certificates as described in “Description of the Certificates—Principal Distributions on the Offered Certificates” in this free writing prospectus. As is the case with mortgage backed pass-through certificates generally, the Offered Certificates are subject to substantial inherent cash-flow uncertainties because the Mortgage Loans may be prepaid at any time. However, with respect to approximately 46.05% of the Mortgage Loans, by aggregate principal balance of the Mortgage Loans as of the Cut-off Date, a prepayment may subject the related mortgagor to a prepayment charge. A prepayment charge may or may not act as a deterrent to prepayment of the related Mortgage Loan. See “The Mortgage Pool” in this free writing prospectus.

Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease; a decrease in the prepayment rates on the Mortgage Loans will result in a reduced rate of return of principal to investors in the Class A Certificates and the Mezzanine Certificates at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase; an increase in the prepayment rates on the Mortgage Loans will result in a greater rate of return of principal to investors in the Class A Certificates and Mezzanine Certificates at a time when reinvestment at comparable yields may not be possible.

Distributions of principal will be made to the holders of the Mezzanine Certificates according to the priorities described in this free writing prospectus. The timing of commencement of principal distributions and the weighted average life of each such class of certificates will be affected by the rates of prepayment on the Mortgage Loans experienced both before and after the commencement of principal distributions on such classes. For further information regarding the effect of principal prepayments on the weighted average lives of the Offered Certificates, see “Yield on the Certificates” in this free writing prospectus, including the tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption.”

The yield to maturity on the Offered Certificates will depend on a variety of factors.

The yield to maturity on the Offered Certificates will depend on:

•	the applicable pass-through rate thereon;

•	the applicable purchase price;

•
the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) and the allocation thereof to reduce the certificate principal balance of the Offered Certificates; and

•
the rate, timing and severity of realized losses on the Mortgage Loans, adjustments to the mortgage rates on the adjustable-rate Mortgage Loans included in the mortgage pool, the amount of excess interest generated by the Mortgage Loans and the allocation to the Offered Certificates of certain interest shortfalls.

In general, if the Offered Certificates are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the Offered Certificates are purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that originally assumed.

The proceeds to the Depositor from the sale of the Offered Certificates were determined based on a number of assumptions, including a prepayment assumption of 100% PPC (based on the assumed prepayment rates set forth under “Yield on the Certificates—Weighted Average Lives” in this free writing prospectus) with respect to the adjustable-rate Mortgage Loans and a prepayment assumption of 100% PPC (based on the assumed prepayment rates set forth under “Yield on the Certificates—Weighted Average Lives” in this free writing prospectus) with respect to the fixed-rate Mortgage Loans, and weighted average lives corresponding thereto. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. The yield assumptions for the Offered Certificates will vary as determined at the time of sale.

The yield to maturity on the Mezzanine Certificates will be particularly sensitive to the rate of prepayments on the Mortgage Loans.

The multiple class structure of the Mezzanine Certificates causes the yield of these classes to be particularly sensitive to changes in the rates of prepayment of the Mortgage Loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this free writing prospectus, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the Mortgage Loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the Mortgage Loans (and the timing thereof), to the extent these losses are not covered by excess cashflow otherwise payable to the Class CE-1 Certificates or a class of Mezzanine Certificates with a lower payment priority. Furthermore, as described in this free writing prospectus, the timing of receipt of principal and interest by the Mezzanine Certificates may be adversely affected by losses even if these classes of certificates do not ultimately bear such loss.

Violation of consumer protection laws may result in losses on the Mortgage Loans and your certificates.

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of originators of mortgage loans. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans.

The Mortgage Loans are also subject to federal laws, including:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the Mortgage Loans;

•
the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor’s credit experience; and

•	the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws.

Violations of certain provisions of these federal and state laws may limit the ability of the Servicers to collect all or part of the principal of or interest on the related Mortgage Loans and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the originators to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors’ rescinding the Mortgage Loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in Mortgage Loans that have interest rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of the Mortgage Loans and restrict the ability of the Servicers to foreclose in response to mortgagor defaults. The failure of the originators to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the Mortgage Loans against the trust and/or limit the ability of the Servicers to foreclose upon the related mortgaged properties in the event of mortgagor defaults.

Under the anti-predatory lending laws of some states, the mortgagor is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that a Mortgage Loan included in the trust fund does not meet the test will result in a violation of the state anti-predatory lending law, in which case the Sponsor will be required to purchase that Mortgage Loan from the trust fund.

The Sponsor will represent that, as of the Closing Date, each Mortgage Loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the Sponsor will be obligated to cure such breach or repurchase or replace the affected Mortgage Loan in the manner described in the prospectus. If the Sponsor is unable or otherwise fails to satisfy such obligations, the yield on the Offered Certificates may be materially and adversely affected.

Your distributions could be adversely affected by the bankruptcy or insolvency of certain parties.

The Sponsor will treat the transfer of the Mortgage Loans to the Depositor as a sale of the Mortgage Loans. However, if the Sponsor becomes bankrupt, the trustee in bankruptcy may argue that the Mortgage Loans were not sold but were only pledged to secure a loan to the Sponsor. If that argument is made, you could experience delays or reductions in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the Mortgage Loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

In addition, if the Master Servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor Master Servicer. Any related delays in servicing could result in increased delinquencies or losses on the Mortgage Loans.

The transfer of servicing may result in higher delinquencies and defaults which may adversely affect the yield on your certificates.

The Sponsor owns the servicing rights with respect to the Mortgage Loans and may elect to transfer the servicing from Ocwen Loan Servicing, LLC or Select Portfolio Servicing, Inc. to a successor servicer as further described under “Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus. All transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities and other reasons. As a result, the rate of delinquencies and defaults is likely to increase at least for a period of time. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yield on your certificates.

Interest generated by the Mortgage Loans may be insufficient to achieve, maintain or restore overcollateralization.

The Mortgage Loans are expected to generate more interest than is needed to pay interest owed on the Offered Certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the Mortgage Loans will then be used to absorb losses that occur on the Mortgage Loans. After these financial obligations of the trust are covered, available excess interest generated by the Mortgage Loans will be used to achieve, maintain or restore the required level of overcollateralization. We cannot assure you, however, that enough excess interest will be generated to achieve, maintain or restore the required level of overcollateralization. The factors described below will affect the amount of excess interest that the Mortgage Loans will generate:

•
Every time a Mortgage Loan is prepaid in full, excess interest may be reduced because such Mortgage Loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•	Every time a Mortgage Loan is liquidated or written off, excess interest may be reduced because such Mortgage Loan will no longer be outstanding and generating interest.

•
If the rates of delinquencies, defaults or losses on the Mortgage Loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the Offered Certificates.

•
The mortgage rates on approximately 99.49% of the adjustable-rate Mortgage Loans adjust less frequently than, and on the basis of an index that is different from, the index used to determine the pass-through rates on the Offered Certificates, and the fixed-rate Mortgage Loans have mortgage rates that do not adjust. As a result, the pass-through rates on the Offered Certificates may increase relative to mortgage rates on the Mortgage Loans, requiring that a greater portion of the interest generated by the Mortgage Loans be applied to cover interest on such certificates.

Interest payments on the Mortgage Loans may be insufficient to pay interest on your certificates.

When a Mortgage Loan is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next Distribution Date. Each Servicer is required to cover a portion of the shortfall in interest collections that are attributable to voluntary prepayments in full on the Mortgage Loans serviced by such Servicer during the related prepayment period, but only up to the servicing fee payable to such Servicer for the related interest accrual period. In the event that such Servicer fails to pay all or any portion of these amounts, the Master Servicer will be required to pay such amounts up to the master servicing fee payable to the Master Servicer for the related interest accrual period. If the credit enhancement is insufficient to cover this shortfall in excess of the amount the related Servicer or the Master Servicer covers, you may incur a loss. In addition, neither the Servicers nor the Master Servicer will cover shortfalls in interest collections due to bankruptcy proceedings or the application of the Servicemembers Civil Relief Act (the “Relief Act”) or similar state or local laws.

On any Distribution Date, any shortfalls resulting from the application of the Relief Act or similar state or local laws and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the Servicers or the Master Servicer will be allocated, first, to the Class CE-1 Certificates, second, to the Class M-5 Certificates, third, to the Class M-4 Certificates, fourth, to the Class M-3 Certificates, fifth, to the Class M-2 Certificates, sixth, to the Class M-1 Certificates and seventh, to the Class A Certificates. The holders of the Offered Certificates will be entitled to reimbursement for any such interest shortfalls but only to the extent of available funds and in the order of priority set forth under “Description of the Certificates—Overcollateralization Provisions.” If these shortfalls are allocated to the Offered Certificates the amount of interest paid to those certificates will be reduced, adversely affecting the yield on your investment.

The liquidity of your certificates may be limited.

The Underwriter has no obligation to make a secondary market in the classes of Offered Certificates. There is therefore no assurance that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The Cap Agreement is Subject to Counterparty Risk.

The assets of the trust include the Cap Agreement which will require the Cap Provider to make certain payments for the benefit of the holders of the Offered Certificates. To the extent that distributions on the Offered Certificates depend in part on payments to be received by the Securities Administrator under the Cap Agreement, the ability of the Securities Administrator to make such distributions on the Offered Certificates will be subject to the credit risk of the Cap Provider. Although there is a mechanism in place to facilitate replacement of the Cap Agreement upon the default or credit impairment of the Cap Provider, there can be no assurance that any such mechanism will result in the ability of the Trustee to obtain a suitable replacement cap agreement.

The return on your certificates could be reduced by shortfalls due to the application of the Relief Act.

The Relief Act and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws could result in an interest shortfall because neither the Master Servicer nor the related Servicer will be able to collect the amount of interest which otherwise would be payable with respect to such Mortgage Loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the Master Servicer or the related Servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent Distribution Dates. We do not know how many Mortgage Loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local law.

Possible reduction or withdrawal of ratings on the Offered Certificates.

Each rating agency rating the Offered Certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the Offered Certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Suitability of the Offered Certificates as investments.

The Offered Certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The Offered Certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

FICO scores are not an indicator of future performance of mortgagors.

Investors are encouraged to be aware that FICO scores are based on past payment history of the mortgagor. Investors are encouraged not to rely on FICO scores as an indicator of future mortgagor performance.

All capitalized terms used in this free writing prospectus will have the meanings assigned to them under “Description of the Certificates—Glossary” or in the prospectus under “Index of Defined Terms.”

USE OF PROCEEDS

DB Structured Products, Inc. (the “Sponsor”), will sell the Mortgage Loans to ACE Securities Corp. (the “Depositor”) and the Depositor will convey the Mortgage Loans to the trust fund in exchange for and concurrently with the delivery of the certificates. Net proceeds from the sale of the Offered Certificates will be applied by the Depositor to the purchase of the Mortgage Loans from the Sponsor. Such net proceeds together with certain classes of certificates not offered by this free writing prospectus will represent the purchase price to be paid by the Depositor to the Sponsor for the Mortgage Loans. The Mortgage Loans were previously purchased by the Sponsor directly from the originators or through the exercise of the optional termination right with respect to various trust funds.

THE MORTGAGE POOL

General

All percentages and amounts with respect to the characteristics of the Mortgage Loans shown in this free writing prospectus are subject to a permitted variance of plus or minus 10%.

The pool of mortgage loans (the “Mortgage Pool”) will consist of 800 conventional, one- to four-family, first and second lien fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”) on residential real properties (the “Mortgaged Properties”) and having an aggregate principal balance as of the Cut-off Date of approximately $153,654,981. The Mortgage Loans have original terms to maturity of not greater than approximately 40 years.

Approximately 62.37% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, provide for level monthly payments in an amount sufficient fully to amortize the Mortgage Loans over their terms or, in the case of adjustable-rate Mortgage Loans, monthly payments that will be adjusted to an amount that will amortize such Mortgage Loans fully over their terms. Approximately 11.95% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are balloon loans (the “Balloon Loans”), which require the related mortgagors to make balloon payments on the maturity date of such Balloon Loans that are larger than the monthly payments made by such mortgagors on prior due dates in order to amortize such Balloon Loans fully over their terms. Approximately 25.68% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are interest only loans (the “Interest Only Loans”) which require the related mortgagors to make monthly payments of only accrued interest for the first two, three, five or ten years following origination. After such interest-only period, the mortgagor’s monthly payment will be recalculated to cover both interest and principal so that such Mortgage Loan will amortize fully on or prior to its final payment date.

Approximately 0.15% of the Mortgage Loans accrue interest on a simple interest basis (the “Simple Interest Mortgage Loans”). Interest on a Simple Interest Mortgage Loan is charged to a borrower on the outstanding principal balance of the Simple Interest Mortgage Loan based on the number of days elapsed between the date through which interest was last paid on the Simple Interest Mortgage Loan through receipt of the mortgagor’s most current monthly payment and the portion of each monthly payment that is allocated to interest and principal is adjusted based on the actual amount of interest charged on such basis.

Approximately 94.25% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on residential properties (“First Lien Mortgage Loans”). Approximately 5.75% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are secured by second mortgages or deeds of trust or other similar security instruments creating second liens on residential properties (“Second Lien Mortgage Loans”). The Mortgaged Properties generally consist of attached, detached or semi-detached, one to four-family dwelling units, individual condominium units, manufactured homes and individual units in planned unit developments.

References to percentages of the Mortgage Loans, unless otherwise noted, are calculated based on the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

The Mortgage Loans in the trust fund are either “Re-performing Mortgage Loans” or “Scratch & Dent Mortgage Loans”. Although a Mortgage Loan may fit into both of these categories, if a Mortgage Loan was 61 days or more delinquent based upon the terms of the original mortgage note, modification, bankruptcy plan or forbearance plan as of the Cut-off Date, such Mortgage Loan is categorized as a “Re-performing Mortgage Loan”. Approximately 0.02% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date are “Re-performing Mortgage Loans”. Re-Performing Mortgage Loans are re-performing under the following cash flow test: the borrower has made at least three aggregate scheduled monthly payments in the four calendar months preceding the Cut-off Date (regardless of either the timing of those payments or the payment history of the Mortgage Loan prior to four months preceding the Cut-off Date).

All of the Mortgage Loans are “Scratch & Dent Mortgage Loans”. Scratch & Dent Mortgage Loans consist of Mortgage Loans (i) that subsequent to funding were determined not to comply with the related originator's underwriting standards for, or otherwise failed to comply with, the program under which they were originated; (ii) with respect to which the opinion of the value of the related mortgaged property expressed in the appraisal used at origination appeared to be inaccurate; (iii) with respect to which information used to document the borrower's down payment, income and/or employment was incomplete; (iv) that have deficiencies in legal documentation or are missing documents; (v) that have had prior delinquencies; (vi) that have borrowers with credit scores lower than the credit scores required pursuant to the applicable originator’s underwriting guidelines; and (vii) that otherwise do not meet the applicable originator’s underwriting guidelines.

The mortgage rate (the “Mortgage Rate”) on each Mortgage Loan is the per annum rate of interest specified in the related mortgage note as reduced by application of the Relief Act or similar state or local laws and bankruptcy adjustments. Approximately 27.92% of the Mortgage Loans are fixed-rate mortgage loans and approximately 72.08% of the Mortgage Loans are adjustable-rate mortgage loans, in each case, by aggregate principal balance as of the Cut-off Date. The adjustable-rate mortgage loans are referred to in this free writing prospectus as “ARM Loans”. Approximately 0.51% of the ARM Loans provide for adjustment to the Mortgage Rates applicable thereto based on One-Month LIBOR (as described below). Approximately 88.17% of the ARM Loans provide for adjustment to the Mortgage Rates applicable thereto based on Six-Month LIBOR (as described below). Approximately 10.15% of the ARM Loans provide for adjustment to the Mortgage Rates applicable thereto based on One-Year LIBOR (as described below). Approximately 1.17% of the ARM Loans provide for adjustment to the Mortgage Rates applicable thereto based on One-Year CMT (as described below). The first adjustment with respect to each ARM Loan will not occur until after an initial period of six months or one, two, three, five, seven or ten years from the date of origination thereof (each, a “Delayed First Adjustment Mortgage Loan”). In connection with each Mortgage Rate adjustment, the ARM Loans have corresponding adjustments to their monthly payment amount, in each case on each applicable adjustment date (each such date, an “Adjustment Date”). As to each Mortgage Loan, the related Servicer will be responsible for calculating and implementing Mortgage Rate adjustments. On each Adjustment Date, the Mortgage Rate on each ARM Loan will be adjusted generally to equal the sum of the related Index and a fixed percentage amount (the “Gross Margin”) for that ARM Loan specified in the related mortgage note. The Mortgage Rate on each ARM Loan, however, including each Delayed First Adjustment Mortgage Loan, will not increase or decrease by more than the initial periodic rate cap (the “Initial Periodic Rate Cap”) specified in the related mortgage note on the initial Adjustment Date or increase or decrease by more than the subsequent periodic rate cap (the “Subsequent Periodic Rate Cap”) specified in the related mortgage note on any subsequent Adjustment Date and will not exceed a specified maximum mortgage rate (the “Maximum Mortgage Rate”) over the life of the ARM Loan or be less than a specified minimum mortgage rate (the “Minimum Mortgage Rate”) over the life of the ARM Loan. The weighted average initial Periodic Rate Cap and Subsequent Periodic Rate Cap for the ARM Loans is approximately 3.435% per annum and 1.444% per annum, respectively. Effective with the first monthly payment due on each ARM Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will fully amortize the outstanding principal balance of the related ARM Loan over its remaining term and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Rates, the Mortgage Rate on each ARM Loan, as adjusted on any related Adjustment Date, may be less than the sum of the related Index, calculated as described in this free writing prospectus, and the related Gross Margin. See “—The Indices of the Mortgage Loans” in this free writing prospectus. None of the ARM Loans permit the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

Approximately 99.29% of the Mortgage Loans have scheduled monthly payments due on the first day of the month (with respect to each Mortgage Loan, the “Due Date”). Each Mortgage Loan will contain a customary “due-on-sale” clause which provides that the Mortgage Loan must be repaid at the time of a sale of the related Mortgaged Property or assumed by a creditworthy purchaser of the related Mortgaged Property.

Approximately 46.05% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, provide for payment by the mortgagor of a prepayment charge (a “Prepayment Charge”) in limited circumstances on certain prepayments as provided in the related mortgage note. Each such Mortgage Loan provides for payment of a Prepayment Charge on certain partial prepayments and all prepayments in full made within a certain period of time from the date of origination of the Mortgage Loan, as provided in the related mortgage note. The amount of the Prepayment Charge is as provided in the related mortgage note. The holders of the Class P Certificates will be entitled to all Prepayment Charges received on the Mortgage Loans (other than the Mortgage Loans serviced Washington Mutual Bank), and these amounts will not be available for distribution on the other classes of certificates. Under the limited instances described under the terms of the pooling and servicing agreement or the related servicing agreement, as applicable, a Servicer may waive the payment of any otherwise applicable Prepayment Charges with respect to the Mortgage Loans serviced by such Servicer. As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the “Parity Act”), which regulates the ability of originators to impose prepayment charges, was amended, and as a result, the originators will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003. However, the amendment of the Parity Act does not retroactively affect mortgage loans originated before July 1, 2003. Investors should conduct their own analysis of the effect, if any, that the Prepayment Charges, decisions by the Servicers with respect to the waiver of the Prepayment Charges and the amendment to the Parity Act, may have on the prepayment performance of the Mortgage Loans. The Depositor makes no representation as to the effect that the Prepayment Charges, decisions by the Servicers with respect to the waiver of the Prepayment Charges and the amendment to the Parity Act, may have on the prepayment performance of the Mortgage Loans. See “Certain Legal Aspects of the Mortgage Loans-Prepayment Charges and Late Fees; Debt-Acceleration Clauses” in the prospectus.

In addition, the related Servicer may waive the collection of any otherwise applicable Prepayment Charge, but only if: (i) such waiver is standard and customary in servicing similar Mortgage Loans and such waiver is related to a default or reasonably foreseeable default and would, in the reasonable judgment of such Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan and, if such waiver is made in connection with a refinancing of the related Mortgage Loan, such refinancing is related to a default or a reasonably foreseeable default, (ii) such Prepayment Charge is unenforceable in accordance with applicable law or the collection of such related Prepayment Charge would otherwise violate applicable law or (iii) the collection of such Prepayment Charge would be considered “predatory” pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters.

Approximately 7.71% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are 30-59 days delinquent. Approximately 0.08% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are 60-89 days delinquent. Approximately 0.02% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are Re-performing Mortgage Loans for which the related mortgagors have made at least three of the last four monthly payments.

The following table sets forth the historical delinquency experience of the Mortgage Loans. A Mortgage Loan is considered to be delinquent when a payment due on any Due Date remains unpaid as of the close of business on the last business day immediately prior to the next monthly Due Date. The determination as to whether a Mortgage Loan falls into this category is made as of the close of business on the last business day of each month. The historical delinquency information is based on the delinquency of each such Mortgage Loan since the later to occur of (i) the date on which such Mortgage Loans were purchased by the sponsor or (ii) the twelve month period prior to the Cut-off Date. The sponsor and the depositor are unable to provide the delinquency information as of origination of the Mortgage Loans without unreasonable effort or expense because neither the sponsor nor the depositor was the owner of the Mortgage Loans prior to the date such Mortgage Loans were purchased by the sponsor, the prior owner of such Mortgage Loans is not affiliated with the sponsor or the depositor and the owner was not the servicer of such Mortgage Loans and therefore, was not in a position to track or monitor the delinquency status of such Mortgage Loans.

Historical Delinquency

Historical Delinquency	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance
30 Days Delinquent	162	$25,014,995.37	16.28%
60 Days Delinquent	102	17,484,680.79	11.38
90 Days Delinquent	149	23,184,097.52	15.09
Never Delinquent	387	87,971,207.04	57.25
Total:	800	$153,654,980.72	100.00%

Mortgage Loan Characteristics

The average principal balance of the Mortgage Loans at origination was approximately $194,602. No Mortgage Loan had a principal balance at origination greater than approximately $3,900,000 or less than approximately $10,000. The average principal balance of the Mortgage Loans as of the Cut-off Date was approximately $192,069. No Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $3,900,000 or less than approximately $2,036.

The Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately 4.500% per annum to approximately 14.125% per annum, and the weighted average Mortgage Rate was approximately 8.342% per annum. As of the Cut-off Date, the ARM Loans had Gross Margins ranging from approximately 2.100% per annum to approximately 9.650% per annum, Minimum Mortgage Rates ranging from approximately 2.100% per annum to approximately 12.990% per annum and Maximum Mortgage Rates ranging from approximately 9.875% per annum to approximately. 19.990% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately 5.213% per annum, the weighted average Minimum Mortgage Rate was approximately 7.954% per annum and the weighted average Maximum Mortgage Rate was approximately 14.640% per annum. The latest next Adjustment Date following the Cut-off Date on any ARM Loan occurs on May 1, 2016 and the weighted average next Adjustment Date for all of the ARM Loans following the Cut-off Date is August 30, 2008.

The weighted average current combined loan-to-value ratio of the Mortgage Loans as of the Cut-off Date was approximately 72.90%. The weighted average current updated combined loan-to-value ratio as of the Cut-off Date was approximately 71.39%.

The weighted average remaining term to stated maturity of the Mortgage Loans was approximately 338 months as of the Cut-off Date. None of the Mortgage Loans will have a first due date prior to October 15, 1979 or after September 1, 2006 or will have a remaining term to stated maturity of less than 7 month or greater than 468 months as of the Cut-off Date. The latest maturity date of any Mortgage Loan is October 1, 2045.

As of the Cut-off Date, the weighted average FICO Score for the Mortgage Loans that were scored is approximately 616. No Mortgage Loan which was scored had a FICO Score as of the Cut-off Date greater than 817 or less than 395.

The Mortgage Loans are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

Collateral Type of the Mortgage Loans
Collateral Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Fixed-Rate	355	$42,907,920	27.92%
ARM	445	110,747,061	72.08
Total:	800	$153,654,981	100.00%

Lien Priority of the Mortgage Loans
Lien Priority	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
First Lien	639	$144,815,002	94.25%
Second Lien	161	8,839,978	5.75
Total:	800	$153,654,981	100.00%

Principal Balances of the Mortgage Loans at Origination
Principal Balance at Origination ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.01 - 50,000.00	122	$3,926,091	2.56%
50,000.01 - 100,000.00	177	13,043,678	8.49
100,000.01 - 150,000.00	153	18,942,523	12.33
150,000.01 - 200,000.00	110	18,781,178	12.22
200,000.01 - 250,000.00	66	14,614,005	9.51
250,000.01 - 300,000.00	33	9,100,960	5.92
300,000.01 - 350,000.00	38	12,377,010	8.06
350,000.01 - 400,000.00	28	10,199,016	6.64
400,000.01 - 450,000.00	21	8,756,020	5.70
450,000.01 - 500,000.00	14	6,566,816	4.27
500,000.01 - 550,000.00	7	3,644,615	2.37
550,000.01 - 600,000.00	10	5,588,713	3.64
600,000.01 - 650,000.00	5	3,047,782	1.98
750,000.01 - 800,000.00	1	764,334	0.50
800,000.01 - 850,000.00	3	2,466,569	1.61
900,000.01 - 950,000.00	1	926,117	0.60
950,000.01 - 1,000,000.00	4	3,892,550	2.53
Greater than or equal to 1,000,000.01	7	17,017,001	11.07
Total:	800	$153,654,981	100.00%

Principal Balances of the Mortgage Loans as of the Cut-off Date
Principal Balance as of the Cut-off Date ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.01 - 50,000.00	129	$4,199,094	2.73%
50,000.01 - 100,000.00	171	12,854,369	8.37
100,000.01 - 150,000.00	157	19,511,711	12.70
150,000.01 - 200,000.00	107	18,456,280	12.01
200,000.01 - 250,000.00	65	14,416,021	9.38
250,000.01 - 300,000.00	34	9,388,803	6.11
300,000.01 - 350,000.00	38	12,425,305	8.09
350,000.01 - 400,000.00	27	10,117,659	6.58
400,000.01 - 450,000.00	21	8,819,719	5.74
450,000.01 - 500,000.00	14	6,604,175	4.30
500,000.01 - 550,000.00	9	4,774,859	3.11
550,000.01 - 600,000.00	9	5,153,256	3.35
600,000.01 - 650,000.00	3	1,867,157	1.22
750,000.01 - 800,000.00	1	764,334	0.50
800,000.01 - 850,000.00	3	2,466,569	1.61
900,000.01 - 950,000.00	2	1,860,138	1.21
950,000.01 - 1,000,000.00	3	2,958,529	1.93
Greater than or equal to 1,000,000.01	7	17,017,001	11.07
Total:	800	$153,654,981	100.00%

Geographic Distribution of the Mortgaged Properties of the Mortgage Loans
Location	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
California	158	$47,512,987	30.92%
Florida	153	25,769,883	16.77
New York	35	15,438,208	10.05
Texas	56	6,402,675	4.17
Pennsylvania	43	5,340,715	3.48
Illinois	27	5,162,158	3.36
Ohio	48	4,646,722	3.02
New Jersey	17	4,239,865	2.76
Colorado	17	4,221,948	2.75
Nevada	15	2,735,124	1.78
Michigan	24	2,633,438	1.71
Massachusetts	6	2,399,762	1.56
Virginia	13	2,301,620	1.50
North Carolina	21	1,980,179	1.29
Missouri	12	1,954,015	1.27
South Carolina	6	1,852,883	1.21
Connecticut	7	1,755,851	1.14
Maryland	12	1,694,522	1.10
Georgia	12	1,669,425	1.09
Arizona	10	1,611,123	1.05
Washington	7	1,268,807	0.83
Louisiana	12	1,161,854	0.76
Oregon	6	1,045,606	0.68
Kansas	7	788,244	0.51
Tennessee	11	784,477	0.51
Mississippi	8	713,851	0.46
Indiana	7	695,854	0.45
Minnesota	5	618,412	0.40
Idaho	2	576,473	0.38
Wisconsin	5	567,676	0.37
District of Columbia	2	526,191	0.34
Rhode Island	3	449,587	0.29
Oklahoma	6	406,237	0.26
Kentucky	5	392,930	0.26
Arkansas	4	383,540	0.25
Hawaii	2	338,170	0.22
New Hampshire	2	322,018	0.21
Utah	4	302,259	0.20
Alabama	2	226,939	0.15
Montana	2	204,758	0.13
Iowa	2	192,709	0.13
New Mexico	1	179,655	0.12
Alaska	1	78,407	0.05
Nebraska	1	71,177	0.05
Maine	1	36,046	0.02
Total:	800	$153,654,981	100.00%

Mortgage Rates of the Mortgage Loans as of the Cut-Off Date
Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.500 - 4.999	4	$2,375,260	1.55%
5.000 - 5.499	21	7,619,043	4.96
5.500 - 5.999	35	9,270,261	6.03
6.000 - 6.499	50	13,876,708	9.03
6.500 - 6.999	72	17,359,318	11.30
7.000 - 7.499	49	12,029,875	7.83
7.500 - 7.999	60	12,117,697	7.89
8.000 - 8.499	50	8,190,810	5.33
8.500 - 8.999	53	19,423,110	12.64
9.000 - 9.499	40	8,928,286	5.81
9.500 - 9.999	64	7,168,733	4.67
10.000 - 10.499	51	4,906,819	3.19
10.500 - 10.999	64	7,022,488	4.57
11.000 - 11.499	45	4,596,350	2.99
11.500 - 11.999	77	11,050,765	7.19
12.000 - 12.499	30	3,527,284	2.30
12.500 - 12.999	28	3,863,385	2.51
13.000 - 13.499	1	16,565	0.01
13.500 - 13.999	5	285,018	0.19
14.000 - 14.499	1	27,208	0.02
Total:	800	$153,654,981	100.00%

Remaining Term to Stated Maturity of the Mortgage Loans as of the Cut-off Date
Remaining Term to Stated Maturity (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1-60	3	$19,862	0.01%
61-120	14	628,032	0.41
121-180	107	6,764,228	4.40
181-240	8	769,972	0.50
241-300	30	3,102,615	2.02
301-360	632	140,344,755	91.34
Greater than or equal to 361	6	2,025,516	1.32
Total:	800	$153,654,981	100.00%

Seasoning of the Mortgage Loans
Seasoning (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1-12	554	$108,813,690	70.82%
13-24	139	24,930,998	16.23
25-36	4	843,852	0.55
37-48	39	12,836,947	8.35
49-60	12	2,312,647	1.51
61-120	50	3,817,667	2.48
121-180	1	83,694	0.05
301-360	1	15,487	0.01
Total:	800	$153,654,981	100.00%

Property Types of the Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Single Family Residence	616	$116,541,794	75.85%
PUD	70	14,018,593	9.12
2-4 Family	67	13,671,323	8.90
Condominium	41	8,967,070	5.84
Townhouse	4	264,062	0.17
Co-operative	1	123,753	0.08
Manufactured Housing	1	68,386	0.04
Total:	800	$153,654,981	100.00%

Original Combined Loan-to-Value Ratios of the Mortgage Loans
Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.01 - 50.00	45	$10,630,051	6.92%
50.01 - 55.00	20	4,357,892	2.84
55.01 - 60.00	26	5,945,620	3.87
60.01 - 65.00	55	23,159,265	15.07
65.01 - 70.00	81	17,938,897	11.67
70.01 - 75.00	85	18,974,974	12.35
75.01 - 80.00	207	44,066,891	28.68
80.01 - 85.00	35	5,474,308	3.56
85.01 - 90.00	56	8,003,007	5.21
90.01 - 95.00	45	5,904,202	3.84
95.01 - 100.00	142	9,113,489	5.93
Greater than or equal to 100.01	3	86,383	0.06
Total:	800	$153,654,981	100.00%

Current Combined Loan-to-Value Ratio of the Mortgage Loans
Current Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.01 - 50.00	48	$10,905,439	7.10%
50.01 - 55.00	22	4,690,095	3.05
55.01 - 60.00	26	5,589,355	3.64
60.01 - 65.00	61	24,060,500	15.66
65.01 - 70.00	82	18,511,248	12.05
70.01 - 75.00	85	19,810,303	12.89
75.01 - 80.00	194	40,053,248	26.07
80.01 - 85.00	35	6,431,880	4.19
85.01 - 90.00	60	9,132,174	5.94
90.01 - 95.00	44	5,154,223	3.35
95.01 - 100.00	141	9,257,710	6.02
Greater than or equal to 100.01	2	58,806	0.04
Total:	800	$153,654,981	100.00%

Current Updated Combined Loan-to-Value Ratios of the Mortgage Loans
Current Updated Combined Loan-to-Value Ratio (%)*	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.01 - 50.00	75	$18,009,074	11.72%
50.01 - 55.00	29	6,136,554	3.99
55.01 - 60.00	27	6,702,260	4.36
60.01 - 65.00	67	23,401,640	15.23
65.01 - 70.00	80	17,486,517	11.38
70.01 - 75.00	82	18,564,564	12.08
75.01 - 80.00	144	30,006,663	19.53
80.01 - 85.00	50	8,914,934	5.80
85.01 - 90.00	47	7,504,498	4.88
90.01 - 95.00	48	4,844,443	3.15
95.01 - 100.00	116	8,372,591	5.45
Greater than or equal to 100.01	35	3,711,243	2.42
Total:	800	$153,654,981	100.00%
_____________________
* Updated CLTV’s for those loans seasoned 12 months or more are calculated by taking the unpaid principal balance as of the Cut-off Date plus the senior balance, in the case of junior liens, divided by the BPO value. Updated CLTV’s were calculated for 32.90% of the Mortgage Loans. For purposes of calculating updated CLTV’s, a BPO was used for all of the Mortgage Loans. An updated CLTV was not calculated for 67.10% of the Mortgage Loans.

Documentation Type of the Mortgage Loans
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Stated Documentation	285	$68,358,744	44.49%
Full	363	54,549,657	35.50
No Documentation	107	21,786,754	14.18
Low	14	3,086,658	2.01
No Ratio (NID)	11	2,668,061	1.74
Alternative	10	1,946,009	1.27
Stated Income Verified Assets	9	1,041,503	0.68
Limited	1	217,595	0.14
Total:	800	$153,654,981	100.00%

FICO Score for the Mortgage Loans
FICO Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Less than or equal to 399	3	$244,444	0.16%
400 - 424	5	465,459	0.30
425 - 449	14	1,773,504	1.15
450 - 474	42	6,285,410	4.09
475 - 499	77	11,895,621	7.74
500 - 524	80	13,067,923	8.50
525 - 549	65	13,137,653	8.55
550 - 574	51	6,835,753	4.45
575 - 599	80	12,430,813	8.09
600 - 624	75	16,281,169	10.60
625 - 649	51	13,033,004	8.48
650 - 674	51	13,724,705	8.93
675 - 699	67	12,993,818	8.46
700 - 724	51	10,066,303	6.55
725 - 749	24	4,461,877	2.90
750 - 774	29	7,000,767	4.56
775 - 799	24	6,853,236	4.46
Greater than or equal to 800	11	3,103,521	2.02
Total:	800	$153,654,981	100.00%

Loan Purpose of the Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Refinance - Cashout	394	$86,153,516	56.07%
Purchase	333	51,215,021	33.33
Refinance - Rate Term	73	16,286,444	10.60
Total:	800	$153,654,981	100.00%

Occupancy Status of the Mortgage Loans
Occupancy Status*	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Primary	678	$139,205,303	90.60%
Investment	109	12,141,680	7.90
Second Home	8	1,463,196	0.95
Non-Owner Occupied	5	844,801	0.55
Total:	800	$153,654,981	100.00%
______________________
*The occupancy status of a Mortgaged Property is as represented by the borrower in its loan application.

Next Adjustment Dates for the Adjustable-Rate Mortgage Loans Included in the Mortgage Pool
Next Adjustment Date	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
November 2006	5	$947,749	0.86%
December 2006	3	654,728	0.59
January 2007	10	1,424,088	1.29
February 2007	10	1,667,175	1.51
March 2007	8	1,336,355	1.21
April 2007	2	386,295	0.35
May 2007	9	1,630,653	1.47
June 2007	4	1,373,384	1.24
July 2007	7	1,470,734	1.33
August 2007	24	5,259,977	4.75
September 2007	8	1,955,553	1.77
October 2007	7	2,224,078	2.01
November 2007	15	3,826,892	3.46
December 2007	26	4,981,573	4.50
January 2008	18	4,617,561	4.17
February 2008	21	4,392,871	3.97
March 2008	18	4,986,305	4.50
April 2008	27	6,008,997	5.43
May 2008	28	5,203,583	4.70
June 2008	41	8,436,876	7.62
July 2008	69	12,274,765	11.08
August 2008	12	2,128,100	1.92
September 2008	3	583,348	0.53
October 2008	7	2,068,426	1.87
November 2008	8	891,974	0.81
December 2008	2	487,475	0.44
January 2009	6	1,008,015	0.91
February 2009	4	1,489,345	1.34
March 2009	1	119,394	0.11
April 2009	3	4,690,706	4.24
May 2009	3	4,837,787	4.37
June 2009	4	6,559,406	5.92
July 2009	2	1,583,258	1.43
January 2010	1	134,403	0.12
February 2010	1	207,420	0.19
August 2010	1	101,678	0.09
October 2010	1	122,397	0.11
December 2010	1	104,366	0.09
January 2011	1	999,516	0.90
February 2011	1	201,600	0.18
March 2011	9	2,054,171	1.85
April 2011	2	323,496	0.29
May 2011	1	373,520	0.34
June 2011	2	683,400	0.62
July 2011	1	560,000	0.51
January 2013	2	1,332,000	1.20
February 2016	2	420,500	0.38
March 2016	3	1,169,165	1.06
May 2016	1	452,000	0.41
Total:	445	$110,747,061	100.00%

Gross Margins of the Adjustable-Rate Mortgage Loans Included in the Mortgage Pool
Gross Margin (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2.000 - 2.499	29	$9,033,517	8.16%
2.500 - 2.999	48	15,742,168	14.21
3.000 - 3.499	3	492,762	0.44
3.500 - 3.999	2	685,885	0.62
4.000 - 4.499	8	1,514,635	1.37
4.500 - 4.999	35	7,554,867	6.82
5.000 - 5.499	25	20,271,746	18.30
5.500 - 5.999	57	11,464,725	10.35
6.000 - 6.499	47	10,787,534	9.74
6.500 - 6.999	66	12,038,977	10.87
7.000 - 7.499	101	17,717,667	16.00
7.500 - 7.999	12	2,313,317	2.09
8.000 - 8.499	8	703,917	0.64
8.500 - 8.999	2	254,711	0.23
9.000 - 9.499	1	122,327	0.11
9.500 - 9.999	1	48,306	0.04
Total:	445	$110,747,061	100.00%

Maximum Mortgage Rates of the Adjustable-Rate Mortgage Loans Included in the Mortgage Pool
Maximum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.500 - 9.999	2	$1,046,958	0.95%
10.500 - 10.999	4	1,747,207	1.58
11.000 - 11.499	19	6,853,684	6.19
11.500 - 11.999	21	5,983,512	5.40
12.000 - 12.499	30	7,468,905	6.74
12.500 - 12.999	29	8,569,779	7.74
13.000 - 13.499	24	6,524,459	5.89
13.500 - 13.999	37	8,211,197	7.41
14.000 - 14.499	24	4,458,154	4.03
14.500 - 14.999	32	16,276,161	14.70
15.000 - 15.499	24	7,943,344	7.17
15.500 - 15.999	28	5,280,417	4.77
16.000 - 16.499	20	2,934,232	2.65
16.500 - 16.999	30	4,894,759	4.42
17.000 - 17.499	26	4,076,716	3.68
17.500 - 17.999	54	10,117,767	9.14
18.000 - 18.499	13	2,223,317	2.01
18.500 - 18.999	18	3,871,725	3.50
19.000 - 19.499	4	1,012,137	0.91
19.500 - 19.999	6	1,252,631	1.13
Total:	445	$110,747,061	100.00%

Minimum Mortgage Rates of the Adjustable-Rate Mortgage Loans Included in the Mortgage Pool
Minimum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2.000 - 2.499	18	$4,606,350	4.16%
2.500 - 2.999	16	4,063,050	3.67
3.000 - 3.499	1	132,000	0.12
4.000 - 4.499	1	283,300	0.26
4.500 - 4.999	3	1,725,626	1.56
5.000 - 5.499	9	3,570,536	3.22
5.500 - 5.999	12	3,454,944	3.12
6.000 - 6.499	17	5,598,685	5.06
6.500 - 6.999	34	10,060,709	9.08
7.000 - 7.499	27	7,509,099	6.78
7.500 - 7.999	38	8,389,216	7.58
8.000 - 8.499	34	5,785,383	5.22
8.500 - 8.999	31	16,251,032	14.67
9.000 - 9.499	20	7,227,341	6.53
9.500 - 9.999	29	5,337,461	4.82
10.000 - 10.499	108	17,916,028	16.18
10.500 - 10.999	11	1,585,359	1.43
11.000 - 11.499	1	159,500	0.14
11.500 - 11.999	28	5,285,000	4.77
12.000 - 12.499	2	343,096	0.31
12.500 - 12.999	5	1,463,345	1.32
Total:	445	$110,747,061	100.00%

Initial Periodic Rate Caps of the Adjustable-Rate Mortgage Loans Included in the Mortgage Pool
Initial Periodic Rate Cap (%)*	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.001 - 1.000	41	$8,230,579	7.43%
1.001 - 2.000	95	23,858,915	21.54
2.001 - 3.000	135	42,545,226	38.42
4.001 - 5.000	163	31,414,790	28.37
5.001 - 6.000	9	3,733,932	3.37
9.001 - 10.000	1	561,118	0.51
12.001 - 13.000	1	402,500	0.36
Total:	445	$110,747,061	100.00%
______________________
*The weighted average Initial Periodic Cap was calculated by taking the Initial Periodic Cap for those Mortgage Loans that have not yet reset and the Subsequent Periodic Cap for those Mortgage Loans that have already reset.

Subsequent Periodic Rate Caps of the Adjustable-Rate Mortgage Loans Included in the Mortgage Pool
Subsequent Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.000-1.999	264	$70,082,046	63.28%
2.000-2.999	177	39,490,119	35.66
3.000-3.999	3	613,778	0.55
9.000-9.999	1	561,118	0.51
Total:	445	$110,747,061	100.00%

Lifetime Rate Caps of the Adjustable-Rate Mortgage Loans Included in the Mortgage Pool
Lifetime Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.000 - 1.499	1	$1,374,962	1.24%
2.000 - 2.499	1	48,568	0.04
2.500 - 2.999	1	561,118	0.51
3.000 - 3.499	2	275,649	0.25
3.500 - 3.999	1	95,470	0.09
4.000 - 4.499	4	609,526	0.55
4.500 - 4.999	3	738,738	0.67
5.000 - 5.499	17	4,881,375	4.41
5.500 - 5.999	2	553,358	0.50
6.000 - 6.499	381	95,563,513	86.29
7.000 - 7.499	20	3,210,700	2.90
8.000 - 8.499	1	127,819	0.12
11.500 - 11.999	1	209,003	0.19
12.500 - 12.999	10	2,497,263	2.25
Total:	445	$110,747,061	100.00%

Prepayment Penalty Months of the Mortgage Loans at Origination
Prepayment Penalty Months at Origination	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
None	412	$82,891,955	53.95%
12	26	5,781,593	3.76
24	273	46,776,425	30.44
36	79	16,968,274	11.04
60	10	1,236,735	0.80
Total:	800	$153,654,981	100.00%

Loan Status of the Mortgage Loans
Loan Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Active	738	$145,677,131	94.81%
Forbearance	45	6,242,044	4.06
Bankruptcy	17	1,735,807	1.13
Total:	800	$153,654,981	100.00%

Fixed-Rate Mortgage Loans

Collateral Type of the Fixed-Rate Mortgage Loans
Collateral Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Fixed-Rate	355	$42,907,920	100.00%
Total:	355	$42,907,920	100.00%

Lien Priority of the Fixed-Rate Mortgage Loans
Lien Priority	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
First Lien	194	$34,067,942	79.40%
Second Lien	161	8,839,978	20.60
Total:	355	$42,907,920	100.00%

Principal Balances of the Fixed-Rate Mortgage Loans at Origination
Principal Balance at Origination ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.01 - 50,000.00	113	$3,539,519	8.25%
50,000.01 - 100,000.00	110	7,706,504	17.96
100,000.01 - 150,000.00	48	5,827,145	13.58
150,000.01 - 200,000.00	28	4,538,898	10.58
200,000.01 - 250,000.00	14	3,155,925	7.36
250,000.01 - 300,000.00	5	1,342,056	3.13
300,000.01 - 350,000.00	11	3,565,780	8.31
350,000.01 - 400,000.00	5	1,842,732	4.29
400,000.01 - 450,000.00	8	3,369,903	7.85
450,000.01 - 500,000.00	4	1,889,188	4.40
500,000.01 - 550,000.00	2	1,027,249	2.39
550,000.01 - 600,000.00	2	1,147,930	2.68
600,000.01 - 650,000.00	2	1,243,798	2.90
800,000.01 - 850,000.00	1	816,162	1.90
900,000.01 - 950,000.00	1	926,117	2.16
950,000.01 - 1,000,000.00	1	969,014	2.26
Total:	355	$42,907,920	100.00%

Principal Balances of the Fixed-Rate Mortgage Loans as of the Cut-off Date
Principal Balance as of the Cut-off Date ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.01 - 50,000.00	118	$3,714,697	8.66%
50,000.01 - 100,000.00	106	7,615,019	17.75
100,000.01 - 150,000.00	51	6,266,333	14.60
150,000.01 - 200,000.00	25	4,214,000	9.82
200,000.01 - 250,000.00	13	2,957,941	6.89
250,000.01 - 300,000.00	6	1,629,899	3.80
300,000.01 - 350,000.00	10	3,277,936	7.64
350,000.01 - 400,000.00	5	1,842,732	4.29
400,000.01 - 450,000.00	8	3,369,903	7.85
450,000.01 - 500,000.00	4	1,889,188	4.40
500,000.01 - 550,000.00	2	1,027,249	2.39
550,000.01 - 600,000.00	3	1,742,095	4.06
600,000.01 - 650,000.00	1	649,633	1.51
800,000.01 - 850,000.00	1	816,162	1.90
900,000.01 - 950,000.00	1	926,117	2.16
950,000.01 - 1,000,000.00	1	969,014	2.26
Total:	355	$42,907,920	100.00%

Geographic Distribution of the Mortgaged Properties of the Fixed-Rate Mortgage Loans
Location	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
California	65	$9,899,832	23.07%
Florida	30	3,349,098	7.81
Illinois	19	3,146,064	7.33
Texas	29	2,949,269	6.87
Ohio	32	2,848,427	6.64
New York	17	2,806,929	6.54
Michigan	17	1,768,071	4.12
New Jersey	9	1,607,517	3.75
Virginia	7	1,428,121	3.33
Missouri	10	1,404,654	3.27
Colorado	9	1,298,292	3.03
North Carolina	14	1,282,270	2.99
Arizona	6	880,634	2.05
Pennsylvania	10	826,808	1.93
Connecticut	2	773,723	1.80
Louisiana	8	766,857	1.79
Massachusetts	3	650,331	1.52
Mississippi	6	593,459	1.38
Indiana	4	535,371	1.25
Nevada	7	508,630	1.19
Kansas	3	406,209	0.95
Rhode Island	2	334,854	0.78
Utah	4	302,259	0.70
Oregon	3	288,608	0.67
Arkansas	2	240,770	0.56
Wisconsin	2	208,502	0.49
Georgia	5	186,241	0.43
Tennessee	5	183,690	0.43
New Hampshire	1	168,806	0.39
Alabama	1	145,402	0.34
Hawaii	1	143,283	0.33
Washington	3	129,486	0.30
Maryland	3	127,293	0.30
South Carolina	2	119,524	0.28
Oklahoma	3	117,376	0.27
Minnesota	2	95,223	0.22
Kentucky	3	79,321	0.18
Alaska	1	78,407	0.18
Nebraska	1	71,177	0.17
Montana	1	47,663	0.11
Iowa	1	38,561	0.09
Maine	1	36,046	0.08
Idaho	1	34,862	0.08
Total:	355	$42,907,920	100.00%

Mortgage Rates of the Fixed-Rate Mortgage Loans as of the Cut-Off Date
Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.500 - 4.999	1	$649,633	1.51%
5.000 - 5.499	10	3,617,108	8.43
5.500 - 5.999	14	3,328,555	7.76
6.000 - 6.499	20	4,713,971	10.99
6.500 - 6.999	34	6,440,850	15.01
7.000 - 7.499	18	3,383,465	7.89
7.500 - 7.999	24	3,930,432	9.16
8.000 - 8.499	20	2,940,569	6.85
8.500 - 8.999	20	3,032,491	7.07
9.000 - 9.499	20	1,700,946	3.96
9.500 - 9.999	34	1,762,364	4.11
10.000 - 10.499	30	1,844,116	4.30
10.500 - 10.999	29	1,611,368	3.76
11.000 - 11.499	22	1,054,030	2.46
11.500 - 11.999	26	1,378,026	3.21
12.000 - 12.499	16	886,914	2.07
12.500 - 12.999	11	474,299	1.11
13.000 - 13.499	1	16,565	0.04
13.500 - 13.999	4	115,012	0.27
14.000 - 14.499	1	27,208	0.06
Total:	355	$42,907,920	100.00%

Remaining Term to Stated Maturity of the Fixed-Rate Mortgage Loans as of the Cut-off Date
Remaining Term to Stated Maturity (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1-60	3	$19,862	0.05%
61-120	14	628,032	1.46
121-180	107	6,764,228	15.76
181-240	8	769,972	1.79
241-300	25	2,718,094	6.33
301-360	198	32,007,731	74.60
Total:	355	$42,907,920	100.00%

Seasoning of the Fixed-Rate Mortgage Loans
Seasoning (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1-12	241	$29,216,080	68.09%
13-24	54	7,363,491	17.16
25-36	2	700,089	1.63
37-48	4	654,290	1.52
49-60	7	1,441,643	3.36
61-120	45	3,433,146	8.00
121-180	1	83,694	0.20
301-360	1	15,487	0.04
Total:	355	$42,907,920	100.00%

Property Types of the Fixed-Rate Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Single Family Residence	262	$29,375,040	68.46%
2-4 Family	41	7,098,218	16.54
PUD	32	3,252,526	7.58
Condominium	18	2,989,997	6.97
Co-operative	1	123,753	0.29
Manufactured Housing	1	68,386	0.16
Total:	355	$42,907,920	100.00%

Original Combined Loan-to-Value Ratios of the Fixed-Rate Mortgage Loans
Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.01 - 50.00	17	$2,338,418	5.45%
50.01 - 55.00	8	1,318,872	3.07
55.01 - 60.00	6	1,551,879	3.62
60.01 - 65.00	4	540,154	1.26
65.01 - 70.00	20	3,123,625	7.28
70.01 - 75.00	23	6,021,047	14.03
75.01 - 80.00	72	12,413,711	28.93
80.01 - 85.00	13	1,489,575	3.47
85.01 - 90.00	27	2,757,166	6.43
90.01 - 95.00	29	2,903,246	6.77
95.01 - 100.00	133	8,363,842	19.49
Greater than or equal to 100.01	3	86,383	0.20
Total:	355	$42,907,920	100.00%

Current Combined Loan-to-Value Ratio of the Fixed-Rate Mortgage Loans
Current Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.01 - 50.00	19	$2,483,805	5.79%
50.01 - 55.00	9	1,330,377	3.10
55.01 - 60.00	7	1,597,057	3.72
60.01 - 65.00	9	829,203	1.93
65.01 - 70.00	22	3,423,396	7.98
70.01 - 75.00	21	6,037,598	14.07
75.01 - 80.00	68	11,903,933	27.74
80.01 - 85.00	11	1,342,740	3.13
85.01 - 90.00	27	3,275,893	7.63
90.01 - 95.00	30	2,490,123	5.80
95.01 - 100.00	130	8,134,988	18.96
Greater than or equal to 100.01	2	58,806	0.14
Total:	355	$42,907,920	100.00%

Current Updated Combined Loan-to-Value Ratios of the Fixed-Rate Mortgage Loans
Current Updated Combined Loan-to-Value Ratio (%)*	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.01 - 50.00	30	$4,146,039	9.66%
50.01 - 55.00	10	1,585,342	3.69
55.01 - 60.00	6	1,691,501	3.94
60.01 - 65.00	11	1,185,806	2.76
65.01 - 70.00	17	2,481,731	5.78
70.01 - 75.00	21	6,514,314	15.18
75.01 - 80.00	56	9,796,012	22.83
80.01 - 85.00	21	2,093,769	4.88
85.01 - 90.00	29	2,964,404	6.91
90.01 - 95.00	31	2,331,895	5.43
95.01 - 100.00	103	6,963,594	16.23
Greater than or equal to 100.01	20	1,153,514	2.69
Total:	355	$42,907,920	100.00%
______________________
*Updated CLTV’s for those loans seasoned 12 months or more are calculated by taking the unpaid principal balance as of the Cut-off Date plus the senior balance, in the case of junior liens, divided by the BPO value. Updated CLTV’s were calculated for 34.94% of the Mortgage Loans. For purposes of calculating updated CLTV’s, a BPO was used for all of the Mortgage Loans. An updated CLTV was not calculated for 65.06% of the Mortgage Loans.

Documentation Type of the Fixed-Rate Mortgage Loans
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	176	$18,022,908	42.00%
Stated Documentation	108	14,330,934	33.40
No Documentation	47	7,633,470	17.79
Low	9	1,713,321	3.99
Alternative	7	492,161	1.15
No Ratio (NID)	3	368,044	0.86
Stated Income Verified Assets	5	347,082	0.81
Total:	355	$42,907,920	100.00%

FICO Score for the Fixed-Rate Mortgage Loans
FICO Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
400 - 424	2	$48,148	0.11%
425 - 449	6	333,114	0.78
450 - 474	9	1,022,183	2.38
475 - 499	23	1,235,066	2.88
500 - 524	19	1,354,138	3.16
525 - 549	19	2,156,831	5.03
550 - 574	17	1,125,057	2.62
575 - 599	33	2,835,567	6.61
600 - 624	46	5,168,039	12.04
625 - 649	34	3,757,925	8.76
650 - 674	26	4,200,428	9.79
675 - 699	34	4,521,607	10.54
700 - 724	32	4,570,379	10.65
725 - 749	14	1,964,694	4.58
750 - 774	21	4,665,384	10.87
775 - 799	15	3,275,628	7.63
Greater than or equal to 800	5	673,731	1.57
Total:	355	$42,907,920	100.00%

Loan Purpose of the Fixed-Rate Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	199	$22,146,247	51.61%
Refinance - Cashout	121	14,758,548	34.40
Refinance - Rate Term	35	6,003,125	13.99
Total:	355	$42,907,920	100.00%

Occupancy Status of the Fixed-Rate Mortgage Loans
Occupancy Status*	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Primary	278	$34,926,745	81.40%
Investment	73	7,646,997	17.82
Second Home	3	268,238	0.63
Non-Owner Occupied	1	65,940	0.15
Total:	355	$42,907,920	100.00%
______________________
*The occupancy status of a Mortgaged Property is as represented by the borrower in its loan application.

Prepayment Penalty Months of the Fixed-Rate Mortgage Loans at Origination
Prepayment Penalty Months at Origination	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
None	259	$33,816,782	78.81%
12	8	943,459	2.20
24	42	2,828,464	6.59
36	38	4,463,575	10.40
60	8	855,639	1.99
Total:	355	$42,907,920	100.00%

Loan Status of the Fixed-Rate Mortgage Loans
Loan Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Active	328	$40,441,988	94.25%
Forbearance	17	1,901,619	4.43
Bankruptcy	10	564,313	1.32
Total:	355	$42,907,920	100.00%

Adjustable-Rate Mortgage Loans

Collateral Type of the Adjustable-Rate Mortgage Loans
Collateral Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
ARM	445	$110,747,061	100.00%
Total:	445	$110,747,061	100.00%

Lien Priority of the Adjustable-Rate Mortgage Loans
Lien Priority	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
First Lien	445	$110,747,061	100.00%
Total:	445	$110,747,061	100.00%

Principal Balances of the Adjustable-Rate Mortgage Loans at Origination
Principal Balance at Origination ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.01 - 50,000.00	9	$386,573	0.35%
50,000.01 - 100,000.00	67	5,337,174	4.82
100,000.01 - 150,000.00	105	13,115,378	11.84
150,000.01 - 200,000.00	82	14,242,280	12.86
200,000.01 - 250,000.00	52	11,458,080	10.35
250,000.01 - 300,000.00	28	7,758,904	7.01
300,000.01 - 350,000.00	27	8,811,230	7.96
350,000.01 - 400,000.00	23	8,356,284	7.55
400,000.01 - 450,000.00	13	5,386,117	4.86
450,000.01 - 500,000.00	10	4,677,628	4.22
500,000.01 - 550,000.00	5	2,617,366	2.36
550,000.01 - 600,000.00	8	4,440,783	4.01
600,000.01 - 650,000.00	3	1,803,984	1.63
750,000.01 - 800,000.00	1	764,334	0.69
800,000.01 - 850,000.00	2	1,650,407	1.49
950,000.01 - 1,000,000.00	3	2,923,537	2.64
Greater than or equal to 1,000,000.01	7	17,017,001	15.37
Total:	445	$110,747,061	100.00%

Principal Balances of the Adjustable-Rate Mortgage Loans as of the Cut-off Date
Principal Balance as of the Cut-off Date ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.01 - 50,000.00	11	$484,397	0.44%
50,000.01 - 100,000.00	65	5,239,350	4.73
100,000.01 - 150,000.00	106	13,245,378	11.96
150,000.01 - 200,000.00	82	14,242,280	12.86
200,000.01 - 250,000.00	52	11,458,080	10.35
250,000.01 - 300,000.00	28	7,758,904	7.01
300,000.01 - 350,000.00	28	9,147,369	8.26
350,000.01 - 400,000.00	22	8,274,927	7.47
400,000.01 - 450,000.00	13	5,449,816	4.92
450,000.01 - 500,000.00	10	4,714,987	4.26
500,000.01 - 550,000.00	7	3,747,609	3.38
550,000.01 - 600,000.00	6	3,411,161	3.08
600,000.01 - 650,000.00	2	1,217,524	1.10
750,000.01 - 800,000.00	1	764,334	0.69
800,000.01 - 850,000.00	2	1,650,407	1.49
900,000.01 - 950,000.00	1	934,021	0.84
950,000.01 - 1,000,000.00	2	1,989,516	1.80
Greater than or equal to 1,000,000.01	7	17,017,001	15.37
Total:	445	$110,747,061	100.00%

Geographic Distribution of the Mortgaged Properties of the Adjustable-Rate Mortgage Loans
Location	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
California	93	$37,613,154	33.96%
Florida	123	22,420,786	20.25
New York	18	12,631,279	11.41
Pennsylvania	33	4,513,907	4.08
Texas	27	3,453,407	3.12
Colorado	8	2,923,656	2.64
New Jersey	8	2,632,349	2.38
Nevada	8	2,226,494	2.01
Illinois	8	2,016,094	1.82
Ohio	16	1,798,294	1.62
Massachusetts	3	1,749,431	1.58
South Carolina	4	1,733,359	1.57
Maryland	9	1,567,229	1.42
Georgia	7	1,483,184	1.34
Washington	4	1,139,321	1.03
Connecticut	5	982,128	0.89
Virginia	6	873,499	0.79
Michigan	7	865,366	0.78
Oregon	3	756,998	0.68
Arizona	4	730,489	0.66
North Carolina	7	697,909	0.63
Tennessee	6	600,787	0.54
Missouri	2	549,361	0.50
Idaho	1	541,612	0.49
District of Columbia	2	526,191	0.48
Minnesota	3	523,189	0.47
Louisiana	4	394,997	0.36
Kansas	4	382,036	0.34
Wisconsin	3	359,174	0.32
Kentucky	2	313,609	0.28
Oklahoma	3	288,861	0.26
Hawaii	1	194,886	0.18
New Mexico	1	179,655	0.16
Indiana	3	160,482	0.14
Montana	1	157,095	0.14
Iowa	1	154,148	0.14
New Hampshire	1	153,213	0.14
Arkansas	2	142,771	0.13
Mississippi	2	120,392	0.11
Rhode Island	1	114,733	0.10
Alabama	1	81,537	0.07
Total:	445	$110,747,061	100.00%

Mortgage Rates of the Adjustable-Rate Mortgage Loans as of the Cut-Off Date
Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.500 - 4.999	3	$1,725,626	1.56%
5.000 - 5.499	11	4,001,935	3.61
5.500 - 5.999	21	5,941,706	5.37
6.000 - 6.499	30	9,162,737	8.27
6.500 - 6.999	38	10,918,468	9.86
7.000 - 7.499	31	8,646,409	7.81
7.500 - 7.999	36	8,187,265	7.39
8.000 - 8.499	30	5,250,241	4.74
8.500 - 8.999	33	16,390,619	14.80
9.000 - 9.499	20	7,227,341	6.53
9.500 - 9.999	30	5,406,368	4.88
10.000 - 10.499	21	3,062,703	2.77
10.500 - 10.999	35	5,411,120	4.89
11.000 - 11.499	23	3,542,320	3.20
11.500 - 11.999	51	9,672,739	8.73
12.000 - 12.499	14	2,640,370	2.38
12.500 - 12.999	17	3,389,087	3.06
13.500 - 13.999	1	170,006	0.15
Total:	445	$110,747,061	100.00%

Remaining Term to Stated Maturity of the Adjustable-Rate Mortgage Loans as of the Cut-off Date
Remaining Term to Stated Maturity (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
241-300	5	$384,521	0.35%
301-360	434	108,337,024	97.82
Greater than or equal to 361	6	2,025,516	1.83
Total:	445	$110,747,061	100.00%

Seasoning of the Adjustable-Rate Mortgage Loans
Seasoning (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1-12	313	$79,597,610	71.87%
13-24	85	17,567,506	15.86
25-36	2	143,763	0.13
37-48	35	12,182,656	11.00
49-60	5	871,004	0.79
61-120	5	384,521	0.35
Total:	445	$110,747,061	100.00%

Property Types of the Adjustable-Rate Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Single Family Residence	354	$87,166,754	78.71%
PUD	38	10,766,067	9.72
2-4 Family	26	6,573,105	5.94
Condominium	23	5,977,073	5.40
Townhouse	4	264,062	0.24
Total:	445	$110,747,061	100.00%

Original Combined Loan-to-Value Ratios of the Adjustable-Rate Mortgage Loans
Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.01 - 50.00	28	$8,291,633	7.49%
50.01 - 55.00	12	3,039,020	2.74
55.01 - 60.00	20	4,393,741	3.97
60.01 - 65.00	51	22,619,112	20.42
65.01 - 70.00	61	14,815,272	13.38
70.01 - 75.00	62	12,953,927	11.70
75.01 - 80.00	135	31,653,180	28.58
80.01 - 85.00	22	3,984,733	3.60
85.01 - 90.00	29	5,245,840	4.74
90.01 - 95.00	16	3,000,956	2.71
95.01 - 100.00	9	749,647	0.68
Total:	445	$110,747,061	100.00%

Current Combined Loan-to-Value Ratio of the Adjustable-Rate Mortgage Loans
Current Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.01 - 50.00	29	$8,421,633	7.60%
50.01 - 55.00	13	3,359,718	3.03
55.01 - 60.00	19	3,992,298	3.60
60.01 - 65.00	52	23,231,298	20.98
65.01 - 70.00	60	15,087,852	13.62
70.01 - 75.00	64	13,772,706	12.44
75.01 - 80.00	126	28,149,315	25.42
80.01 - 85.00	24	5,089,140	4.60
85.01 - 90.00	33	5,856,281	5.29
90.01 - 95.00	14	2,664,100	2.41
95.01 - 100.00	11	1,122,721	1.01
Total:	445	$110,747,061	100.00%

Current Updated Combined Loan-to-Value Ratios of the Adjustable-Rate Mortgage Loans
Current Updated Combined Loan-to-Value Ratio (%)*	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.01 - 50.00	45	$13,863,035	12.52%
50.01 - 55.00	19	4,551,213	4.11
55.01 - 60.00	21	5,010,759	4.52
60.01 - 65.00	56	22,215,834	20.06
65.01 - 70.00	63	15,004,786	13.55
70.01 - 75.00	61	12,050,250	10.88
75.01 - 80.00	88	20,210,651	18.25
80.01 - 85.00	29	6,821,165	6.16
85.01 - 90.00	18	4,540,094	4.10
90.01 - 95.00	17	2,512,548	2.27
95.01 - 100.00	13	1,408,998	1.27
Greater than or equal to 100.01	15	2,557,729	2.31
Total:	445	$110,747,061	100.00%
____________________
* Updated CLTV’s for those loans seasoned 12 months or more are calculated by taking the unpaid principal balance as of the Cut-off Date plus the senior balance, in the case of junior liens, divided by the BPO value. Updated CLTV’s were calculated for 32.11% of the Mortgage Loans. For purposes of calculating updated CLTV’s, a BPO was used for all of the Mortgage Loans. An updated CLTV was not calculated for 67.89% of the Mortgage Loans.

Documentation Type of the Adjustable-Rate Mortgage Loans
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Stated Documentation	177	$54,027,810	48.78%
Full	187	36,526,750	32.98
No Documentation	60	14,153,284	12.78
No Ratio (NID)	8	2,300,017	2.08
Alternative	3	1,453,849	1.31
Low	5	1,373,337	1.24
Stated Income Verified Assets	4	694,420	0.63
Limited	1	217,595	0.20
Total:	445	$110,747,061	100.00%

FICO Score for the Adjustable-Rate Mortgage Loans
FICO Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Less than or equal to 399	3	$244,444	0.22%
400 - 424	3	417,310	0.38
425 - 449	8	1,440,390	1.30
450 - 474	33	5,263,226	4.75
475 - 499	54	10,660,555	9.63
500 - 524	61	11,713,785	10.58
525 - 549	46	10,980,822	9.92
550 - 574	34	5,710,696	5.16
575 - 599	47	9,595,247	8.66
600 - 624	29	11,113,130	10.03
625 - 649	17	9,275,079	8.38
650 - 674	25	9,524,277	8.60
675 - 699	33	8,472,211	7.65
700 - 724	19	5,495,925	4.96
725 - 749	10	2,497,184	2.25
750 - 774	8	2,335,382	2.11
775 - 799	9	3,577,608	3.23
Greater than or equal to 800	6	2,429,790	2.19
Total:	445	$110,747,061	100.00%

Loan Purpose of the Adjustable-Rate Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Refinance - Cashout	273	$71,394,968	64.47%
Purchase	134	29,068,774	26.25
Refinance - Rate Term	38	10,283,319	9.29
Total:	445	$110,747,061	100.00%

Occupancy Status of the Adjustable-Rate Mortgage Loans
Occupancy Status*	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Primary	400	$104,278,559	94.16%
Investment	36	4,494,684	4.06
Second Home	5	1,194,958	1.08
Non-Owner Occupied	4	778,861	0.70
Total:	445	$110,747,061	100.00%
____________________
*The occupancy status of a Mortgaged Property is as represented by the borrower in its loan application.

Next Adjustment Dates for the Adjustable-Rate Mortgage Loans Included in the Mortgage Pool
Next Adjustment Date	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
November 2006	5	$947,749	0.86%
December 2006	3	654,728	0.59
January 2007	10	1,424,088	1.29
February 2007	10	1,667,175	1.51
March 2007	8	1,336,355	1.21
April 2007	2	386,295	0.35
May 2007	9	1,630,653	1.47
June 2007	4	1,373,384	1.24
July 2007	7	1,470,734	1.33
August 2007	24	5,259,977	4.75
September 2007	8	1,955,553	1.77
October 2007	7	2,224,078	2.01
November 2007	15	3,826,892	3.46
December 2007	26	4,981,573	4.50
January 2008	18	4,617,561	4.17
February 2008	21	4,392,871	3.97
March 2008	18	4,986,305	4.50
April 2008	27	6,008,997	5.43
May 2008	28	5,203,583	4.70
June 2008	41	8,436,876	7.62
July 2008	69	12,274,765	11.08
August 2008	12	2,128,100	1.92
September 2008	3	583,348	0.53
October 2008	7	2,068,426	1.87
November 2008	8	891,974	0.81
December 2008	2	487,475	0.44
January 2009	6	1,008,015	0.91
February 2009	4	1,489,345	1.34
March 2009	1	119,394	0.11
April 2009	3	4,690,706	4.24
May 2009	3	4,837,787	4.37
June 2009	4	6,559,406	5.92
July 2009	2	1,583,258	1.43
January 2010	1	134,403	0.12
February 2010	1	207,420	0.19
August 2010	1	101,678	0.09
October 2010	1	122,397	0.11
December 2010	1	104,366	0.09
January 2011	1	999,516	0.90
February 2011	1	201,600	0.18
March 2011	9	2,054,171	1.85
April 2011	2	323,496	0.29
May 2011	1	373,520	0.34
June 2011	2	683,400	0.62
July 2011	1	560,000	0.51
January 2013	2	1,332,000	1.20
February 2016	2	420,500	0.38
March 2016	3	1,169,165	1.06
May 2016	1	452,000	0.41
Total:	445	$110,747,061	100.00%

Gross Margins of the Adjustable-Rate Mortgage Loans Included in the Mortgage Pool
Gross Margin (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2.000 - 2.499	29	$9,033,517	8.16%
2.500 - 2.999	48	15,742,168	14.21
3.000 - 3.499	3	492,762	0.44
3.500 - 3.999	2	685,885	0.62
4.000 - 4.499	8	1,514,635	1.37
4.500 - 4.999	35	7,554,867	6.82
5.000 - 5.499	25	20,271,746	18.30
5.500 - 5.999	57	11,464,725	10.35
6.000 - 6.499	47	10,787,534	9.74
6.500 - 6.999	66	12,038,977	10.87
7.000 - 7.499	101	17,717,667	16.00
7.500 - 7.999	12	2,313,317	2.09
8.000 - 8.499	8	703,917	0.64
8.500 - 8.999	2	254,711	0.23
9.000 - 9.499	1	122,327	0.11
9.500 - 9.999	1	48,306	0.04
Total:	445	$110,747,061	100.00%

Maximum Mortgage Rates of the Adjustable-Rate Mortgage Loans Included in the Mortgage Pool
Maximum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.500 - 9.999	2	$1,046,958	0.95%
10.500 - 10.999	4	1,747,207	1.58
11.000 - 11.499	19	6,853,684	6.19
11.500 - 11.999	21	5,983,512	5.40
12.000 - 12.499	30	7,468,905	6.74
12.500 - 12.999	29	8,569,779	7.74
13.000 - 13.499	24	6,524,459	5.89
13.500 - 13.999	37	8,211,197	7.41
14.000 - 14.499	24	4,458,154	4.03
14.500 - 14.999	32	16,276,161	14.70
15.000 - 15.499	24	7,943,344	7.17
15.500 - 15.999	28	5,280,417	4.77
16.000 - 16.499	20	2,934,232	2.65
16.500 - 16.999	30	4,894,759	4.42
17.000 - 17.499	26	4,076,716	3.68
17.500 - 17.999	54	10,117,767	9.14
18.000 - 18.499	13	2,223,317	2.01
18.500 - 18.999	18	3,871,725	3.50
19.000 - 19.499	4	1,012,137	0.91
19.500 - 19.999	6	1,252,631	1.13
Total:	445	$110,747,061	100.00%

Minimum Mortgage Rates of the Adjustable-Rate Mortgage Loans Included in the Mortgage Pool
Minimum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2.000 - 2.499	18	$4,606,350	4.16%
2.500 - 2.999	16	4,063,050	3.67
3.000 - 3.499	1	132,000	0.12
4.000 - 4.499	1	283,300	0.26
4.500 - 4.999	3	1,725,626	1.56
5.000 - 5.499	9	3,570,536	3.22
5.500 - 5.999	12	3,454,944	3.12
6.000 - 6.499	17	5,598,685	5.06
6.500 - 6.999	34	10,060,709	9.08
7.000 - 7.499	27	7,509,099	6.78
7.500 - 7.999	38	8,389,216	7.58
8.000 - 8.499	34	5,785,383	5.22
8.500 - 8.999	31	16,251,032	14.67
9.000 - 9.499	20	7,227,341	6.53
9.500 - 9.999	29	5,337,461	4.82
10.000 - 10.499	108	17,916,028	16.18
10.500 - 10.999	11	1,585,359	1.43
11.000 - 11.499	1	159,500	0.14
11.500 - 11.999	28	5,285,000	4.77
12.000 - 12.499	2	343,096	0.31
12.500 - 12.999	5	1,463,345	1.32
Total:	445	$110,747,061	100.00%

Initial Periodic Rate Caps of the Adjustable-Rate Mortgage Loans Included in the Mortgage Pool
Initial Periodic Rate Cap (%)*	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.001 - 1.000	41	$8,230,579	7.43%
1.001 - 2.000	95	23,858,915	21.54
2.001 - 3.000	135	42,545,226	38.42
4.001 - 5.000	163	31,414,790	28.37
5.001 - 6.000	9	3,733,932	3.37
9.001 - 10.000	1	561,118	0.51
12.001 - 13.000	1	402,500	0.36
Total:	445	$110,747,061	100.00%
____________________
*The weighted average Initial Periodic Cap was calculated by taking the Initial Periodic Cap for those Mortgage Loans that have not yet reset and the Subsequent Periodic Cap for those Mortgage Loans that have already reset.

Subsequent Periodic Rate Caps of the Adjustable-Rate Mortgage Loans Included in the Mortgage Pool
Subsequent Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.000 - 1.999	264	$70,082,046	63.28%
2.000 - 2.999	177	39,490,119	35.66
3.000 - 3.999	3	613,778	0.55
9.000 - 9.999	1	561,118	0.51
Total:	445	$110,747,061	100.00%

Lifetime Rate Caps of the Adjustable-Rate Mortgage Loans Included in the Mortgage Pool
Lifetime Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.000 - 1.499	1	$1,374,962	1.24%
2.000 - 2.499	1	48,568	0.04
2.500 - 2.999	1	561,118	0.51
3.000 - 3.499	2	275,649	0.25
3.500 - 3.999	1	95,470	0.09
4.000 - 4.499	4	609,526	0.55
4.500 - 4.999	3	738,738	0.67
5.000 - 5.499	17	4,881,375	4.41
5.500 - 5.999	2	553,358	0.50
6.000 - 6.499	381	95,563,513	86.29
7.000 - 7.499	20	3,210,700	2.90
8.000 - 8.499	1	127,819	0.12
11.500 - 11.999	1	209,003	0.19
12.500 - 12.999	10	2,497,263	2.25
Total:	445	$110,747,061	100.00%

Prepayment Penalty Months of the Adjustable-Rate Mortgage Loans at Origination
Prepayment Penalty Months at Origination	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
None	153	$49,075,173	44.31%
12	18	4,838,134	4.37
24	231	43,947,960	39.68
36	41	12,504,698	11.29
60	2	381,095	0.34
Total:	445	$110,747,061	100.00%

Loan Status of the Adjustable-Rate Mortgage Loans
Loan Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Active	410	$105,235,143	95.02%
Forbearance	28	4,340,425	3.92
Bankruptcy	7	1,171,493	1.06
Total:	445	$110,747,061	100.00%

The Indices of the Mortgage Loans

As of any Adjustment Date, the index applicable to the determination of the Mortgage Rate on each ARM Loan will generally be (A) with respect to approximately 0.51% of the ARM Loans, by aggregate principal balance as of the Cut-off Date, the average of the interbank offered rates for one-month United States dollar deposits in the London market as published in The Wall Street Journal and as most recently available either (i) as of the first business day 45 days prior to that Adjustment Date or (ii) as of the first business day of the month preceding the month of the Adjustment Date, as specified in the related mortgage note (“One-Month LIBOR”), (B) with respect to approximately 88.17% of the ARM Loans, by aggregate principal balance as of the Cut-off Date, the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in The Wall Street Journal and as most recently available either (i) as of the first business day 45 days prior to that Adjustment Date or (ii) as of the first business day of the month preceding the month of the Adjustment Date, as specified in the related mortgage note (“Six-Month LIBOR”), (C) with respect to approximately 10.15% of the ARM Loans, by aggregate principal balance as of the Cut-off Date, the average of the interbank offered rates for one-year United States dollar deposits in the London market as published in The Wall Street Journal and as most recently available either (i) as of the first business day 45 days prior to that Adjustment Date or (ii) as of the first business day of the month preceding the month of the Adjustment Date, as specified in the related mortgage note (“One-Year LIBOR”) and (D) with respect to approximately 1.17% of the ARM Loans, by aggregate principal balance as of the Cut-off Date, the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as published in the Federal Reserve Statistical Release H.15 (519) as most recently announced as of a date 45 days prior to that Adjustment Date (“One-Year CMT”).

Underwriting Standards

Underwriting guidelines are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral and are also intended to consider the borrower’s credit standing and repayment ability. The current underwriting guidelines of the originators are generally not applicable to the Mortgage Loans because the Mortgage Loans in the trust fund are seasoned, and because certain of the Mortgage Loans may have fallen outside of the parameters of those underwriting guidelines at the time of their origination. It is likely that the underwriting guidelines employed in connection with the origination of the Mortgage Loans are diverse and generally did not conform to Fannie Mae or Freddie Mac guidelines. Accordingly, the Sponsor will not provide an informed summary of any underwriting guidelines of the various originators or make a determination of whether the Mortgage Loans were underwritten in accordance with the underwriting guidelines of the originators. In general, neither the Sponsor nor the Depositor has re-underwritten any Mortgage Loan.

As a result of the subprime underwriting guidelines, the lack of normal compliance with those guidelines in some cases and the delinquency and payment histories of some of the Mortgage Loans, the Mortgage Loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than (i) those experienced by mortgage loans underwritten to stricter guidelines or in a more traditional manner or (ii) those experienced by other mortgage pools backed by scratch and dent and re-performing mortgage loans. As described under "Risk Factors- Nature of the Mortgage Loans," the Mortgage Loans include mortgage loans that represent exceptions from the underwriting guidelines. A substantial portion of the Mortgage Loans in the Mortgage Pool represent underwriting exceptions.

Additional Information Concerning the Mortgage Loans

The description in this free writing prospectus of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted as of the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise if the Depositor deems the removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the certificates unless including these mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this free writing prospectus. The Depositor believes that the information set forth in this free writing prospectus will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the certificates are issued, although the range of Mortgage Rates and maturities and other characteristics of the Mortgage Loans may vary.

YIELD ON THE CERTIFICATES

General Prepayment Considerations

The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on such certificates and the yield to maturity of such certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans as they change from time to time to accommodate changes in the Mortgage Rates and by the rate of principal prepayments thereon (including for this purpose, payments resulting from refinancings, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the Depositor, a Servicer or the Sponsor). The Mortgage Loans may be prepaid by the mortgagors at any time; however, as described under “The Mortgage Pool” in this free writing prospectus, with respect to approximately 46.05% of the Mortgage Loans, by aggregate principal balance of the Mortgage Loans as of the Cut-off Date, a prepayment may subject the related mortgagor to a Prepayment Charge.

Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions in respect of principal to the holders of the class or classes of Offered Certificates then entitled to receive distributions that otherwise would be distributed over the remaining terms of the Mortgage Loans. Since the rates of payment of principal on the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Offered Certificates are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the Mortgage Loans. Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield. In the case of any Offered Certificate purchased at a premium, there is a risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier prepayments of principal are made on the Mortgage Loans, the greater the effect on the yield to maturity of the Offered Certificates. As a result, the effect on an investors’ yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

It is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate. Moreover, the timing of prepayments on the Mortgage Loans may significantly affect the yield to maturity on the Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. The prepayment experience of the Delayed First Adjustment Mortgage Loans may differ from that of the other Mortgage Loans. The Delayed First Adjustment Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Mortgage Rates on the Delayed First Adjustment Mortgage Loans as mortgagors seek to avoid changes in their monthly payments. In addition, the existence of the applicable Periodic Rate Cap, Maximum Mortgage Rate and Minimum Mortgage Rate may affect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the certificates. See “Yield Considerations” in the prospectus.

Because principal distributions are paid to certain classes of Offered Certificates before other classes, holders of classes of Offered Certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal. This is because the certificates having a later priority of payment will represent an increasing percentage interest in the trust fund during the period prior to the commencement of distributions of principal on these certificates. As described under “Description of the Certificates—Principal Distributions on the Offered Certificates” in this free writing prospectus, prior to the Stepdown Date, all principal payments on the Mortgage Loans will be allocated to the Class A Certificates. Thereafter, as further described in this free writing prospectus, during certain periods, subject to certain delinquency triggers described in this free writing prospectus, all principal payments on the Mortgage Loans will be allocated among the Class A Certificates and all classes of the Mezzanine Certificates in the priorities described under “Description of the Certificates—Principal Distributions on the Offered Certificates” in this free writing prospectus.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. Because certain of the Mortgage Loans have the histories and defects discussed under “Risk Factors—Nature of the Mortgage Loans” in this free writing prospectus, the risk of delinquencies with respect to, and the rate and severity of losses on, the Mortgage Loans will be greater than that of other pools of scratch and dent and re-performing mortgage loans. The characteristics of the Mortgage Pool are likely to affect the prepayment experience of the Mortgage Loans, and consequently of the Offered Certificates, in a manner that differs from other pools of scratch and dent and re-performing mortgage loans. The Scratch & Dent Mortgage Loans and certain of the Re-performing Mortgage Loans may experience higher rates of prepayment due to foreclosures and liquidations than other pools of scratch and dent and re-performing mortgage loans might experience. See “The Mortgage Pool—Underwriting Standards” in this free writing prospectus.

Special Yield Considerations

The Mortgage Rates on approximately 27.92% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are fixed and will not vary with any index. The Mortgage Rates on approximately 0.51%, 88.17%, 10.15% and 1.17% of the ARM Loans, by aggregate principal balance as of the Cut-off Date, adjust based upon One-Month LIBOR, Six-Month LIBOR, One-Year LIBOR or One-Year CMT, respectively, subject to periodic and lifetime limitations and after an initial period of six months or one, two, three, five, seven or ten years with respect to Delayed First Adjustment Mortgage Loans. The Pass-Through Rate on the Offered Certificates adjusts monthly based upon One-Month LIBOR, subject to the applicable Net WAC Pass-Through Rate (as defined under “Description of the Certificates—Glossary” in this free writing prospectus), with the result that increases in the Pass-Through Rates on such certificates may be limited for extended periods in a rising interest rate environment. Investors should note that all of the ARM Loans are Delayed First Adjustment Mortgage Loans. The interest due on the Mortgage Loans during any Due Period, net of the expenses of the trust may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable spread on the Offered Certificates during the related Interest Accrual Period; however, any shortfall of this kind will be payable to the holders of such certificates, but only to the extent and in the priority described under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—The Cap Provider and The Cap Agreement” in this free writing prospectus. In addition, Six-Month LIBOR, One-Year CMT and One-Month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if both One-Month LIBOR and the related Index rise during the same period, One-Month LIBOR may rise more rapidly than such Index potentially resulting in the application of the applicable Net WAC Pass-Through Rate on the Offered Certificates, which would adversely affect the yield to maturity on such certificates.

If the pass-through rates on the Offered Certificates are limited by the applicable Net WAC Pass-Through Rate for any Distribution Date, the resulting interest shortfalls, which are referred to in this free writing prospectus as “Net WAC Rate Carryover Amounts”, may be recovered by the holders of such certificates on such Distribution Date or on future Distribution Dates, to the extent that the Cap Provider is required to make any cap payments on such Distribution Date and to the extent that on such Distribution Date or future Distribution Dates there are any available funds remaining after certain other distributions on the Offered Certificates and the payment of certain fees and expenses of the trust. The ratings on the Offered Certificates will not address the likelihood of any such recovery of such interest shortfalls by holders of those certificates from amounts received or advanced on the Mortgage Loans.

As described under “Description of the Certificates—Allocation of Losses; Subordination,” amounts otherwise distributable to holders of the Mezzanine Certificates and the Class CE-1 Certificates may be made available to protect the holders of the Class A Certificates against interruptions in distributions due to certain mortgagor delinquencies, to the extent not covered by P&I Advances. Such delinquencies may affect the yield to investors in the Mezzanine Certificates and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of the Mezzanine Certificates. In addition, the rate of delinquencies or losses will affect the rate of principal payments on the Mezzanine Certificates. See “Description of the Certificates—Principal Distributions on the Offered Certificates” in this free writing prospectus.

Weighted Average Lives

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of the Offered Certificates will be influenced by the rate at which principal on the Mortgage Loans is paid, which may be in the form of scheduled payments or prepayments (including repurchases and prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the Mortgage Loans), and the timing of these payments.

The “Assumed Final Distribution Date” for each class of the Offered Certificates is the Distribution Date occurring in November 2045. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of all of the Mortgage Loans. Since the rate of payment (including prepayments) of principal on the Mortgage Loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining Mortgage Loan may be earlier, and could be substantially earlier, than the Assumed Final Distribution Date.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment assumption used in this free writing prospectus with respect to the ARM Loans assumes a prepayment rate for the mortgage loans of 100% PPC. To assume 100% PPC is to assume a per annum constant prepayment rate of 30% of the then outstanding principal balance of the mortgage loans. The prepayment assumption used in this free writing prospectus with respect to the fixed-rate Mortgage Loans assumes a prepayment rate of 100% PPC. To assume 100% PPC is to assume a per annum prepayment rate of 25% of the then outstanding principal balance of the mortgage loans. No representation is made that the Mortgage Loans will prepay in accordance with such prepayment models or any other rate. We refer to each such prepayment model herein as a “Prepayment Assumption”.

The tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption” indicate the percentage of the initial Certificate Principal Balance of the Offered Certificates that would be outstanding after each of the dates shown at various percentages of PPC, and the corresponding weighted average lives of these certificates. The tables are based on the following assumptions (the “Modeling Assumptions”): (i) the Mortgage Pool consists of 112 mortgage loans with a cut-off date of the close of business on October 31, 2006 and the characteristics set forth below, (ii) distributions on the certificates are received, in cash, on the 25th day of each month, commencing in December 2006; (iii) the Mortgage Loans prepay at the percentages of PPC indicated; (iv) no defaults or delinquencies occur in the payment by borrowers of principal and interest on the Mortgage Loans and no shortfalls due to the application of the Relief Act or similar state or local laws are incurred; (v) neither the Master Servicer nor any other person purchases from the trust fund any Mortgage Loan under any obligation or option under the pooling and servicing agreement, except as indicated in footnote two in the tables; (vi) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in December 2006, and are computed prior to giving effect to any prepayments received in the prior month; (vii) prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month commencing in November 2006 and include 30 days’ interest thereon; (viii) the scheduled monthly payment for each Mortgage Loan is calculated based on the assumed mortgage loan characteristics stated below; (ix) the certificates are purchased on November 30, 2006; (x) Six-Month LIBOR remains constant at 5.3594% per annum, One-Year LIBOR remains constant at 5.3594% per annum, One-Year CMT remains constant at 5.3594%, One-Month LIBOR remains constant at 5.3200% per annum and the gross mortgage rate on each ARM Loan is adjusted according to the assumed mortgage loan characteristics; (xi) the Class P Certificates have a Certificate Principal Balance equal to zero; (xii) all of the Mortgage Loans accrue interest based on a 360 day year consisting of twelve 30 day months; (xiii) arrearage collections are assumed to be zero, and (xiv) the rate at which the fee payable to the Servicers is calculated is assumed to be 0.50% per annum, the rate at which the fee payable to the Master Servicer is calculated is assumed to be 0.0565% per annum and the rate at which the fee payable to the Credit Risk Manager is calculated is assumed to be 0.0200% per annum.

ASSUMED MORTGAGE LOAN CHARACTERISTICS

Principal Balance ($)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Age (Months)	Gross Mortgage Rate (%)	Index Type*	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Months to Next Rate Adjustment	Adjustment Rate Frequency (Months)	Remaining IO Term (Months)
3,410,985.33	173	353	7	10.778	FR	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
64,514.61	169	326	11	11.250	FR	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
1,829,742.37	169	349	11	9.206	FR	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
117,931.27	170	350	10	9.750	FR	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
107,917.78	352	472	8	11.750	FR	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
104,388.85	351	471	9	11.500	FR	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
2,036.38	18	18	102	9.750	FR	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
78,839.76	152	152	26	11.373	FR	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
77,028.53	226	226	13	9.509	FR	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
1,455,921.82	349	349	11	10.418	FR	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
317,405.19	349	349	11	11.149	FR	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
201,244.36	349	349	11	10.297	FR	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
626,559.80	347	347	13	10.879	FR	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
37,779.39	349	349	11	9.350	FR	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
280,708.39	350	350	10	10.931	FR	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
63,974.48	349	349	11	10.750	FR	n/a	n/a	n/a	n/a	n/a	n/a	n/a	49
63,000.00	349	349	11	10.450	FR	n/a	n/a	n/a	n/a	n/a	n/a	n/a	109
2,993,582.39	357	357	3	11.798	LIB6M	5.942	17.798	11.798	5.000	1.000	21	6	n/a
22,950,731.18	356	356	4	11.384	LIB6M	6.875	17.401	10.096	4.885	1.877	20	6	n/a
683,800.00	354	354	6	11.676	LIB6M	5.352	17.676	11.676	2.000	2.000	18	6	54
2,534,216.97	355	355	5	11.558	LIB6M	5.073	17.558	11.558	2.000	2.000	19	6	55
2,766,327.79	356	476	4	8.625	LIB6M	5.000	14.625	8.625	3.000	1.000	32	6	n/a
5,140,488.98	356	476	4	8.877	LIB6M	5.000	14.877	8.877	3.000	1.000	32	6	n/a
442,825.82	108	288	72	9.539	FR	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
15,125.36	138	258	102	10.190	FR	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
169,431.46	351	471	9	7.550	FR	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
97,095.40	349	469	11	6.750	FR	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
526,466.87	351	531	9	8.168	FR	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
143,283.06	113	113	7	5.375	FR	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
38,036.74	109	109	11	10.600	FR	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Principal Balance ($)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Age (Months)	Gross Mortgage Rate (%)	Index Type*	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Months to Next Rate Adjustment	Adjustment Rate Frequency (Months)	Remaining IO Term (Months)
971,125.04	160	160	20	6.475	FR	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
54,311.24	176	176	4	7.750	FR	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
89,736.03	170	170	10	10.063	FR	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
605,893.14	212	212	28	7.692	FR	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
92,397.85	231	231	69	10.000	FR	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
22,926,616.01	338	338	22	6.931	FR	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
130,861.97	351	351	9	6.875	FR	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
290,677.06	355	355	5	8.420	FR	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
39,900.86	354	354	6	11.450	FR	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
273,801.88	350	350	10	8.929	FR	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
2,566,194.36	351	351	9	7.935	FR	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
48,108.72	351	351	9	7.125	FR	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
121,678.55	341	341	19	6.875	FR	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
596,116.06	337	337	23	7.715	FR	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
3,361,298.05	348	348	12	6.618	FR	n/a	n/a	n/a	n/a	n/a	n/a	n/a	108
140,000.00	350	350	10	7.500	FR	n/a	n/a	n/a	n/a	n/a	n/a	n/a	110
326,960.00	349	349	11	7.546	FR	n/a	n/a	n/a	n/a	n/a	n/a	n/a	109
1,589,665.29	353	353	7	6.226	LY1	2.251	11.226	2.251	5.000	2.000	113	12	113
452,000.00	355	355	5	7.000	LIB6M	2.250	13.000	7.000	6.000	2.000	115	6	115
283,300.00	350	350	10	5.375	LIB6M	4.000	14.875	4.000	1.000	1.000	2	6	50
1,028,111.68	312	312	48	11.043	LIB6M	6.198	15.044	8.757	2.036	2.036	3	6	n/a
6,960,884.81	350	350	10	8.177	LIB6M	5.900	14.177	8.114	2.178	1.229	14	6	n/a
114,732.99	353	353	7	9.850	LIB6M	6.990	15.850	9.850	2.000	1.500	17	6	n/a
265,503.17	351	351	9	9.991	LIB6M	6.626	15.991	9.991	2.000	1.353	15	6	n/a
2,459,569.36	349	349	11	8.198	LIB6M	5.758	15.536	8.198	2.802	1.056	13	6	n/a
1,754,377.63	342	342	18	7.557	LIB6M	5.426	14.103	8.103	1.627	1.000	6	6	n/a
6,431,951.77	348	348	12	8.099	LIB6M	6.087	14.199	8.099	2.439	1.158	12	6	n/a
343,050.67	347	347	13	9.032	LIB6M	5.388	15.032	9.032	2.000	1.000	11	6	n/a
163,541.93	350	350	10	7.500	LIB6M	4.375	13.500	7.500	3.000	1.000	14	6	n/a
610,916.38	352	352	8	8.628	LIB6M	6.639	14.628	8.628	3.000	1.000	16	6	n/a
436,027.03	464	464	16	7.646	LIB6M	4.990	13.646	7.646	2.000	1.000	8	6	n/a
1,296,999.65	465	465	15	7.545	LIB6M	5.391	13.545	7.545	2.000	1.000	9	6	n/a
582,573.45	354	474	6	7.500	LIB6M	6.500	13.500	7.500	3.000	1.000	18	6	n/a

Principal Balance ($)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Age (Months)	Gross Mortgage Rate (%)	Index Type*	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Months to Next Rate Adjustment	Adjustment Rate Frequency (Months)	Remaining IO Term (Months)
387,159.49	353	473	7	7.800	LIB6M	5.800	13.800	7.800	3.000	1.000	17	6	n/a
221,834.69	354	474	6	9.500	LIB6M	5.500	15.500	9.500	3.000	1.000	18	6	n/a
231,164.67	346	346	14	7.950	LIB6M	5.550	13.950	7.950	3.000	1.000	10	6	10
988,199.14	348	348	12	6.522	LIB6M	5.600	13.180	6.522	1.752	1.188	12	6	12
2,111,275.95	347	347	13	6.936	LIB6M	5.428	17.772	6.936	3.000	1.000	11	6	47
127,127.22	349	349	11	6.900	LIB6M	5.550	19.800	6.900	3.000	1.000	13	6	49
1,992,140.26	348	348	12	6.989	LIB6M	6.108	12.989	6.989	3.000	1.000	12	6	48
424,572.08	349	349	11	6.903	LIB6M	5.903	12.903	6.903	3.000	1.000	13	6	49
367,996.13	346	346	14	5.875	LIB6M	2.500	11.875	2.500	3.000	1.000	10	6	106
1,337,788.67	350	350	10	7.020	LIB6M	6.687	13.020	7.020	3.000	1.000	14	6	110
196,000.00	350	350	10	6.750	LIB6M	2.750	12.750	2.750	3.000	1.000	14	6	110
248,000.00	349	349	11	6.073	LIB6M	5.371	12.073	5.371	3.000	1.000	13	6	109
1,750,379.06	314	314	46	7.526	LY1	2.881	12.046	7.135	2.000	2.000	6	12	n/a
196,566.68	349	349	11	5.500	LY1	2.250	11.500	2.250	2.000	1.000	25	12	n/a
157,095.43	310	310	50	7.750	LY1	2.750	12.500	7.750	2.000	2.000	10	12	n/a
119,393.95	353	533	7	9.250	LIB6M	8.250	15.250	9.250	3.000	1.000	29	6	n/a
1,486,280.99	352	532	8	7.068	LIB6M	6.068	13.068	7.068	3.000	1.000	28	6	n/a
308,907.98	348	348	12	7.875	TY1	2.750	13.875	7.875	3.000	2.000	24	12	24
48,568.01	313	313	47	11.875	LIB6M	7.750	13.875	11.875	1.000	1.000	1	6	n/a
2,593,574.90	348	348	12	8.095	LIB6M	6.752	14.456	8.095	2.292	1.015	24	6	n/a
764,334.11	348	348	12	6.650	LIB6M	4.990	12.650	6.650	3.000	1.000	24	6	n/a
173,725.51	344	344	16	8.875	LIB6M	2.750	14.875	2.875	3.000	1.000	20	6	n/a
134,865.49	348	348	12	7.550	LIB6M	4.990	13.550	7.550	3.000	1.000	24	6	n/a
338,688.66	345	345	15	6.500	LIB6M	4.517	12.500	4.999	4.092	1.000	21	6	n/a
292,489.08	468	468	12	9.100	LIB6M	5.990	15.100	9.100	3.000	1.000	24	6	n/a
773,782.32	353	473	7	8.368	LIB6M	6.682	14.368	8.368	2.735	1.132	29	6	n/a
162,715.27	317	317	43	8.250	LIB6M	2.750	11.375	8.250	1.000	1.000	5	6	n/a
4,374,586.62	355	355	5	8.968	LIB6M	5.000	14.882	8.882	3.000	1.000	31	6	55
152,000.00	349	349	11	6.850	LIB6M	5.550	19.700	6.850	3.000	1.000	25	6	49
530,687.00	347	347	13	5.905	LIB6M	4.905	11.905	5.905	3.000	1.000	23	6	47
5,937,581.60	352	352	8	8.015	LIB6M	5.054	14.015	7.513	3.276	1.000	28	6	112
1,133,290.77	342	342	18	6.243	LIB6M	3.433	12.439	3.629	4.316	1.098	18	6	102
6,986,054.68	315	315	45	5.373	LY1	2.894	11.290	5.322	2.039	2.000	15	12	n/a

Principal Balance ($)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Age (Months)	Gross Mortgage Rate (%)	Index Type*	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Months to Next Rate Adjustment	Adjustment Rate Frequency (Months)	Remaining IO Term (Months)
564,896.89	353	353	7	6.359	LY1	2.250	11.359	2.250	5.000	2.000	53	12	113
1,372,132.65	332	332	28	6.752	LIB6M	2.898	12.442	6.348	2.780	1.073	32	6	n/a
227,046.48	353	353	7	6.250	LIB6M	2.250	12.250	2.250	5.000	2.000	53	6	n/a
101,677.84	346	346	14	7.250	LIB6M	5.550	13.250	7.250	3.000	1.000	46	6	n/a
2,562,315.43	317	317	43	5.978	LIB6M	2.778	11.978	5.978	1.000	1.000	17	6	17
2,708,166.07	352	352	8	6.533	LIB6M	2.250	13.423	5.762	6.763	1.923	52	6	112
201,600.00	352	352	8	6.000	LIB6M	2.250	12.000	2.250	5.000	2.000	52	6	112
104,365.62	350	350	10	7.250	LIB6M	2.750	12.250	2.750	5.000	1.000	50	6	110
134,500.00	353	353	7	5.750	LIB6M	2.250	11.750	2.250	5.000	2.000	53	6	113
861,000.00	357	357	3	7.200	LIB6M	2.250	13.200	7.200	6.000	2.000	57	6	117
224,000.00	354	354	6	6.625	LIB6M	2.250	12.625	6.625	6.000	2.000	54	6	114
990,000.00	351	351	9	6.000	TY1	2.750	11.000	2.750	5.000	1.000	75	12	111
342,000.00	351	351	9	6.250	LIB6M	2.250	12.250	6.250	6.000	2.000	75	6	111
561,118.48	355	355	5	7.264	LM1	2.600	9.950	2.600	9.950	9.950	1	1	n/a
253,285.88	285	285	75	9.505	LIB6M	4.068	13.566	7.874	1.000	1.000	3	6	n/a
647,776.01	344	344	16	7.671	LIB6M	2.759	12.000	2.759	1.000	1.000	4	6	104

* LM1 means One-Month LIBOR. LIB6M means Six-Month LIBOR. FR means Fixed-Rate. LY1 means One-Year LIBOR. TY1 means One-Year CMT.

There will be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics assumed in preparing the tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption”. Any discrepancy may have an effect upon the percentages of the initial Certificate Principal Balance outstanding, and the weighted average lives, of the Offered Certificates set forth in the tables. In addition, since the actual Mortgage Loans will have characteristics that differ from those assumed in preparing the tables and since it is not likely the level of the related Index will remain constant as assumed, the Offered Certificates may mature earlier or later than indicated by the tables. In addition, as described under “Description of the Certificates-Principal Distributions on the Offered Certificates” in this free writing prospectus, the occurrence of the Stepdown Date or a Trigger Event will have the effect of accelerating or decelerating the amortization of the Offered Certificates, affecting the weighted average lives of such certificates. Based on the foregoing assumptions, the tables indicate the weighted average lives of each class of Offered Certificates and set forth the percentages of the initial Certificate Principal Balance of such certificates that would be outstanding after each of the Distribution Dates shown, at various percentages of the Prepayment Assumption. Neither the prepayment model used in this free writing prospectus nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. Variations in the prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Balances, and weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of all the Mortgage Loans equals any of the specified percentages of the Prepayment Assumption.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of the Prepayment Assumption

	Class A

Distribution Date	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

Initial Percentage	100%	100%	100%	100%	100%
November 25, 2007	98	77	59	50	36
November 25, 2008	97	58	31	18	2
November 25, 2009	96	43	11	0	0
November 25, 2010	95	30	11	0	0
November 25, 2011	94	25	11	0	0
November 25, 2012	93	21	8	0	0
November 25, 2013	91	18	6	0	0
November 25, 2014	90	15	4	0	0
November 25, 2015	88	12	3	0	0
November 25, 2016	86	10	2	0	0
November 25, 2017	83	8	1	0	0
November 25, 2018	81	7	1	0	0
November 25, 2019	78	6	1	0	0
November 25, 2020	75	5	*	0	0
November 25, 2021	67	4	*	0	0
November 25, 2022	64	3	0	0	0
November 25, 2023	60	2	0	0	0
November 25, 2024	56	2	0	0	0
November 25, 2025	51	2	0	0	0
November 25, 2026	46	1	0	0	0
November 25, 2027	41	1	0	0	0
November 25, 2028	34	1	0	0	0
November 25, 2029	29	1	0	0	0
November 25, 2030	26	*	0	0	0
November 25, 2031	22	0	0	0	0
November 25, 2032	18	0	0	0	0
November 25, 2033	14	0	0	0	0
November 25, 2034	10	0	0	0	0
November 25, 2035	5	0	0	0	0
November 25, 2036	*	0	0	0	0
November 25, 2037	*	0	0	0	0
November 25, 2038	*	0	0	0	0
November 25, 2039	*	0	0	0	0
November 25, 2040	*	0	0	0	0
November 25, 2041	0	0	0	0	0
November 25, 2042	0	0	0	0	0
November 25, 2043	0	0	0	0	0
November 25, 2044	0	0	0	0	0
November 25, 2045	0	0	0	0	0

Weighted Average Life in Years (1)	18.41	4.01	2.00	1.16	0.85
Weighted Average Life in Years (1)(2)	18.36	3.75	1.84	1.16	0.85
_____________________
*	If applicable, indicates a number that is greater than zero but less than 0.5%.
(1)
The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)
Assumes that the Master Servicer or Ocwen Loan Servicing, LLC exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of the Prepayment Assumption

	Class M-1

Distribution Date	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

Initial Percentage	100%	100%	100%	100%	100%
November 25, 2007	100	100	100	100	100
November 25, 2008	100	100	100	100	100
November 25, 2009	100	100	100	98	90
November 25, 2010	100	98	82	98	57
November 25, 2011	100	82	36	71	31
November 25, 2012	100	68	26	46	17
November 25, 2013	100	57	18	29	9
November 25, 2014	100	48	13	19	3
November 25, 2015	100	39	9	12	0
November 25, 2016	100	33	6	7	0
November 25, 2017	100	27	5	2	0
November 25, 2018	100	22	3	0	0
November 25, 2019	100	18	1	0	0
November 25, 2020	100	15	0	0	0
November 25, 2021	100	12	0	0	0
November 25, 2022	100	10	0	0	0
November 25, 2023	100	8	0	0	0
November 25, 2024	100	6	0	0	0
November 25, 2025	100	5	0	0	0
November 25, 2026	100	4	0	0	0
November 25, 2027	100	3	0	0	0
November 25, 2028	100	2	0	0	0
November 25, 2029	95	0	0	0	0
November 25, 2030	84	0	0	0	0
November 25, 2031	72	0	0	0	0
November 25, 2032	59	0	0	0	0
November 25, 2033	45	0	0	0	0
November 25, 2034	31	0	0	0	0
November 25, 2035	18	0	0	0	0
November 25, 2036	0	0	0	0	0
November 25, 2037	0	0	0	0	0
November 25, 2038	0	0	0	0	0
November 25, 2039	0	0	0	0	0
November 25, 2040	0	0	0	0	0
November 25, 2041	0	0	0	0	0
November 25, 2042	0	0	0	0	0
November 25, 2043	0	0	0	0	0
November 25, 2044	0	0	0	0	0
November 25, 2045	0	0	0	0	0

Weighted Average Life in Years (1)	26.59	9.09	5.55	6.37	4.57
Weighted Average Life in Years (1)(2)	26.47	8.28	5.03	4.97	3.58
_____________________
*	If applicable, indicates a number that is greater than zero but less than 0.5%.
(1)
The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)
Assumes that the Master Servicer or Ocwen Loan Servicing, LLC exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of the Prepayment Assumption

	Class M-2

Distribution Date	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

Initial Percentage	100%	100%	100%	100%	100%
November 25, 2007	100	100	100	100	100
November 25, 2008	100	100	100	100	100
November 25, 2009	100	100	100	100	57
November 25, 2010	100	98	51	55	17
November 25, 2011	100	82	36	21	9
November 25, 2012	100	68	26	14	5
November 25, 2013	100	57	18	9	0
November 25, 2014	100	48	13	6	0
November 25, 2015	100	39	9	2	0
November 25, 2016	100	33	6	0	0
November 25, 2017	100	27	5	0	0
November 25, 2018	100	22	1	0	0
November 25, 2019	100	18	0	0	0
November 25, 2020	100	15	0	0	0
November 25, 2021	100	12	0	0	0
November 25, 2022	100	10	0	0	0
November 25, 2023	100	8	0	0	0
November 25, 2024	100	6	0	0	0
November 25, 2025	100	5	0	0	0
November 25, 2026	100	3	0	0	0
November 25, 2027	100	1	0	0	0
November 25, 2028	100	0	0	0	0
November 25, 2029	95	0	0	0	0
November 25, 2030	84	0	0	0	0
November 25, 2031	72	0	0	0	0
November 25, 2032	59	0	0	0	0
November 25, 2033	45	0	0	0	0
November 25, 2034	31	0	0	0	0
November 25, 2035	18	0	0	0	0
November 25, 2036	0	0	0	0	0
November 25, 2037	0	0	0	0	0
November 25, 2038	0	0	0	0	0
November 25, 2039	0	0	0	0	0
November 25, 2040	0	0	0	0	0
November 25, 2041	0	0	0	0	0
November 25, 2042	0	0	0	0	0
November 25, 2043	0	0	0	0	0
November 25, 2044	0	0	0	0	0
November 25, 2045	0	0	0	0	0

Weighted Average Life in Years (1)	26.59	9.04	5.19	4.64	3.45
Weighted Average Life in Years (1)(2)	26.47	8.28	4.71	4.26	3.19
_____________________
*	If applicable, indicates a number that is greater than zero but less than 0.5%.
(1)
The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)
Assumes that the Master Servicer or Ocwen Loan Servicing, LLC exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of the Prepayment Assumption

	Class M-3

Distribution Date	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

Initial Percentage	100%	100%	100%	100%	100%
November 25, 2007	100	100	100	100	100
November 25, 2008	100	100	100	100	100
November 25, 2009	100	100	100	100	32
November 25, 2010	100	98	51	33	17
November 25, 2011	100	82	36	21	9
November 25, 2012	100	68	26	14	4
November 25, 2013	100	57	18	9	0
November 25, 2014	100	48	13	6	0
November 25, 2015	100	39	9	0	0
November 25, 2016	100	33	6	0	0
November 25, 2017	100	27	1	0	0
November 25, 2018	100	22	0	0	0
November 25, 2019	100	18	0	0	0
November 25, 2020	100	15	0	0	0
November 25, 2021	100	12	0	0	0
November 25, 2022	100	10	0	0	0
November 25, 2023	100	8	0	0	0
November 25, 2024	100	6	0	0	0
November 25, 2025	100	3	0	0	0
November 25, 2026	100	0	0	0	0
November 25, 2027	100	0	0	0	0
November 25, 2028	100	0	0	0	0
November 25, 2029	95	0	0	0	0
November 25, 2030	84	0	0	0	0
November 25, 2031	72	0	0	0	0
November 25, 2032	59	0	0	0	0
November 25, 2033	45	0	0	0	0
November 25, 2034	31	0	0	0	0
November 25, 2035	18	0	0	0	0
November 25, 2036	0	0	0	0	0
November 25, 2037	0	0	0	0	0
November 25, 2038	0	0	0	0	0
November 25, 2039	0	0	0	0	0
November 25, 2040	0	0	0	0	0
November 25, 2041	0	0	0	0	0
November 25, 2042	0	0	0	0	0
November 25, 2043	0	0	0	0	0
November 25, 2044	0	0	0	0	0
November 25, 2045	0	0	0	0	0

Weighted Average Life in Years (1)	26.59	8.98	5.07	4.34	3.21
Weighted Average Life in Years (1)(2)	26.47	8.28	4.63	4.00	2.97
_____________________
*	If applicable, indicates a number that is greater than zero but less than 0.5%.
(1)
The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)
Assumes that the Master Servicer or Ocwen Loan Servicing, LLC exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of the Prepayment Assumption

	Class M-4

Distribution Date	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

Initial Percentage	100%	100%	100%	100%	100%
November 25, 2007	100	100	100	100	100
November 25, 2008	100	100	100	100	100
November 25, 2009	100	100	100	100	32
November 25, 2010	100	98	51	33	17
November 25, 2011	100	82	36	21	9
November 25, 2012	100	68	26	14	0
November 25, 2013	100	57	18	9	0
November 25, 2014	100	48	13	1	0
November 25, 2015	100	39	9	0	0
November 25, 2016	100	33	6	0	0
November 25, 2017	100	27	0	0	0
November 25, 2018	100	22	0	0	0
November 25, 2019	100	18	0	0	0
November 25, 2020	100	15	0	0	0
November 25, 2021	100	12	0	0	0
November 25, 2022	100	10	0	0	0
November 25, 2023	100	8	0	0	0
November 25, 2024	100	4	0	0	0
November 25, 2025	100	0	0	0	0
November 25, 2026	100	0	0	0	0
November 25, 2027	100	0	0	0	0
November 25, 2028	100	0	0	0	0
November 25, 2029	95	0	0	0	0
November 25, 2030	84	0	0	0	0
November 25, 2031	72	0	0	0	0
November 25, 2032	59	0	0	0	0
November 25, 2033	45	0	0	0	0
November 25, 2034	31	0	0	0	0
November 25, 2035	18	0	0	0	0
November 25, 2036	0	0	0	0	0
November 25, 2037	0	0	0	0	0
November 25, 2038	0	0	0	0	0
November 25, 2039	0	0	0	0	0
November 25, 2040	0	0	0	0	0
November 25, 2041	0	0	0	0	0
November 25, 2042	0	0	0	0	0
November 25, 2043	0	0	0	0	0
November 25, 2044	0	0	0	0	0
November 25, 2045	0	0	0	0	0

Weighted Average Life in Years (1)	26.59	8.93	5.01	4.24	3.13
Weighted Average Life in Years (1)(2)	26.47	8.28	4.60	3.92	2.91
_____________________
*	If applicable, indicates a number that is greater than zero but less than 0.5%.
(1)
The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)
Assumes that the Master Servicer or Ocwen Loan Servicing, LLC exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of the Prepayment Assumption

	Class M-5

Distribution Date	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

Initial Percentage	100%	100%	100%	100%	100%
November 25, 2007	100	100	100	100	100
November 25, 2008	100	100	100	100	100
November 25, 2009	100	100	100	100	32
November 25, 2010	100	98	51	33	17
November 25, 2011	100	82	36	21	9
November 25, 2012	100	68	26	14	0
November 25, 2013	100	57	18	9	0
November 25, 2014	100	48	13	0	0
November 25, 2015	100	39	9	0	0
November 25, 2016	100	33	0	0	0
November 25, 2017	100	27	0	0	0
November 25, 2018	100	22	0	0	0
November 25, 2019	100	18	0	0	0
November 25, 2020	100	15	0	0	0
November 25, 2021	100	12	0	0	0
November 25, 2022	100	10	0	0	0
November 25, 2023	100	7	0	0	0
November 25, 2024	100	0	0	0	0
November 25, 2025	100	0	0	0	0
November 25, 2026	100	0	0	0	0
November 25, 2027	100	0	0	0	0
November 25, 2028	100	0	0	0	0
November 25, 2029	95	0	0	0	0
November 25, 2030	84	0	0	0	0
November 25, 2031	72	0	0	0	0
November 25, 2032	59	0	0	0	0
November 25, 2033	45	0	0	0	0
November 25, 2034	31	0	0	0	0
November 25, 2035	18	0	0	0	0
November 25, 2036	0	0	0	0	0
November 25, 2037	0	0	0	0	0
November 25, 2038	0	0	0	0	0
November 25, 2039	0	0	0	0	0
November 25, 2040	0	0	0	0	0
November 25, 2041	0	0	0	0	0
November 25, 2042	0	0	0	0	0
November 25, 2043	0	0	0	0	0
November 25, 2044	0	0	0	0	0
November 25, 2045	0	0	0	0	0

Weighted Average Life in Years (1)	26.59	8.88	4.97	4.17	3.08
Weighted Average Life in Years (1)(2)	26.47	8.28	4.59	3.87	2.87
_____________________
*	If applicable, indicates a number that is greater than zero but less than 0.5%.
(1)
The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)
Assumes that the Master Servicer or Ocwen Loan Servicing, LLC exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

There is no assurance that prepayments of the Mortgage Loans included in the Mortgage Pool will conform to any of the levels of the Prepayment Assumption indicated in the immediately preceding tables, or to any other level, or that the actual weighted average lives of the Offered Certificates will conform to any of the weighted average lives set forth in the immediately preceding tables. Furthermore, the information contained in the tables with respect to the weighted average lives of the Offered Certificates is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment assumptions.

The characteristics of the Mortgage Loans will differ from those assumed in preparing the immediately preceding tables. In addition, it is unlikely that any Mortgage Loan will prepay at any constant percentage until maturity or that all of the Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

Yield Sensitivity of the Mezzanine Certificates

If the Certificate Principal Balances of the Class CE-1, Class M-5, Class M-4, Class M-3 and Class M-2 Certificates have been reduced to zero, the yield to maturity on the Class M-1 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-1 Certificates. If the Certificate Principal Balances of the Class CE-1, Class M-5, Class M-4, and Class M-3 Certificates have been reduced to zero, the yield to maturity on the Class M-2 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-2 Certificates. If the Certificate Principal Balances of the Class CE-1, Class M-5 and Class M-4 Certificates have been reduced to zero, the yield to maturity on the Class M-3 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-3 Certificates. If the Certificate Principal Balances of the Class CE-1 Certificates and Class M-5 Certificates have been reduced to zero, the yield to maturity on the Class M-4 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-4 Certificates. If the Certificate Principal Balance of the Class CE-1 Certificates has been reduced to zero, the yield to maturity on the Class M-5 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-5 Certificates. The initial undivided interests in the trust fund evidenced by the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class CE-1 Certificates are approximately 9.75%, approximately 6.00%, approximately 2.50%, approximately 1.40%, approximately 1.30% and approximately 5.45%, respectively. Investors in the Mezzanine Certificates should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of investors to fully recover their investments. In addition, except as otherwise provided in this free writing prospectus under “Description of the Certificates—Allocation of Losses”, once Realized Losses have been allocated to the Mezzanine Certificates, their Certificate Principal Balances will be permanently reduced by the amounts so allocated. Therefore, the amounts of Realized Losses allocated to the Mezzanine Certificates will no longer accrue interest nor will these amounts be reinstated (except in the case of subsequent recoveries as described in this free writing prospectus). However, Allocated Realized Loss Amounts may be paid to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow in the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus.

Unless the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero, principal distributions on the Mezzanine Certificates will only commence on or after the Stepdown Date and during periods in which a Trigger Event is not in effect. As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among all of the Offered Certificates. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. For additional considerations relating to the yield on the Mezzanine Certificates, see “Yield Considerations” in the prospectus.

DESCRIPTION OF THE CERTIFICATES

General

The ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3, Asset Backed Pass-Through Certificates will consist of ten classes of certificates, designated as (i) the Class A Certificates; (ii) the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates (collectively, the “Mezzanine Certificates”); (iii) the Class CE-1 Certificates (together with the Mezzanine Certificates, the “Subordinate Certificates”); (iv) the Class CE-2 Certificates, (v) the Class P Certificates; and (vi) the Class R Certificates (also referred to herein as the “Residual Certificates”). Only the Class A Certificates and the Mezzanine Certificates (collectively, the “Offered Certificates”) are offered by this free writing prospectus.

Distributions on the Offered Certificates will be made on the 25th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in December 2006 to the persons in whose names such certificates are registered at the close of business on the Record Date. The “Record Date” for the Class A Certificates and the Mezzanine Certificates and any Distribution Date is the business day immediately preceding such Distribution Date, for so long as such certificates are held in book-entry form and the last business day of the month immediately preceding the month in which the related Distribution Date occurs if such certificates are held in physical form.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust fund consisting primarily of the Mortgage Pool of conventional, one- to four-family, first and second lien, fixed-rate and adjustable-rate Mortgage Loans having original terms to maturity of not greater than approximately 480 months. The Mortgage Loans have an aggregate principal balance as of the Cut-off Date of approximately $153,654,981, subject to a permitted variance of plus or minus 10%.

The Offered Certificates will have the initial Certificate Principal Balance set forth in the table appearing on the cover of this free writing prospectus. The Pass-Through Rates on the Offered Certificates will be calculated for each Distribution Date as described under “—Pass-Through Rates” below. The Class A Certificates evidence an initial undivided interest of approximately 73.60% in the trust fund, the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates evidence initial undivided interests of approximately 9.75%, approximately 6.00%, approximately 2.50%, approximately 1.40% and approximately 1.30%, respectively, in the trust fund and the Class CE-1 Certificates evidence an initial undivided interest of approximately 5.45% in the trust fund.

Book-Entry Certificates

The Offered Certificates will be book-entry Certificates (for so long as they are registered in the name of the applicable depository or its nominee, the “Book-Entry Certificates”). Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) will hold such certificates through The Depository Trust Company (“DTC”) in the United States, or Clearstream Banking Luxembourg, formerly known as Cedelbank SA (“Clearstream”), or the Euroclear System (“Euroclear”) in Europe, if they are participants of such systems (“Clearstream Participants” or “Euroclear Participants”, respectively), or indirectly through organizations which are Clearstream or Euroclear Participants. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories which in turn will hold such positions in customers’ securities accounts in the depositories, names on the books of DTC. Citibank, N.A. will act as depository for Clearstream, and JPMorgan Chase Bank, N.A. will act as depository for Euroclear (in such capacities, individually the “Relevant Depository” and collectively the “European Depositories”). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof. Except as described below, no Certificate Owner acquiring a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing such Certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only “Certificateholder” of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through DTC and participants of DTC (“DTC Participants”).

The Certificate Owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Certificate Owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Securities Administrator through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. DTC Participants and indirect participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not DTC Participants may transfer ownership of Book-Entry Certificates only through DTC Participants and indirect participants by instructing such DTC Participants and indirect participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective DTC Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective DTC Participants at DTC will be debited and credited. Similarly, the DTC Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants (each as defined below) on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following the DTC settlement date. For information with respect to tax documentation procedures relating to the Certificates, see “Global Clearance and Settlement and Documentation Procedures-Certain U.S. Federal Income Tax Documentation Requirements” in Annex I hereto.

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and, directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depository; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system, if the transaction meets its settlement requirements, will deliver instructions to the Relevant Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositories.

DTC which is a New York-chartered limited purpose trust company, performs services for its DTC Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules of DTC, as in effect from time to time.

Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream’s stock.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, the Luxembourg Monetary Authority, which supervises Luxembourg banks.

Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A/N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Securities Administrator to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC’s normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Certificate Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners of the Book-Entry Certificates that it represents.

Under a book-entry format, Certificate Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Securities Administrator to Cede & Co. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Considerations REMICS-Taxation of Certain Foreign Investors” in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

DTC has advised the Securities Administrator that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the pooling and servicing agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to Certificate Owners of the Book-Entry Certificates, or their nominees, rather than to DTC or its nominee, only if (a) DTC or the Depositor advises the Securities Administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of the Securities Administrator, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined in the pooling and servicing agreement), Certificate Owners having percentage interests aggregating not less than 51% of the Book-Entry Certificates advise the Securities Administrator and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Certificate Owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the Securities Administrator will be required to cause DTC to notify all Certificate Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Securities Administrator will issue Definitive Certificates, and thereafter the Securities Administrator will recognize the holders of such Definitive Certificates as Certificateholders under the pooling and servicing agreement.

In the event any Definitive Certificates are issued, surrender of such Definitive Certificates shall occur at the office designated from time to time for such purposes by the certificate registrar. As of the Closing Date, the certificate registrar designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for this purpose.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among DTC Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

None of the Depositor, the Servicers, the Master Servicer, the Securities Administrator or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or any transfers thereof.

Pass-Through Rates

The pass-through rate (the “Pass-Through Rate”) on the Class A Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus _____% in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Mortgage Loans (and properties acquired in respect thereof) remaining in the trust fund as of the last day of the related Due Period is reduced to less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “Optional Termination Date”), or One-Month LIBOR plus _____%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

The Pass-Through Rate on the Class M-1 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus _____% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus _____%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

The Pass-Through Rate on the Class M-2 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus _____% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus _____%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

The Pass-Through Rate on the Class M-3 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus _____% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus _____%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

The Pass-Through Rate on the Class M-4 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus _____% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus _____%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

The Pass-Through Rate on the Class M-5 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus _____% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus _____%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

Glossary

“Administration Fee Rate”: With respect to each Mortgage Loan, the Administration Fee Rate is equal to the sum of (i) the rate at which the fee payable to the Master Servicer is calculated, (ii) the rate at which the fee payable to the related Servicer is calculated and (iii) the rate at which the fee payable to the Credit Risk Manager is calculated.

“Allocated Realized Loss Amount”: The Allocated Realized Loss Amount with respect to any class of Mezzanine Certificates and any Distribution Date is an amount equal to the sum of any Realized Loss allocated to that class of certificates on the Distribution Date and any Allocated Realized Loss Amount for that class remaining unpaid from the previous Distribution Date.

“Available Distribution Amount”: The Available Distribution Amount for any Distribution Date is equal to the sum, net of amounts payable or reimbursable therefrom to the Servicers, the Master Servicer, the Securities Administrator, the Custodians, the Credit Risk Manager and the Trustee, of an amount equal to (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including principal prepayments received during the related Prepayment Period, Compensating Interest payments received for such Distribution Date, insurance proceeds, liquidation proceeds and Subsequent Recoveries received during the related Prepayment Period, proceeds from repurchases of and substitutions for the Mortgage Loans received during the related Prepayment Period and proceeds from the repurchase of Mortgage Loans due to the optional termination of the trust) and (iii) all P&I Advances with respect to the Mortgage Loans received for the Distribution Date.

“Certificate Principal Balance”: The Certificate Principal Balance of an Offered Certificate outstanding at any time represents the then maximum amount that the holder of such certificate is entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the trust fund. The Certificate Principal Balance of an Offered Certificate as of any date of determination is equal to the initial Certificate Principal Balance of such certificate plus, in the case of a Mezzanine Certificate, any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate, as described under “Description of the Certificates — Allocation of Losses; Subordination” in this free writing prospectus and, reduced by the aggregate of (i) all amounts allocable to principal previously distributed with respect to that certificate and (ii) any reductions in the Certificate Principal Balance of any Mezzanine Certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this free writing prospectus. The Certificate Principal Balance of the Class CE-1 Certificates as of any date of determination is equal to the excess, if any, of (i) the then aggregate principal balance of the Mortgage Loans over (ii) the then aggregate Certificate Principal Balance of the Offered Certificates and the Class P Certificates. The initial Certificate Principal Balance of the Class P Certificates is equal to $100.

“Class A Principal Distribution Amount”: The Class A Principal Distribution Amount is an amount equal to the excess of (x) the Certificate Principal Balance of the Class A Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) a percentage ranging from 45.20% to 49.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class M-1 Principal Distribution Amount”: The Class M-1 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) a percentage ranging from 64.70% to 68.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class M-2 Principal Distribution Amount”: The Class M-2 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) a percentage ranging from 76.70% to 80.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class M-3 Principal Distribution Amount”: The Class M-3 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) a percentage ranging from 81.70% to 85.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class M-4 Principal Distribution Amount”: The Class M-4 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) a percentage ranging from 84.50% to 88.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class M-5 Principal Distribution Amount”: The Class M-5 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) a percentage ranging from 87.10% to 91.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Credit Enhancement Percentage”: The Credit Enhancement Percentage for any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Subordinate Certificates (which includes the Overcollateralization Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account collections of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

“Determination Date”: With respect to each Distribution Date and (i) Ocwen Loan Servicing, LLC (“Ocwen”) and Select Portfolio Servicing, Inc. (“SPS”), the 15th day of the calendar month in which such Distribution Date occurs, or if such 15th day is not a business day, the business day immediately preceding such 15th day, (ii) Washington Mutual Bank (“WAMU”), the 13th day of the calendar month in which such Distribution Date occurs, or if such 13th day is not a business day, the business day immediately following such 13th day and (iii) IndyMac Bank, F.S.B. (“IndyMac”), the 9th day of the calendar month in which such Distribution Date occurs, or if such 9th day is not a business day, the business day immediately preceding such 9th day.

“Due Period”: The Due Period with respect to (A) the first Distribution Date and (i) the Mortgage Loans serviced by IndyMac, Ocwen and SPS, commences on the first day of the month immediately preceding the month in which the Distribution Date occurs and ends on the first day of the month in which the Distribution Date occurs and (ii) the Mortgage Loans serviced by WAMU, is the period commencing on the first day of the month immediately preceding the month in which the related Distribution Date occurs and ending on the last day of such month; provided, that for purposes of calculating remittances on the Mortgage Loans serviced by WAMU and WAMU’s obligation in respect of P&I Advances, such period shall be the period commencing on the first day of the month immediately preceding the month in which the related Distribution Date occurs and ending on the first day of the month in which the related Distribution Date occurs; and (B) with respect to any Distribution Date thereafter and (i) the Mortgage Loans serviced by IndyMac, Ocwen and SPS, commences on the second day of the month immediately preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs and (ii) the Mortgage Loans serviced by WAMU, is the calendar month immediately preceding the month in which the related Distribution Date occurs; provided, that for purposes of calculating remittances on the Mortgage Loans serviced by WAMU and WAMU’s obligation in respect of P&I Advances, such period shall be the period commencing on the first day of the month immediately preceding the month in which the related Distribution Date occurs and ending on the first day of the month in which the related Distribution Date occurs.

“Expense Adjusted Mortgage Rate”: The Expense Adjusted Mortgage Rate on any Mortgage Loan is equal to the then applicable Mortgage Rate on the Mortgage Loan minus the Administration Fee Rate.

“Interest Accrual Period”: The Interest Accrual Period for the Offered Certificates and any Distribution Date is the period commencing on the Distribution Date of the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first period, commencing on the Closing Date), and ending on the day preceding such Distribution Date. All distributions of interest on the Offered Certificates will be based on a 360-day year and the actual number of days which have elapsed in the applicable Interest Accrual Period.

“Interest Carry Forward Amount”: The Interest Carry Forward Amount with respect to any class of Offered Certificates and any Distribution Date is equal to the amount, if any, by which the Interest Distribution Amount for that class of certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on the certificates in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such class of certificates remaining unpaid from the previous Distribution Date, plus interest accrued thereon at the related Pass-Through Rate on such class of certificates for the most recently ended Interest Accrual Period.

“Interest Distribution Amount”: The Interest Distribution Amount for any class of the Offered Certificates on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class reduced (to an amount not less than zero), in the case of each such class, by the allocable share, if any, for that class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicers and shortfalls resulting from the application of the Relief Act or similar state or local laws.

“Interest Remittance Amount”: The Interest Remittance Amount for any Distribution Date is that portion of the Available Distribution Amount for such Distribution Date that represents interest received or advanced on the Mortgage Loans (other than any Simple Interest Excess, if applicable), plus any amounts withdrawn from the Simple Interest Excess Sub-Account (defined below), minus any amounts payable or reimbursable therefrom to the Servicers, the Trustee, the Custodians, the Master Servicer, the Credit Risk Manager or the Securities Administrator.

“Net Monthly Excess Cashflow”: The Net Monthly Excess Cashflow for any Distribution Date is equal to the sum of (i) the amount of any collections in respect of Arrearages on the Mortgage Loans, (ii) any Overcollateralization Reduction Amount and (iii) the excess of (x) the Available Distribution Amount for such Distribution Date over (y) the sum of the Senior Interest Distribution Amount payable to the holders of the Class A Certificates, the aggregate of the Interest Distribution Amounts payable to the holders of the Mezzanine Certificates and the Principal Remittance Amount.

“Net WAC Pass-Through Rate”: The Net WAC Pass-Through Rate for any Distribution Date and the Offered Certificates, is a rate per annum (adjusted for the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding Mortgage Loans, weighted based on their Scheduled Principal Balances as of the first day of the calendar month preceding the month in which the Distribution Date occurs.

“Net WAC Rate Carryover Amount”: With respect to any class of Offered Certificates and any Distribution Date on which the Pass-Through Rate is limited to the applicable Net WAC Pass-Through Rate, an amount equal to the sum of (i) the excess of (x) the amount of interest such class would have been entitled to receive on such Distribution Date had the applicable Net WAC Pass-Through Rate not been applicable to such class of certificates on such Distribution Date over (y) the amount of interest paid on such Distribution Date at the applicable Net WAC Pass-Through Rate plus (ii) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously distributed together with interest thereon at a rate equal to the Pass-Through Rate for such class of certificates for the most recently ended Interest Accrual Period determined without taking into account the applicable Net WAC Pass-Through Rate.

“Overcollateralization Amount”: The Overcollateralization Amount as of any Distribution Date is equal to the amount by which the sum of the aggregate outstanding principal balance of the Mortgage Loans immediately following the Distribution Date exceeds the sum of the Certificate Principal Balances of the Offered Certificates and the Class P Certificates after taking into account the payment of the Principal Remittance Amount on the related Distribution Date.

“Overcollateralization Increase Amount”: An Overcollateralization Increase Amount for any Distribution Date is the amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the classes of Offered Certificates then entitled to distributions of principal to the extent the Required Overcollateralization Amount exceeds the Overcollateralization Amount.

“Overcollateralization Reduction Amount”: An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the Overcollateralization Amount exceeds the Required Overcollateralization Amount, but is limited to the Principal Remittance Amount. The Overcollateralization Reduction Amount is equal to zero when a Trigger Event is in effect.

“Prepayment Period”: With respect to any Distribution Date for the Mortgage Loans serviced by (i) Ocwen and SPS, the calendar month preceding the month in which the related Distribution Date occurs with respect to prepayments in part, and the period beginning on the 16th day of the month preceding the related Distribution Date (or, the period commencing on the Cut-off Date, in connection with the first Prepayment Period) and ending on the 15th day of the month in which such Distribution Date occurs with respect to prepayments in full, (ii) WAMU, the calendar month preceding the month in which the related Distribution Date occurs and (iii) IndyMac, the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

“Principal Distribution Amount”: The Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the pooling and servicing agreement during the immediately preceding calendar month; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and Subsequent Recoveries and all full and partial principal prepayments received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans and (iv) the amount of any Overcollateralization Increase Amount for such Distribution Date minus (v) the amount of any Overcollateralization Reduction Amount for such Distribution Date minus any amounts payable or reimbursable from the foregoing to the Servicers, the Trustee, the Custodians, the Master Servicer, the Credit Risk Manager or the Securities Administrator. In no event will the Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Offered Certificates.

“Principal Remittance Amount”: The Principal Remittance Amount for any Distribution Date is the sum of the amounts described in clauses (i) through (iii) of the definition of Principal Distribution Amount net of any amounts payable or reimbursable therefrom to the Servicers, the Trustee, the Custodians, the Master Servicer, the Credit Risk Manager or the Securities Administrator.

“Required Overcollateralization Amount”: Initially, shall mean an amount equal to the product of (i) a percentage ranging from 4.45% to 6.45% (which shall build to a percentage ranging from 5.35% to 7.35%) and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, which may be decreased as described under “Overcollateralization Provisions” in this free writing prospectus.

“Scheduled Principal Balance”: The Scheduled Principal Balance of any Mortgage Loan as of any date of determination is equal to the principal balance of the Mortgage Loan as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by (i) the principal portion of all monthly payments due on or before the date of determination, whether or not received; (ii) all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs and (iii) any Bankruptcy Loss occurring as a result of a Deficient Valuation that was incurred prior to the calendar month in which the date of determination occurs.

“Senior Interest Distribution Amount”: The Senior Interest Distribution Amount for any Distribution Date is equal to the Interest Distribution Amount for such Distribution Date for the Class A Certificates and the Interest Carry Forward Amount, if any, for such Distribution Date for the Class A Certificates.

“Servicer Remittance Date”: With respect to any Distribution Date and (i) Ocwen, by 12:00 p.m. New York time on the 22nd day of each month; provided that if the 22nd day of a given month is a Saturday, the Servicer Remittance Date shall be the immediately preceding business day and if the 22nd day of a given month is a Sunday or otherwise not a business day (except for Saturdays), the Servicer Remittance Date shall be the next business day, (ii) SPS, the 18th day of the month in which such Distribution Date occurs; provided that if such 18th day of a given month is not a business day, the Servicer Remittance Date for such month shall be the business day immediately preceding such 18th day and (iii) IndyMac and WAMU, the 18th day of the month in which such Distribution Date occurs; provided that if such 18th day of a given month is not a business day, the Servicer Remittance Date for such month shall be the business day immediately following such 18th day.

“Stepdown Date”: The Stepdown Date is the earlier to occur of (i) the later to occur of (x) the Distribution Date occurring in December 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account collections of principal on the Mortgage Loans, but prior to any distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date), is greater than or equal to a percentage ranging from 50.80% to 54.80% and (ii) the first Distribution Date following the Distribution Date on which the Certificate Principal Balance of the Class A Certificates has been reduced to zero.

“Subsequent Recoveries”: As of any Distribution Date, amounts received during the related Prepayment Period by a Servicer specifically related to a defaulted Mortgage Loan or disposition of an REO Property prior to the related Prepayment Period that resulted in a Realized Loss, after the liquidation or disposition of such defaulted Mortgage Loan, net of any amounts reimbursable to such Servicer related to obtaining such Subsequent Recovery.

“Trigger Event”: With respect to any Distribution Date on or after the Stepdown Date, a Trigger Event is in effect if (x) the rolling six month average of a fraction, expressed as a percentage, the numerator of which is the aggregate Scheduled Principal Balances of all 60-Day Delinquent Mortgage Loans, as of the close of business on the last day of the related Due Period (including Mortgage Loans in foreclosure, REO or discharged in bankruptcy; provided that in the case of (I) Mortgage Loans that are the subject of forbearance plans and (II) Mortgage Loans with respect to which the related borrower is the subject of bankruptcy proceedings, delinquency shall be deemed to mean delinquency of the monthly payment due under the related forbearance plan or bankruptcy plan, as applicable) and the denominator of which is the aggregate Scheduled Principal Balance of the Mortgage Loans as of the close of business on the last day of the related Due Period, exceeds a percentage ranging from 27.30% to 29.30% of the Senior Credit Enhancement Percentage with respect to such Distribution Date or (y) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date	Range of Percentages
December 2009 to November 2010	a percentage ranging from 2.13% to 3.13%, plus 1/12 of 1.74% for each month thereafter

December 2010 to November 2011	a percentage ranging from 3.87% to 4.87%, plus 1/12 of 1.38% for each month thereafter

December 2011 to November 2012	a percentage ranging from 5.25% to 6.25%, plus 1/12 of 0.88% for each month thereafter

December 2012 and thereafter	a percentage ranging from 6.13% to 7.13%,

For purposes of this definition, a Mortgage Loan is a “60-day Delinquent Mortgage Loan” on any date of determination if the excess, if any, of (1) the number of days the most delinquent monthly payment for such Mortgage Loan was delinquent as of the close of business on the last day of the related Due Period minus (2) the number of days the most delinquent Monthly Payment for such Mortgage Loan was delinquent as of the close of business on the Cut-off Date, is greater than or equal to 60.

The Cap Provider and The Cap Agreement

HSBC Bank USA, National Association as trustee will enter into an interest rate cap agreement for the benefit of the Offered Certificates (the “Cap Agreement”) with a cap provider that has, to the extent that it is rated by each of the following rating agencies (i) a long-term credit rating of not less than A+ from S&P and (ii) a short-term rating of at least “F1” by Fitch or if such counterparty or entity does not have a short-term rating by Fitch, a long-term credit rating of at least “A” by Fitch (the “Cap Provider”). The Trustee will appoint the Securities Administrator to receive and distribute funds in respect of the Cap Agreement. For the avoidance of doubt, the Cap Agreement will not be assets of any REMIC. Under the Cap Agreement on or before each Distribution Date commencing with the Distribution Date in December 2006 and terminating immediately following the Distribution Date in March 2009, the Cap Provider will be obligated to make a payment for that Distribution Date equal to the product of (x) the excess, if any, of (i) One-Month LIBOR as determined pursuant to the Cap Agreement for the related calculation period (as defined in the Cap Agreement) over (ii) the strike rate for such Distribution Date set forth in the Cap Agreement, (y) the Cap Agreement Notional Amount (as defined below) for that Distribution Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360.

The Cap Agreement Notional Amount for each Distribution Date will be equal to the lesser of (x) the aggregate principal balance of the Mortgage Loans at the beginning of the related calculation period and (y) Cap Agreement Calculation Amount set forth in the Cap Agreement for such Distribution Date (such lesser amount, the “Cap Agreement Notional Amount”).

The Cap Agreement will terminate following the Distribution Date in March 2009, unless the Cap Agreement is terminated earlier upon the occurrence of a Cap Agreement Event of Default, a Cap Agreement Termination Event or a Cap Agreement Additional Termination Event, each as defined below.

If, on any Distribution Date, the payments received by the Securities Administrator under the Cap Agreement exceed the amount of the Net WAC Rate Carryover Amounts payable to the Offered Certificates for such Distribution Date, such excess will be distributed to the Class CE-1 Certificates.

The obligations of the Cap Provider to pay specified amounts due under the Cap Agreement (other than Cap Agreement Termination Payments (as defined below)) generally will be subject to the following conditions precedent: (1) no Cap Agreement Event of Default or event that with the giving of notice or lapse of time or both would become a Cap Agreement Event of Default will have occurred and be continuing and (2) no “early termination date” (as defined in the Cap Agreement ) has occurred or been effectively designated.

Events of default under the Cap Agreement (each a “Cap Agreement Event of Default”) include the following:

•	failure to make a payment due under the Cap Agreement, after notice of such failure is received and expiration of a specified grace period,

•
failure by the Cap Provider to comply with or perform certain agreements or obligations required under the Cap Agreement after notice of such failure is received and expiration of a specified grace period,

•
failure by the Cap Provider to comply with or perform the second rating trigger collateral posting requirements of the Cap Agreement if a second rating trigger downgrade has occurred and after notice of such failure is received and expiration of a specified grace period,

•	certain representations by the Cap Provider or its credit support provider prove to have been incorrect or misleading in any material respect,

•
repudiation or certain defaults by the Cap Provider or its credit support provider in respect of any derivative or similar transactions entered into between the Trustee and the Cap Provider and specified for this purpose in the Cap Agreement,

•	cross-default by the Cap Provider or its credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the Cap Agreement,

•	certain insolvency or bankruptcy events, and

•	a merger by the Cap Provider without an assumption of the Cap Provider’s obligations under the Cap Agreement,

each as further described in the Cap Agreement.

Termination events under the Cap Agreement (each a “Cap Agreement Termination Event”) include the following:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Cap Agreement),

•	tax event (which generally relates to the application of certain withholding taxes to amounts payable under the Cap Agreement, as a result of a change in tax law or certain similar events), and

•	tax event upon merger (which generally relates to the application of certain withholding taxes to amounts payable under the Cap Agreement as a result of a merger or similar transaction),

each as further described in the Cap Agreement.

Additional termination events under the Cap Agreement (each a “Cap Agreement Additional Termination Event”), include the following:

•	failure of the Cap Provider to comply with the first rating trigger collateral posting requirements of the Cap Agreement,

•	if a second rating trigger downgrade has occurred and been continuing for 30 or more business days and a firm offer from a replacement cap provider remains capable of acceptance by the offeree,

•
failure of the Cap Provider to comply with the Regulation AB provisions of the Cap Agreement (including, if applicable, the provisions of any additional agreement incorporated by reference into the Cap Agreement), and

•	occurrence of an optional termination of the securitization pursuant to the terms of the pooling and servicing agreement,

each as further described in the Cap Agreement.

If the Cap Provider’s credit ratings are withdrawn or reduced below the first ratings threshold specified in the Cap Agreement, the Cap Provider will be required, at its own expense, to post collateral in accordance with the Cap Agreement.

If the Cap Provider’s credit ratings are withdrawn or reduced below the second ratings threshold specified in the Cap Agreement, the Cap Provider will be required, at its own expense, either (1) to obtain a substitute cap provider which will assume the obligations of the Cap Provider under the Cap Agreement and which meets all eligibility requirements provided therein or in any related documentation, or (2) to obtain a guarantor which will provide a guarantee of the obligations of the Cap Provider under the Cap Agreement that meets all eligibility requirements provided therein or in any related documentation.

Upon the occurrence of a Cap Agreement Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”). Upon the occurrence of a Cap Agreement Termination Event or a Cap Agreement Additional Termination Event, an Early Termination Date may be designated by one of the parties (as specified in the Cap Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Cap Agreement to a related entity within a specified period after notice has been given of the Cap Agreement Termination Event, all as set forth in the Cap Agreement. The occurrence of an Early Termination Date under the Cap Agreement will constitute a “Cap Agreement Early Termination.”

Upon a Cap Agreement Early Termination, the Cap Provider may be liable to make a termination payment (the “Cap Agreement Termination Payment”) to the Securities Administrator (regardless, if applicable, of which of the parties has caused the termination). The Cap Agreement Termination Payment will be based on the value of the Cap Agreement computed in accordance with the procedures set forth in the Cap Agreement.

Upon a Cap Agreement Early Termination other than in connection with the optional termination of the trust, the Securities Administrator, pursuant to the pooling and servicing agreement, will use reasonable efforts to appoint a successor cap provider to enter into a new interest rate cap agreement on terms substantially similar to the Cap Agreement, with a successor cap provider meeting all applicable eligibility requirements. The Securities Administrator will apply any Cap Agreement Termination Payment received from the original Cap Provider in connection with such Cap Agreement Early Termination to the upfront payment required to appoint the successor cap provider. If the Securities Administrator is unable to appoint a successor cap provider within 30 days of the Cap Agreement Early Termination, then the Securities Administrator will deposit any Cap Termination Payment received from the original Cap Provider into a separate, non-interest bearing reserve account and will, on each subsequent Distribution Date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the payment, if any, that would have been paid to the Securities Administrator by the original Cap Provider calculated in accordance with the terms of the original Cap Agreement, and distribute such amount in accordance with the terms of the pooling and servicing agreement.

Upon a Cap Agreement Early Termination in connection with the optional termination of the trust, if the Securities Administrator receives a Cap Agreement Termination Payment from the Cap Provider, such Cap Agreement Termination Payment generally will not be available to Certificateholders; rather, the Securities Administrator will distribute such Cap Agreement Termination Payment in accordance with the terms of the pooling and servicing agreement.

The significance percentage of the Cap Agreement, as calculated in accordance with Item 1115 of Regulation AB, is less than 10%. The Cap Agreement will provide that the Cap Provider may be replaced in certain circumstances, including if the significance percentage of the Cap Agreement is equal to or greater than 10%.

The Cap Agreement will be governed by and construed in accordance with the laws of the State of New York. The obligations of the Cap Provider are limited to those specifically set forth in the Cap Agreement.

Interest Distributions on the Offered Certificates

Holders of the Offered Certificates will be entitled to receive on each Distribution Date, interest distributions in an aggregate amount equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balances thereof at the then-applicable Pass-Through Rates thereon, in the priorities set forth below.

On each Distribution Date, the Interest Remittance Amount will be distributed in the following order of priority:

first, to the holders of the Class A Certificates, the Senior Interest Distribution Amount allocable to such class;

second, sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in that order, the Interest Distribution Amount allocable to each such class; and

third, the portion, if any, of the Interest Remittance Amount remaining after application pursuant to clauses first and second above, will be applied as part of Net Monthly Excess Cashflow for such Distribution Date, as described under “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus.

On any Distribution Date, any shortfalls resulting from the application of the Relief Act or any similar state or local law and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicers or the Master Servicer will be allocated first, to Net Monthly Excess Cashflow according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus, second, to the Class M-5 Certificates, third, to the Class M-4 Certificates, fourth, to the Class M-3 Certificates, fifth, to the Class M-2 Certificates, sixth, to the Class M-1 Certificates and seventh, to the Class A Certificates. The holders of the Offered Certificates will be entitled to reimbursement for any of these interest shortfalls, subject to available funds, in the priorities described under “—Overcollateralization Provisions” in this free writing prospectus.

With respect to any Distribution Date, to the extent that the aggregate Interest Distribution Amount exceeds the Interest Remittance Amount, a shortfall in interest distributions on one or more classes of Offered Certificates will result and payments of Interest Carry Forward Amounts to such classes of Offered Certificates will be made. The Interest Carry Forward Amount with respect to the Class A Certificates, if any, is distributed as part of the Senior Interest Distribution Amount on each Distribution Date. The Interest Carry Forward Amount with respect to the Mezzanine Certificates, if any, may be carried forward to succeeding Distribution Dates and, subject to available funds, will be distributed in the manner set forth in “—Overcollateralization Provisions” in this free writing prospectus.

Except as otherwise described in this free writing prospectus, on any Distribution Date, distributions of the Interest Distribution Amount for a class of certificates will be made in respect of that class of certificates, to the extent provided in this free writing prospectus, on a pari passu basis, based on the Certificate Principal Balance of the certificates of each class.

Calculation of One-Month LIBOR

With respect to each Interest Accrual Period (other than the initial Interest Accrual Period) and the Offered Certificates, on the second business day preceding such Interest Accrual Period, (each such date, an “Interest Determination Date”), the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period. With respect to the initial Interest Accrual Period, on the Closing Date, the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period based on information available on the second business day preceding the Closing Date (the related “Interest Determination Date”). “One-Month LIBOR” means, as of any Interest Determination Date, the London interbank offered rate for one-month U.S. dollar deposits which appears on Telerate Page 3750 (as defined herein) as of 11:00 a.m. (London time) on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined herein) for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The Securities Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate (as defined in this free writing prospectus).

As used in this section, “business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York; “Telerate Page 3750” means the display page currently so designated on the Dow Jones Telerate Capital Markets Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); “Reference Banks” means leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Securities Administrator and (iii) not controlling, controlled by, or under common control with, the Depositor or the Securities Administrator, and “Reserve Interest Rate” shall be the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable to the Offered Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Principal Distributions on the Offered Certificates

On each Distribution Date, the Principal Distribution Amount will be distributed to the holders of the Offered Certificates then entitled to principal distributions. In no event will the Principal Distribution Amount with respect to any Distribution Date be (i) less than zero or (ii) greater than the then outstanding aggregate Certificate Principal Balance of the Offered Certificates.

(A) On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Principal Distribution Amount will be made in the following amounts and order of priority:

first, to the holders of the Class A Certificates until the Certificate Principal Balance of the Class A Certificates has been reduced to zero; and

second, sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero.

(B) On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Distribution Amount will be made in the following amounts and order of priority:

first, to the holders of the Class A Certificates the Class A Principal Distribution Amount, until the Certificate Principal Balance of the Class A Certificates has been reduced to zero;

second, to the holders of the Class M-1 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the holders of the Class A Certificates under clause first above, and (y) the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero;

third, to the holders of the Class M-2 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates under clause first above and to the holders of the Class M-1 Certificates under clause second above, and (y) the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero;

fourth, to the holders of the Class M-3 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates under clause first above, to the holders of the Class M-1 Certificates under clause second above and to the holders of the Class M-2 Certificates under clause third above, and (y) the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-3 Certificates has been reduced to zero;

fifth, to the holders of the Class M-4 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates under clause first above, to the holders of the Class M-1 Certificates under clause second above, to the holders of the Class M-2 Certificates under clause third above and to the holders of the Class M-3 Certificates under clause fourth above, and (y) the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-4 Certificates has been reduced to zero;

sixth, to the holders of the Class M-5 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates under clause first above, to the holders of the Class M-1 Certificates under clause second above, to the holders of the Class M-2 Certificates under clause third above, to the holders of the Class M-3 Certificates under clause fourth above and to the holders of the Class M-4 Certificates under clause fifth above and (y) the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-5 Certificates has been reduced to zero; and

seventh, the portion, if any, of the Principal Distribution Amount remaining after application pursuant to clauses first through sixth above, will be applied as part of Net Monthly Excess Cashflow for such Distribution Date, as described under “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus.

The allocation of distributions in respect of principal to the Class A Certificates on each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the Mortgage Loans evidenced by the Mezzanine Certificates. Increasing the respective percentage interest in the trust fund of the Mezzanine Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Mezzanine Certificates.

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the Mortgage Loans and other assets of the trust fund, while the Offered Certificates are outstanding.

All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the Mortgage Loans.

Item	Fee or Expense	Paid To	Paid From	Frequency
Servicing Fee(1)	0.500% per annum of the Scheduled Principal Balance of each Mortgage Loan	The related Servicer	Mortgage Loan interest collections	Monthly

Master Servicing Fee(2)	0.0565% per annum of the Scheduled Principal Balance of each Mortgage Loan	Master Servicer	Mortgage Loan interest collections	Monthly

Credit Risk Manager Fee(3)	0.0200% per annum of the Scheduled Principal Balance of each Mortgage Loan	Credit Risk Manager	Mortgage Loan interest collections	Monthly

P&I Advances and Servicing Advances	To the extent of funds available, the amount of any advances and servicing advances	The related Servicer or Master Servicer, as applicable
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan
Time to Time

Item	Fee or Expense	Paid To	Paid From	Frequency
Nonrecoverable Advances and Servicing Advances	The amount of any advances and servicing advances deemed nonrecoverable	The related Servicer or Master Servicer, as applicable	All collections on the Mortgage Loans	Time to Time

Reimbursement for certain expenses, costs and liabilities incurred by the related Servicer, the Master Servicer, the Securities Administrator, the Sponsor or the Depositor in connection with any legal action relating to the pooling and servicing agreement or the certificates (4)
	The amount of the expenses, costs and liabilities incurred	The related Servicer, Master Servicer, Securities Administrator, Sponsor or Depositor, as applicable	All collections on the Mortgage Loans	Time to Time

Indemnification expenses	Amounts for which the Sponsor, the related Servicer, the Master Servicer, the Securities Administrator and the Depositor are entitled to indemnification (5)	The related Servicer, Master Servicer, Securities Administrator Sponsor or Depositor, as applicable	All collections on the Mortgage Loans (or, in the case of a Servicer, the related Mortgage Loans)	Time to Time

Indemnification expenses	Amounts for which the Trustee or a Custodian is entitled to indemnification (6)	Trustee or the related Custodian, as applicable	All collections on the Mortgage Loans	Time to Time

Reimbursement for any amounts payable by the Trustee or Master Servicer for recording of assignments of mortgages to the extent not paid by the related Servicer	The amounts paid by the Trustee or Master Servicer	Trustee or Master Servicer, as applicable	All collections on the Mortgage Loans	Time to Time

Item	Fee or Expense	Paid To	Paid From	Frequency
Reimbursement for costs associated with the transfer of servicing or master servicing in the event of termination of the Master Servicer or a defaulting Servicer
The amount of costs incurred by the Master Servicer or the Trustee in connection with the transfer of servicing to the Master Servicer or a successor servicer or by the Trustee in the event of termination the Master Servicer, to the extent not paid by the terminated Servicer or Master Servicer
		Trustee or Master Servicer, as applicable	All collections on the Mortgage Loans	Time to Time

Reimbursement for any expenses incurred by the Trustee or the Securities Administrator in connection with a tax audit of the trust	The amount incurred by the Trustee or the Securities Administrator in connection with a tax audit of the trust	Trustee and Securities Administrator	All collections on the Mortgage Loans	Time to Time

(1)
The servicing fee is paid on a first priority basis from collections allocable to interest on the Mortgage Loans, prior to distributions to the Certificateholders. For so long as IndyMac Bank, F.S.B. is servicing the related Mortgage Loans, (A) with respect to each such fixed-rate Mortgage Loan, 0.25% of the related servicing fee will be paid to IndyMac Bank, F.S.B. and 0.25% of the related servicing fee will be paid to the holder of the Class CE-2 Certificate and (B) with respect to each such ARM Loan, 0.375% of the related servicing fee will be paid to IndyMac Bank, F.S.B. and 0.125% of the related servicing fee will be paid to the holder of the Class CE-2 Certificate. For so long as Ocwen Loan Servicing, LLC is servicing the related Mortgage Loans, with respect to each such Mortgage Loan, 0.39% of the related servicing fee will be paid to Ocwen Loan Servicing, LLC and 0.11% of the related servicing fee will be paid to the holder of the Class CE-2 Certificate. For so long as Select Portfolio Servicing, Inc. is servicing the related Mortgage Loans, with respect to each such Mortgage Loan, 0.40% of the related servicing fee will be paid to Select Portfolio Servicing, Inc. and 0.10% of the related servicing fee will be paid to the holder of the Class CE-2 Certificate. For so long as Washington Mutual Bank is servicing the related Mortgage Loans, with respect to each such Mortgage Loan, 0.27811% of the related servicing fee will be paid to Washington Mutual Bank and 0.22189% of the related servicing fee will be paid to the holder of the Class CE-2 Certificate.

(2)
The master servicing fee is paid on a first priority basis from collections allocable to interest on the Mortgage Loans or as otherwise provided in the pooling and servicing agreement, prior to distributions to the Certificateholders.

(3)
The Credit Risk Manager fee is paid on a first priority basis from collections allocable to interest on the Mortgage Loans or as otherwise provided in the pooling and servicing agreement, prior to distributions to Certificateholders.

(4)	The Master Servicer pays trustee fees and ongoing custodial and safekeeping fees out of its compensation.
(5)	See “The Master Servicer, The Securities Administrator and The Custodians” in this free writing prospectus.
(6)	See “The Trustee“ and “The Master Servicer, The Securities Administrator and The Custodians” in this free writing prospectus.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Offered Certificates consists of subordination, as described in this section, arrearages as described under “-Arrearages” in this free writing prospectus and overcollateralization as described under “—Overcollateralization Provisions” in this free writing prospectus.

The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described in this section, to the rights of the holders of the Class A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford holders of the Class A Certificates protection against Realized Losses.

The protection afforded to the holders of the Class A Certificates by means of the subordination of the Subordinate Certificates will be accomplished by (i) the preferential right of the holders of the Class A Certificates to receive on any Distribution Date, prior to distribution on the Subordinate Certificates, distributions in respect of interest and principal, subject to available funds and (ii) if necessary, the right of the holders of the Class A Certificates to receive future distributions of amounts that would otherwise be payable to the holders of the Subordinate Certificates.

In addition, (i) the rights of the holders of the Class M-1 Certificates will be senior to the rights of holders of the Class M-2, Class M-3, Class M-4, Class M-5 and Class CE-1 Certificates, (ii) the rights of the holders of the Class M-2 Certificates will be senior to the rights of the holders of the Class M-3, Class M-4, Class M-5 and Class CE-1 Certificates, (iii) the rights of the holders of the Class M-3 Certificates will be senior to the rights of the holders of the Class M-4, Class M-5 and Class CE-1 Certificates, (iv) the rights of the holders of the Class M-4 Certificates will be senior to the rights of the holders of the Class M-5 Certificates and Class CE-1 Certificates and (v) the rights of the holders of the Class M-5 Certificates will be senior to the rights of the holders of the Class CE-1 Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of more senior certificates of distributions in respect of interest and principal and to afford these holders protection against Realized Losses.

Arrearages

The Mortgage Pool contains Mortgage Loans which have been subject to monetary defaults in the past and are now re-performing either pursuant to the terms of the original mortgage note or under the provisions of a bankruptcy plan or forbearance plan. Certain of these Mortgage Loans have Arrearages. The “Arrearage” with respect to any such Mortgage Loan is equal to the interest portion of the payments due with respect to any such Mortgage Loan on or prior to the Cut-off Date but not received by the related Servicer by such date. Any Realized Losses on the Mortgage Loans on any Distribution Date will first cause a reduction in Net Monthly Excess Cashflow, which includes any collections in respect of Arrearages on the Mortgage Loans. This reduction is intended to afford the holders of the Offered Certificates protection against Realized Losses.

Overcollateralization Provisions

The weighted average Expense Adjusted Mortgage Rate for the Mortgage Loans is expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates, thus generating excess interest collections which, in the absence of Realized Losses, will not be necessary to fund interest distributions on the Offered Certificates. Additional excess interest will be generated by the portion of the Mortgage Pool represented by the Overcollateralization Amount. The pooling and servicing agreement requires that, on each Distribution Date, the Net Monthly Excess Cashflow, if any, be applied on the related Distribution Date as an accelerated payment of principal on the class or classes of Offered Certificates then entitled to receive distributions in respect of principal, but only to the limited extent described in this section.

With respect to any Distribution Date, any Net Monthly Excess Cashflow (or, in the case of clause first below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount) shall be paid as follows:

first, to the holders of the class or classes of certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount for such Distribution Date, which shall be included in the Principal Distribution Amount for such Distribution Date and paid in accordance with the priorities set forth under “—Principal Distributions on the Offered Certificates” above;

second, sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in that order, in an amount equal to the Interest Carry Forward Amount allocable to each such class;

third, sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in that order, in an amount equal to the Allocated Realized Loss Amount allocable to each such class;

fourth, to the holders of the Class A Certificates, in an amount equal to such certificates’ allocated share of any Prepayment Interest Shortfalls on the Mortgage Loans to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicers, and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the Mortgage Loans;

fifth, sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in that order, in an amount equal to each such certificates’ allocated share of any Prepayment Interest Shortfalls on the Mortgage Loans to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicers, and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the Mortgage Loans;

sixth, to the reserve fund (the “Reserve Fund”) established in accordance with the terms of the pooling and servicing agreement, the amount by which the Net WAC Rate Carryover Amounts, if any, with respect to the Offered Certificates exceeds the sum of any amounts received by the Securities Administrator with respect to the Cap Agreement since the prior Distribution Date and any amounts in the Reserve Fund that were not distributed on prior Distribution Dates;

seventh, to the holders of the Class P Certificates and Class CE-1 Certificates as provided in the pooling and servicing agreement; and

eighth, to the holders of the Residual Certificates, any remaining amounts.

On each Distribution Date, the Securities Administrator will deposit all amounts received with respect to the Cap Agreement in the Reserve Fund. On each Distribution Date, after making the distributions required under “—Interest Distributions on the Offered Certificates”, “—Principal Distributions on the Offered Certificates” and after the distribution of the Net Monthly Excess Cashflow as described above, the Securities Administrator will withdraw from the Reserve Fund the amounts on deposit therein (which shall include any payments received under the Cap Agreement) and distribute such amounts to the Offered Certificates in respect of any Net WAC Rate Carryover Amounts due to each such class in the following manner and order of priority:

(A) any amounts received by the Securities Administrator on account of the Cap Agreement will be distributed to the holders of the Class A Certificates in respect of the related Net WAC Rate Carryover Amount for such Distribution Date;

(B) any remaining amounts received by the Securities Administrator on account of the Cap Agreement will be distributed sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in that order, in respect of the related Net WAC Rate Carryover Amount for each such class for such Distribution Date;

(C)  any amounts deposited in the Reserve Fund from the Net Monthly Excess Cashflow will be distributed:

first, to the holders of the Class A Certificates, the related Net WAC Rate Carryover Amount for such Distribution to the extent not paid pursuant to clause (A) above;

second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in that order, the related Net WAC Rate Carryover Amount for each such class for such Distribution Date to the extent not paid pursuant to clause (B) above.

If, on any Distribution Date, the payments received by the Securities Administrator under the Cap Agreement exceed the amount of the Net WAC Rate Carryover Amounts payable to the Offered Certificates for such Distribution Date, such excess will be distributed to the Class CE Certificates.

As of the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date will exceed the sum of the aggregate Certificate Principal Balances of the Offered Certificates and the Class P Certificates by an amount equal to approximately $8,374,881 (subject to a permitted variance of plus or minus 10%), which is equal to the initial Certificate Principal Balance of the Class CE-1 Certificates. This amount represents approximately 5.45% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, which is less than the Required Overcollateralization Amount. Under the pooling and servicing agreement, the Overcollateralization Amount is required to be built up to and maintained at the “Required Overcollateralization Amount” (which is an amount equal to the product of (i) a percentage ranging from 5.35% to 7.35% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date) as defined under “—Glossary” above. In the event that Realized Losses are incurred on the Mortgage Loans, such Realized Losses may result in an overcollateralization deficiency since the Realized Losses will reduce the principal balance of the Mortgage Loans without a corresponding reduction to the aggregate Certificate Principal Balances of the Offered Certificates. In the event of an overcollateralization deficiency, the pooling and servicing agreement requires the payment from Net Monthly Excess Cashflow, subject to available funds, of an amount equal to the overcollateralization deficiency, which shall constitute a principal distribution on the Offered Certificates in reduction of the Certificate Principal Balances of the Offered Certificates. These payments have the effect of accelerating the amortization of the Offered Certificates relative to the amortization of the Mortgage Loans, and of increasing the Overcollateralization Amount.

On and after the Stepdown Date and provided that a Trigger Event is not in effect the Required Overcollateralization Amount may be permitted to decrease (“step down”), to a level equal to a percentage ranging from 10.70% to 14.70% of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor equal to the product (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. In the event that the Required Overcollateralization Amount is permitted to step down on any Distribution Date, the pooling and servicing agreement provides that a portion of the principal which would otherwise be distributed to the holders of the Offered Certificates on the related Distribution Date shall be distributed to the holders of the Class CE-1 Certificates pursuant to the priorities set forth above.

With respect to each Distribution Date, the Overcollateralization Reduction Amount, after taking into account all other distributions to be made on the related Distribution Date, shall be distributed as Net Monthly Excess Cashflow pursuant to the priorities set forth above. This has the effect of decelerating the amortization of the Offered Certificates relative to the amortization of the Mortgage Loans, and of reducing the Overcollateralization Amount. However, if on any Distribution Date a Trigger Event is in effect, the Required Overcollateralization Amount will not be permitted to step down on the related Distribution Date.

The Class P Certificates

On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans (other than the Mortgage Loans serviced Washington Mutual Bank) received during the related Prepayment Period will be withdrawn from the Distribution Account and distributed to the Class P Certificates and shall not be available for distribution to the holders of any other class of certificates. The payment of such Prepayment Charges shall not reduce the Certificate Principal Balance of the Class P Certificates.

On the Distribution Date occurring after the expiration of the latest Prepayment Charge term on the Mortgage Loans (other than the Mortgage Loans serviced Washington Mutual Bank), the Securities Administrator shall make a payment of principal to the Class P Certificates in reduction of the Certificate Principal Balance thereof from Net Monthly Excess Cashflow pursuant to clause seventh under “Description of the Certificates—Overcollateralization Provisions” above.

Allocation of Losses; Subordination

With respect to any defaulted Mortgage Loan that is finally liquidated through foreclosure sale or disposition of the related Mortgaged Property (if acquired on behalf of the certificateholders by deed in lieu of foreclosure or otherwise), the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which the related Mortgage Loan was finally liquidated or charged-off, after application of all amounts recovered (net of amounts reimbursable to the related Servicer or the Master Servicer for P&I Advances, servicing advances and other related expenses, including attorneys’ fees) towards interest and principal owing on the Mortgage Loan. The amount of loss realized and any Bankruptcy Losses are referred to in this free writing prospectus as “Realized Losses.” In the event that amounts recovered in connection with the final liquidation of a defaulted Mortgage Loan are insufficient to reimburse the related Servicer or the Master Servicer for P&I Advances, servicing advances and unpaid servicing fees, these amounts may be reimbursed to such Servicer or the Master Servicer out of any funds in the related collection account prior to any remittance to the Securities Administrator of funds for distribution on the certificates. In addition, to the extent the related Servicer receives Subsequent Recoveries with respect to any defaulted Mortgage Loan, the amount of the Realized Loss with respect to that defaulted Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any class of Certificates on any Distribution Date.

Realized Losses on the Mortgage Loans for any Distribution Date will first, cause a reduction in Net Monthly Excess Cashflow for that Distribution Date and second, cause a reduction in the Overcollateralization Amount for that Distribution Date until reduced to zero. To the extent that Realized Losses on a Distribution Date cause the aggregate Certificate Principal Balance of the Offered Certificates after taking into account all distributions on such Distribution Date to exceed the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period, such excess will be allocated first, to the Class M-5 Certificates, second, to the Class M-4 Certificates, third, to the Class M-3 Certificates, fourth, to the Class M-2 Certificates and fifth, to the Class M-1 Certificates, in each case, to reduce the Certificate Principal Balance thereof until it has been reduced to zero.

The pooling and servicing agreement does not permit the allocation of Realized Losses to the Class A Certificates or Class P Certificates. Investors in the Class A Certificates should note that although Realized Losses cannot be allocated to the Class A Certificates, under certain loss scenarios there will not be enough principal and interest on the Mortgage Loans to pay the Class A Certificates all interest and principal amounts to which they are then entitled.

Except as described below, once Realized Losses have been allocated to the Mezzanine Certificates such amounts with respect to such certificates will no longer accrue interest, and such amounts will not be reinstated thereafter (except in the case of Subsequent Recoveries as described below). However, Allocated Realized Loss Amounts may be paid to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow, according to the priorities set forth under “—Overcollateralization Provisions” above.

Any allocation of a Realized Loss to a Mezzanine Certificate will be made by reducing the Certificate Principal Balance of that Certificate by the amount so allocated as of the Distribution Date in the month following the calendar month in which the Realized Loss was incurred. Notwithstanding anything to the contrary described in this free writing prospectus, in no event will the Certificate Principal Balance of any Mezzanine Certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of Realized Losses and (ii) payable as principal to the holder of such certificate from Net Monthly Excess Cashflow.

A “Bankruptcy Loss” is a Deficient Valuation or a Debt Service Reduction. With respect to any Mortgage Loan, a “Deficient Valuation” is a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code. A “Debt Service Reduction” is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a Mortgage Loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

In the event that a Servicer receives any Subsequent Recoveries, such Subsequent Recoveries will be distributed as part of the Available Distribution Amount in accordance with the priorities described under “Description of the Certificates” in this free writing prospectus and the Certificate Principal Balance of each class of Mezzanine Certificates that has been reduced by the allocation of a Realized Loss to such certificate will be increased, in order of seniority, by the amount of such Subsequent Recoveries but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of such certificate, and only to the extent that such certificate has not been reimbursed for the amount of such Realized Loss (or any portion thereof) allocated to such certificate from Net Monthly Excess Cashflow as described under “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus. Holders of such certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs.

Reports to Certificateholders

On each Distribution Date, the Securities Administrator will make available to each certificateholder and the Depositor a statement generally setting forth, among other information:

1.           the applicable Interest Accrual Periods and general Distribution Dates;

2.           the total cash flows received and the general sources thereof;

3.           the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

4.           the amount of the related distribution to holders of the Offered Certificates (by class) allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) any Overcollateralization Increase Amount included therein;

5.           the Interest Carry Forward Amounts and any Net WAC Rate Carryover Amounts for the related Offered Certificates (if any);

6.           the Certificate Principal Balance of the related Offered Certificates before and after giving effect to the distribution of principal and allocation of Allocated Realized Loss Amounts on such distribution date;

7.           the number and Scheduled Principal Balance of all the Mortgage Loans for the following Distribution Date;

8.           the Pass-Through Rate for each class of Offered Certificates for such Distribution Date;

9.           the aggregate amount of advances included in the distributions on the Distribution Date (including the general purpose of such advances);

10.         the number and aggregate principal balance of any Mortgage Loans (not including any liquidated Mortgage Loans as of the end of the related Prepayment Period) that were (A) delinquent (exclusive of Mortgage Loans in foreclosure) using the “OTS” method (1) one scheduled payment is delinquent, (2) two scheduled payments are delinquent, (3) three scheduled payments are delinquent and (4) foreclosure proceedings have been commenced, and loss information for the period;

11.         the amount of, if any, of excess cashflow or excess spread and the application of such excess cashflow;

12.         any Mortgage Loan that was liquidated during the preceding calendar month, the loan number and Scheduled Principal Balance of, and Realized Loss on, such Mortgage Loan as of the end of the related Prepayment Period;

13.         whether the Stepdown Date has occurred and whether a Trigger Event is in effect;

14.         the total number and principal balance of any real estate owned, or REO properties, as of the end of the related Prepayment Period;

15.         the cumulative Realized Losses through the end of the preceding month;

16.         the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Scheduled Principal Balance of the Mortgage Loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the Scheduled Principal Balances of all of the Mortgage Loans;

17.         the amount of the Prepayment Charges remitted by the Servicers; and

18.         the amount of any cap payments payable to the trust by the Cap Provider.

On each Distribution Date, the Securities Administrator will make the monthly statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the Securities Administrator’s internet website. Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator’s customer service desk and indicating such. The Securities Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports, in each case as prepared and filed by the Securities Administrator with respect to the trust pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be made available on the website of the Securities Administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission.

In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon written request, prepare and deliver to each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable Certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

THE ORIGINATORS

The principal originators of the Mortgage Loans are: Madison Equity LLC, with respect to approximately 12.93% of the Mortgage Loans, WAMU, with respect to approximately 10.88% of the Mortgage Loans, IndyMac, with respect to approximately 10.57% of the Mortgage Loans and Luxury Mortgage Corp., with respect to approximately 10.53% of the Mortgage Loans, in each case, by aggregate principal balance as of the Cut-off Date. The remainder of the Mortgage Loans were originated by various originators, none of which have originated 10% or more of the Mortgage Loans.

STATIC POOL INFORMATION

Static pool information material to this offering may be found at  http://regab.db.com.

Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

ISSUING ENTITY

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3 is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement between the Depositor, Ocwen Loan Serving, LLC as a Servicer, the Master Servicer, the Securities Administrator and the Trustee, dated as of October 31, 2006 (the “Pooling and Servicing Agreement”). The Pooling and Servicing Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3 will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Certificates, (iii) making payments on the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Pooling and Servicing Agreement. These restrictions cannot be amended without the consent of holders of Certificates evidencing at least 51% of the voting rights. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see “Description of the Agreements — Amendment” in the prospectus.

The assets of the ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3 will consist of the Mortgage Loans and certain related assets.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3’s fiscal year end is December 31.

THE DEPOSITOR

ACE Securities Corp., the Depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998. The principal executive offices of the Depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211. Its telephone number is (704) 365-0569. The Depositor does not have, nor is it expected in the future to have, any significant assets.

The limited purposes of the Depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

The Depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 1999. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $30 billion.

After issuance and registration of the securities contemplated in this free writing prospectus, the Depositor will have no duties or responsibilities with respect to the pool assets or securities other than any obligations with respect to the filing of any reports under the Exchange Act as set forth in the Pooling and Servicing Agreement.

All of the shares of capital stock of the Depositor are held by Altamont Holdings Corp., a Delaware corporation.

THE SPONSOR

DB Structured Products, Inc. is the Sponsor. The Sponsor was incorporated in the State of Delaware on February 4, 1970 under the name “Sharps Pixley Incorporated”. The name of the Sponsor was changed on January 3, 1994 to Deutsche Bank Sharps Pixley Inc., and subsequently changed on January 2, 2002 to DB Structured Products, Inc. The Sponsor maintains its principal office at 60 Wall Street, New York, New York 10005. Its telephone number is (212) 250-2500.

Through September 30, 2006, the Sponsor has purchased over $25 billion in residential mortgage loans. This includes the purchase of newly originated non-agency loans, as well as seasoned, program exception, sub-performing and non-performing loans.

The Sponsor has been securitizing residential mortgage loans since 2004. The following table describes size, composition and growth of the Sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2004		December 31, 2005		September 30, 2006
Loan Type	Number	Total Portfolio of Loans ($)	Number	Total Portfolio of Loans ($)	Number	Total Portfolio of Loans ($)
Alt-A ARM	----	----	3,466	1,088,327,305	12,139	3,702,747,571
Alt-A/Alt-B Fixed	----	----	17,892	3,361,707,721	14,182	2,855,024,224
Alt-A Mixed	----	----	----	----	3,602	947,810,575
Prime ARM	3,612	1,096,433,033	----	----	----	----
Prime Fixed	5,275	986,186,740	----	----	----	----
Scratch & Dent/Reperf	1,376	135,671,795	4,913	500,710,103	1,807	315,271,319
Seconds	----	----	5,227	258,281,341	36,822	2,082,515,320
SubPrime	31,174	5,481,240,453	71,747	13,066,859,416	76,110	14,071,814,009
Seasoned	----	----	1,827	165,210,069	----	----
TOTAL:	41,437	7,699,532,021	105,072	18,441,095,955	144,662	23,975,183,018

SERVICING OF THE MORTGAGE LOANS

Primary servicing of the Mortgage Loans will be provided by Ocwen Loan Servicing, LLC or its successor (“Ocwen” or a “Servicer”) with respect to approximately 71.97% of the Mortgage Loans (the “Ocwen Mortgage Loans”), Washington Mutual Bank, (“WAMU” or a “Servicer”) with respect to approximately 10.88% of the Mortgage Loans (the “WAMU Mortgage Loans”), IndyMac Bank, F.S.B. (“IndyMac” or a “Servicer”) with respect to approximately 10.49% of the Mortgage Loans (the “IndyMac Mortgage Loans”) and Select Portfolio Servicing, Inc. (“SPS” or a “Servicer”) with respect to approximately 6.66% of the Mortgage Loans (the “SPS Mortgage Loans”), in each case, by aggregate principal balance as of the Cut-off Date. Ocwen will service the Ocwen Mortgage Loans in accordance with the Pooling and Servicing Agreement and IndyMac, SPS and WAMU will service the related Mortgage Loans in accordance with separate servicing agreements entered into between the Sponsor and the related Servicer as modified by an assignment, assumption and recognition agreement (each, a “Servicing Agreement”). The Master Servicer will be required to monitor Ocwen’s performance under the Pooling and Servicing Agreement and IndyMac’s, SPS’s and WAMU’s performance under the related Servicing Agreement. In the event of a default by IndyMac, SPS or WAMU under the related Servicing Agreement or by Ocwen under the Pooling and Servicing Agreement, the Master Servicer shall enforce any remedies against the related Servicer, as the case may be.

Ocwen Loan Servicing, LLC

The information set forth in the following paragraphs has been provided to the Depositor by Ocwen because Ocwen is servicing more than 20% of the Mortgage Loans.

Ocwen, a Delaware limited liability company, has its primary servicing operations in Orlando, Florida and its corporate offices in West Palm Beach, Florida. Ocwen is a wholly owned subsidiary of Ocwen Financial Corporation, a public financial services holding company (“OCN”) headquartered in West Palm Beach, Florida. OCN’s primary businesses are the servicing, special servicing and resolution of nonconforming, subperforming and nonperforming residential and commercial mortgage loans for third parties, as well as providing loan servicing technology and business-to-business e-commerce solutions for the mortgage and real estate industries.

As of September 30, 2006, OCN had approximately $1.913 billion in assets, including $192.2 million of cash, approximately $1.374 billion in liabilities and approximately $537.2 million in equity. For the quarter ended September 30, 2006, OCN’s net income was approximately $17.0 million, as compared to approximately $159.1 million (including a tax benefit of $141.7 million) reported for the quarter ended June 30, 2006.

Ocwen is rated as a “Strong” residential subprime servicer and residential special servicer by Standard & Poor’s and has an “RPS2” rating as a subprime servicer and an “RSS2” rating as special servicer from Fitch Ratings. Ocwen is also rated “SQ2-” (“Above Average”) as a primary servicer of subprime loans and “SQ2” (“Above Average”) as a special servicer by Moody’s Investors Service, Inc. On April 23, 2004, Standard & Poor’s placed its “Strong” residential subprime servicer and residential special servicer ratings assigned to Ocwen on “Credit Watch with negative implications.” Ocwen is an approved Freddie Mac and Fannie Mae seller/servicer.

Ocwen, as successor in interest to Ocwen Federal Bank, and OCN are defendants in several potential class action lawsuits challenging Ocwen’s mortgage servicing practices. To date, no such lawsuit has been certified by any court as a class action. On April 13, 2004, these lawsuits were consolidated in a single proceeding in the United States District Court for the District of Illinois under caption styled: Ocwen Federal Bank FSB Mortgage Servicing Litigation, MDL Docket No. 1604. Ocwen believes that its servicing practices comply with legal requirements and is vigorously defending against such lawsuits. Ocwen is also subject to various other routine pending litigation in the ordinary course of its business. While the outcome of litigation is always uncertain, Ocwen’s management is of the opinion that the resolution of any of these claims and lawsuits will not have a material adverse effect on the results of its operations or financial condition or its ability to service the mortgage loans.

On February 9, 2006, a trial court in Galveston, Texas entered judgment in the amount of $1.8 million in compensatory and statutory damages and attorneys’ fees against Ocwen in favor of a plaintiff borrower whose mortgage loan was serviced by Ocwen. The plaintiff brought the claims under the Texas Deceptive Trade Practices Act and other state statutes and common law generally alleging that Ocwen engaged in improper loan servicing practices. Ocwen believes that the judgment is against the weight of evidence and contrary to law and that the attorneys’ fees award, which comprises $1.1 million of the judgment should be reduced as impermissibly excessive. Ocwen appealed the decision and will continue to vigorously defend this matter.

On September 13, 2006, a complaint was filed in the United States Bankruptcy Court in Delaware against Ocwen and other parties by the Chapter 7 Trustee of American Business Financial Services, Inc. and its subsidiaries (collectively, “ABFS”) alleging various improper activities and conduct that have harmed ABFS. Claims against Ocwen include damages resulting from improperly servicing mortgage loans included in ABFS-sponsored securitizations and from actions relating to the acquisition of servicing rights from ABFS on those securitizations. Ocwen believes the claims made by ABFS are without merit and intends to vigorously defend the matter.

Ocwen, including its predecessors, has significant experience in servicing residential and commercial mortgage loans and has been servicing residential mortgage loans since 1988, and non-prime mortgage loans since 1994. Ocwen is one of the largest third-party subprime mortgage loan servicers in the United States. OCN and its related companies currently employ more than 3,500 people worldwide with domestic residential mortgage loan servicing and processing centers in Orlando, Florida and Chicago, Illinois and related international offices in Bangalore and Mumbai, India. Ocwen specializes in the management of sub-performing and non-performing assets, including severely delinquent and labor-intensive mortgage loans and REO assets. Ocwen’s servicing experience generally includes collection, loss mitigation, default reporting, bankruptcy, foreclosure and REO property management.

As of September 30, 2006, Ocwen provided servicing for residential mortgage loans with an aggregate unpaid principal balance of approximately $50.8 billion, substantially all of which are being serviced for third parties, including loans in over 250 securitizations. The table below sets forth the aggregate unpaid principal balance of the subprime mortgage loans serviced by Ocwen at the end of each of the indicated periods.

Ocwen
Subprime Servicing Portfolio
(Dollars in Thousands)

Aggregate Principal Balance as of December 31, 2002	Aggregate Principal Balance as of December 31, 2003	Aggregate Principal Balance as of December 31, 2004	Aggregate Principal Balance as of December 31, 2005	Aggregate Principal Balance as of September 30, 2006

$26,356,007	$30,551,242	$28,367,753	$37,424,696	$39,232,629

Ocwen’s Delinquency and Foreclosure Experience

The following tables set forth, for the subprime mortgage loan servicing portfolio serviced by Ocwen, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure in Ocwen’s servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis. Ocwen’s portfolio may differ significantly from the mortgage loans in the mortgage loan pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage loan pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage loan pool. The actual delinquency experience with respect to the mortgage loans in the mortgage loan pool will depend, among other things, upon the value of the real estate securing such mortgage loans in the mortgage loan pool and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Ocwen. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the mortgage loan pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool. Finally, the statistics shown below represent the delinquency experience for Ocwen’s mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience with respect to the mortgage loans comprising the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool.

Ocwen
Delinquencies and Foreclosures
(Dollars in Thousands)

	As of December 31, 2003				As of December 31, 2004
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount

Total Portfolio	256,891	$30,551,242	100.00%	100.00%	237,985	$28,367,753	100.00%	100.00%
Period of Delinquency(1)
30-59 days	10,662	$1,117,125	4.15%	3.66%	11,251	$1,127,427	4.73%	3.97%
60-89 days	4,595	$488,900	1.79%	1.60%	5,066	$515,826	2.13%	1.82%
90 days or more	24,050	$2,341,837	9.36%	7.67%	26,459	$2,545,313	11.12%	8.97%
Total Delinquent Loans	39,307	$3,947,862	15.30%	12.92%	42,776	$4,188,566	17.97%	14.77%
Loans in Foreclosure(2)	9,800	$1,057,710	3.81%	3.46%	9,599	$975,961	4.03%	3.44%

	As of December 31, 2005				As of September 30, 2006
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount

Total Portfolio	304,153	$37,424,696	100.00%	100.00%	299,223	$39,232,629	100.00%	100.00%
Period of Delinquency(1)
30-59 days	15,854	$1,678,284	5.21%	4.48%	15,995	$1,936,476	5.35%	4.94%
60-89 days	7,701	$773,139	2.53%	2.07%	9,021	$1,101,279	3.01%	2.81%
90 days or more	34,669	$3,336,423	11.40%	8.92%	39,611	$4,411,617	13.24%	11.24%
Total Delinquent Loans	58,224	$5,787,845	19.14%	15.47%	64,627	$7,449,371	21.60%	18.99%
Loans in Foreclosure(2)	9,057	$924,118	2.98%	2.47%	12,413	$1,629,316	4.15%	4.15%
_________________________

(1)	Includes 24,210 loans totaling $2,488,223 for September 30, 2006, which were delinquent at the time of transfer to Ocwen.

(2)	Loans in foreclosure are also included under the heading “Total Delinquent Loans.”

Ocwen
Real Estate Owned
(Dollars in Thousands)

	As of December 31, 2003		As of December 31, 2004		As of December 31, 2005		As of September 30, 2006
	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount

Total Portfolio	256,891	$30,551,242	237,985	$28,367,753	304,153	$37,424,696	299,223	$39,232,629
Foreclosed Loans(1)	4,849	$437,510	4,858	$439,890	4,475	$390,412	5,397	$548,618
Foreclosure Ratio(2)	1.89%	1.43%	2.04%	1.55%	1.47%	1.04%	1.80%	1.40%
______________________
(1)	For the purpose of these tables, “Foreclosed Loans” means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Ocwen.

(2)
The “Foreclosure Ratio” is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

Ocwen
Loan Gain/(Loss) Experience
(Dollars in Thousands)

	As of December 31, 2003	As of December 31, 2004	As of December 31, 2005	As of September 30, 2006

Total Portfolio(1)	$30,551,242	$28,367,753	$37,424,696	$39,232,629
Net Gains/(Losses)(2)(3)	$(249,516)	$(348,145)	$(406,451)	$(406,360)
Net Gains/(Losses) as a Percentage of Total Portfolio	(0.82)%	(1.23)%	(1.09)%	(1.04)%
_______________________

(1)	“Total Portfolio” on the date stated above, is the principal balance of the mortgage loans outstanding on the last day of the period.

(2)
“Net Gains/(Losses)” are actual gains or losses incurred on liquidated properties and shortfall payoffs for the preceding one year period. Gains or losses on liquidated properties are calculated as net sales proceeds less unpaid principal at the time of payoff. Shortfall payoffs are calculated as the difference between the principal payoff amount and unpaid principal at the time of payoff.

(3)	Includes ($133,613) as of September 30, 2006 of losses attributable to loans, which were delinquent at the time of transfer to Ocwen.

Prior Securitizations

In the past three years, Ocwen has not been terminated as a servicer in a residential mortgage backed securities transaction due to a servicer default or application of a servicing performance test or trigger. In the past three years, Ocwen has not failed to make any required advance with respect to any issuance of residential mortgage backed securities transactions.

Ocwen’s Policies and Procedures

Upon boarding a mortgage loan, various types of information are automatically loaded into Ocwen’s mortgage loan servicing system (“REALServicing”). Ocwen then makes all reasonable efforts to collect the contractual mortgage loan payments that are due by the borrower pursuant to the applicable mortgage loan documents and, consistent with the Pooling and Servicing Agreement, will follow such collection procedures that are customary with respect to comparable mortgage loans.

Ocwen’s collection policy seeks to identify payment problems at the early stage of delinquency and, if necessary, to address such delinquency in order to preserve the equity of a pre-foreclosure mortgage property. Ocwen uses a consistent application, a proactive consulting approach, defined call strategies, and enhanced payment methods to assist the collection process. On a monthly basis, borrowers are mailed their monthly statement in advance of the due date. All borrowers can obtain loan information and make payments via web access (www.ocwen.com), as well as direct dial customer service.

Ocwen utilizes multiple strategies in order to identify payment problems while working with borrowers to make their monthly payment in a timely manner. The potential for losses is mitigated using internal proprietary models to project performance and required advances and to assist in identifying workout options. On a monthly basis the delinquency status is determined for each mortgage loan. A collector then calls the borrower to make payment arrangements. If payments have not been collected by the date a late charge becomes effective, a standard reminder letter is mailed to the borrower.

Subject to the limitations set forth in the Pooling and Servicing Agreement, Ocwen, in its discretion, may waive any assumption fees, late payment charges, or other charges in connection with the underlying mortgage loans, modify any term of a mortgage loan, consent to the postponement of strict compliance with any such terms, or grant indulgence to any borrower.

If a loan becomes non-performing, projections are conducted on a monthly basis using proprietary cash-flow models that help determine the recoverability of losses and the preservation of equity. Various marketing scenarios are analyzed using an updated broker price opinion and appraisals to assist in projecting property cash flow. If the projected loss severity reaches or exceeds 100% (proceeds less expenses) then future advances on the mortgage loan are deemed non-recoverable and a recommendation is then made to stop making such advances. A more in-depth analysis is conducted to determine if charge-off is appropriate.

If reasonable collection efforts have not been successful, Ocwen will determine whether a foreclosure proceeding is appropriate. Additional proprietary models are used to project future costs that may occur while completing foreclosure and ultimately liquidating the loan.

Ocwen complies with standard servicing practices in utilizing customary external vendors for such functions as obtaining property appraisals, broker price opinions, property preservation functions and legal counsel. These functions are monitored and reviewed by Ocwen.

Over the past three years, there has been no material changes in Ocwen’s servicing policies and procedures.

Servicing and Other Compensation and Payment of Expenses

The Servicers will provide customary servicing functions with respect to the Mortgage Loans. Among other things, the Servicers are obligated under some circumstances to make P&I Advances with respect to the related Mortgage Loans. In managing the liquidation of defaulted Mortgage Loans, each Servicer will have sole discretion to take such action in maximizing recoveries to the certificateholders including, without limitation, selling defaulted Mortgage Loans and REO properties as described in the Pooling and Servicing Agreement or the related Servicing Agreement, as applicable.

The Sponsor has the right to transfer the servicing of the Mortgage Loans serviced by Ocwen and SPS to a successor servicer which is qualified to service mortgage loans for Fannie Mae or Freddie Mac. The appointment of any successor servicer requires the consent of the Master Servicer, which consent may not be unreasonably withheld, and the receipt of confirmation from the Rating Agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the Offered Certificates, although there can be no guaranty that such transfer will not have an adverse impact on rates of delinquencies, defaults and losses. See “Risk Factors—The transfer of servicing may result in higher delinquencies and defaults which may adversely affect the yield on your certificates” in this free writing prospectus.

The principal compensation to be paid to each Servicer in respect of the servicing activities performed by such Servicer will be a servicing fee (the “Servicing Fee”), as set forth under “Description of the Certificates—Table of Fees and Expenses”, calculated using a per annum rate multiplied by the Scheduled Principal Balance of each Mortgage Loan, in this free writing prospectus. Amounts collected or advanced in respect of interest on the Mortgage Loans each month will be remitted by each Servicer to the Master Servicer net of the Servicing Fee payable to such Servicer for such month. As a result of the Sponsor’s continued ownership of the servicing rights, the net compensation of Ocwen and SPS for performing the servicing activities will resemble that of a subservicer. Since the Servicing Fee payable to each of the Servicers is less than 1/12 of 0.50% multiplied by the Scheduled Principal Balance of each Mortgage Loan, the amount of such excess Servicing Fee will be distributed to the Class CE-2 Certificateholder on each Distribution Date. If servicing is transferred from Ocwen or SPS to a qualified successor pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, as applicable, the Servicing Fee payable to any successor to such Servicer shall be calculated using a per annum rate equal to 0.50%. Notwithstanding that the fee payable to each of the Servicers is based on a per annum rate that is less than 0.50%, each Servicer has agreed to service and administer the Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement or the related Servicing Agreement, as applicable.

As additional servicing compensation, each Servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, extension fees, non-sufficient funds fees, late payment charges and other ancillary fees and charges in respect of the related Mortgage Loans, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the related collection account and any related escrow account. With the exception of WAMU, none of the Servicers are entitled to Prepayment Charges, which will be distributed to the holders of the Class P Certificates. Each Servicer is entitled to retain any Prepayment Interest Excess (as defined in the Pooling and Servicing Agreement or the related Servicing Agreement) with respect to the related Mortgage Loans.

Each Servicer is obligated to pay insurance premiums and other ongoing expenses associated with the related Mortgage Loans in connection with their responsibilities under the Pooling and Servicing Agreement or the related Servicing Agreement, as applicable, and are entitled to reimbursement for these expenses as provided in the Pooling and Servicing Agreement or the related Servicing Agreement, as applicable. See “Description of the Agreement-Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements-Retained Interest, Servicing Compensation and Payment of Expenses” in the prospectus for information regarding expenses payable by the Servicers.

Payments on Mortgage Loans; Deposits to Collection Accounts

Each Servicer will establish and maintain or cause to be maintained a separate trust account (each, a “Collection Account”) for the benefit of the certificateholders. Each Collection Account will be an Eligible Account (or similar term as defined in the related Servicing Agreement or the Pooling and Servicing Agreement, as applicable). Upon receipt by a Servicer of amounts in respect of the related Mortgage Loans (excluding amounts representing the related Servicing Fees or other servicing compensation, reimbursement for P&I Advances and servicing advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), such Servicer will deposit such amounts in the related Collection Account. Amounts so deposited by such Servicer may be invested in Permitted Investments maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be remitted to the Securities Administrator. All investment income on funds in a Collection Account shall be for the benefit of the related Servicer.

Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the certificateholders will be considered a Permitted Investment:

(i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)  general obligations of or obligations guaranteed by the United States receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iii)  commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency rating such paper, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iv)  certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

(v)  guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

(vi)  repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(vii)  securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States which, at the time of such investment, have one of the two highest short term ratings of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

(viii)  interests in any money market fund (including any such fund managed or advised by the trustee, the master servicer or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency rating such fund or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(ix)  short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the Trustee or the Master Servicer or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

(x)  such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency.

Simple Interest Excess Sub-Account

The Pooling and Servicing Agreement requires that Ocwen establish and maintain a sub-account of the related Collection Account (the “Simple Interest Excess Sub-Account”) or maintain separate accounting for each Simple Interest Mortgage Loan. None of the IndyMac Mortgage Loans, SPS Mortgage Loans or WAMU Mortgage Loans are Simple Interest Mortgage Loans. In the event that a Servicer establishes such account, such Servicer will transfer to the Simple Interest Excess Sub-Account all Net Simple Interest Excess during each Due Period. “Net Simple Interest Excess” means, as of any determination date for each Simple Interest Qualifying Loan, the excess, if any, of the aggregate amount of Simple Interest Excess (net of reimbursement to the Servicer for simple interest advancing as provided below) over the amount of Simple Interest Shortfall. “Simple Interest Shortfall” means as of any determination date for each Simple Interest Qualifying Loan, the excess, if any, of (i) the amount of interest that would accrue on the principal balance of such Mortgage Loan at the Mortgage Rate during the related Due Period if interest were to accrue based on a 360-day year of twelve 30-day months, over (ii) the portion of the scheduled monthly payment received from the borrower for such Mortgage Loan allocable to interest with respect to the related Due Period. “Simple Interest Excess” means, as of any determination date for each Simple Interest Qualifying Loan, the excess, if any, of (i) the portion of the scheduled monthly payment received from the borrower for such mortgage loan allocable to interest with respect to the related Due Period, over (ii) the amount of interest that would accrue on the principal balance of such Mortgage Loan at the Mortgage Rate during the Due Period if interest were to accrue based on a 360-day year of twelve 30-day months. “Net Simple Interest Shortfall” means, as of any Determination Date for each Simple Interest Qualifying Loan, the excess, if any, of the aggregate Simple Interest Shortfalls over the aggregate Simple Interest Excess for the related period. A “Simple Interest Qualifying Loan”, as of any Determination Date, is any Mortgage Loan that was neither prepaid in full during the related Prepayment Period, nor delinquent with respect to a payment that became due during the related Due Period as of the close of business on the determination date following such Due Period.

The related Servicer will withdraw amounts on deposit in the Simple Interest Excess Sub-Account for deposit to the related Collection Account prior to the Servicer Remittance Date to pay Net Simple Interest Shortfalls.

All funds in the Simple Interest Excess Sub-Account may be invested by the related Servicer in permitted investments to the extent set forth in the Pooling and Servicing Agreement. So long as no event of default by the related Servicer shall have occurred and be continuing, any net investment earnings on funds held in the Simple Interest Excess Sub-Account are for the account of such Servicer. Such Servicer will be required to reimburse the Simple Interest Excess Sub-Account for any net investment losses.

Prepayment Interest Shortfalls and Compensating Interest

When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a Mortgage Loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Servicemembers Civil Relief Act (the “Relief Act”) and similar state or local laws to any Mortgage Loan could adversely affect, for an indeterminate period of time, the ability of the related Servicer to collect full amounts of interest on such Mortgage Loans. Each Servicer is obligated to pay from its own funds only those interest shortfalls attributable to voluntary principal prepayments in full by the mortgagors on the Mortgage Loans serviced by such Servicer received during (i) with respect to Ocwen and SPS, the portion of the related Prepayment Period occurring between the first day of the such Prepayment Period and the last day of the calendar month preceding the month in which the Distribution Date occurs and (ii) with respect to IndyMac and WAMU, the related Prepayment Period; provided, however that the obligation of each Servicer to remit the amount of any shortfall in interest resulting from a voluntary principal prepayment in full on a Mortgage Loan during the related Prepayment Period shall be limited to, with respect to IndyMac, Ocwen and WAMU, the Servicing Fee (as defined herein) payable to such Servicer for the related Due Period in connection with any voluntary principal prepayment in full and with respect to SPS, one-half of the Servicing Fee (as defined herein) payable to SPS for the related Due Period in connection with any voluntary principal prepayment in full. No Servicer will remit any shortfalls in interest attributable to the application of the Relief Act or any similar state or local law. Any interest shortfalls attributable to voluntary principal prepayments required to be funded but not funded by the related Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the master servicing fee payable to the Master Servicer for the applicable Distribution Date. Accordingly, the effect of (i) any principal prepayments in full or in part on the Mortgage Loans, to the extent that any resulting shortfalls (each, a “Prepayment Interest Shortfall”) exceed any payments by the Master Servicer or the Servicers (“Compensating Interest”) or (ii) any shortfalls resulting from the application of the Relief Act or similar state or local laws, will be to reduce the aggregate amount of interest collected that is available for distribution to certificateholders. Any such shortfalls will be allocated among the certificates as provided under “Description of the Certificates-Interest Distributions on the Offered Certificates” and “-Overcollateralization Provisions” in this free writing prospectus. See “Certain Legal Aspects of the Mortgage Loans-Servicemembers Civil Relief Act” in the prospectus.

P&I Advances

Subject to the limitations set forth in the following paragraph, each Servicer will be obligated to advance or cause to be advanced on or before the Servicer Remittance Date, its own funds, or funds in the related Collection Account that are not included in the Available Distribution Amount for the Distribution Date. The amount of the related advance will be equal to (i) with respect to the Simple Interest Mortgage Loans, the aggregate of payments of interest on such Mortgage Loans and (ii) with respect to all Mortgage Loans other than Simple Interest Mortgage Loans, the aggregate of all scheduled payments of principal and/or interest with respect to such Mortgage Loans, in each case net of the Servicing Fees payable to the related Servicer, that were due during the related Due Period on the related Mortgage Loans and that were delinquent on the related Determination Date, plus amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (net of the related Servicing Fees). These advances are referred to in this free writing prospectus as “P&I Advances”; provided, however, no Servicer shall be required to make P&I Advances with respect to any scheduled payments of principal and/or interest that were due on a Mortgage Loan prior to the Cut-off Date. For purposes of a Servicer's determination of whether or not a P&I Advance is required to be made on a Mortgage Loan for which the borrower has failed to make one or more scheduled payments of principal and/or interest due on such Mortgage Loan on or prior to the Cut-off Date, any payment received by such Servicer during the Due Period relating to the Servicer Remittance Date in an amount equal to the scheduled payment of principal and/or interest on such Mortgage Loan shall be deemed to be the scheduled payment of principal and/or interest due during such Due Period, and such Servicer will not be required to make a P&I Advance with respect to such Mortgage Loan. In addition, no portion of such payment will constitute the receipt of an Arrearage with respect to such Mortgage Loan unless all payments required to be made on such Mortgage Loan for all prior Due Periods occurring subsequent to the Cut-off Date have been received by the related Servicer.

P&I Advances are required to be made only to the extent they are deemed by the related Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds on such Mortgage Loan. The purpose of making the P&I Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. No Servicer will be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on any Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act or similar state or local laws or with respect to the principal portion of any balloon payments on the Balloon Loans.

All P&I Advances will be reimbursable to the related Servicer or Master Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any Mortgage Loan that are deemed by the related Servicer or Master Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to such Servicer or Master Servicer out of any funds in the related collection account prior to the distributions on the certificates. In the event that a Servicer fails in its obligation to make any required P&I Advance, a successor servicer to such Servicer, will be obligated to make the P&I Advance on the Distribution Date for which such Servicer was required to make such P&I Advance, to the extent required in the Pooling and Servicing Agreement or the related Servicing Agreement, as applicable.

In the event that a Balloon Loan is not paid in full on its maturity date, the related Servicer will also be obligated to make advances with respect to the assumed monthly payments that would have been due on such Balloon Loan based upon the original amortization schedule for the loan, unless such Servicer determines that the advance would not be recoverable. In no event will a Servicer be obligated to advance the balloon payment due on any Balloon Loan.

Upon an Event of Default by Ocwen under the Pooling and Servicing Agreement or IndyMac, SPS or WAMU under the related Servicing Agreement, the Master Servicer may terminate such Servicer and the Master Servicer will appoint a successor servicer for the related Mortgage Loans or the Master Servicer will assume primary servicing obligations for the related Mortgage Loans itself. In any event, the successor servicer must meet the requirements for successor servicers under the Pooling and Servicing Agreement (including, with respect to the termination of Ocwen under the Pooling and Servicing Agreement or IndyMac, SPS or WAMU under the related Servicing Agreement, receipt of confirmation from each Rating Agency that the appointment of such successor servicer would not lead to a qualification, downgrade or withdrawal of the ratings then assigned to the Offered Certificates).

With respect to Ocwen, the Pooling and Servicing Agreement and with respect to SPS, the related Servicing Agreement also provide that Ocwen or SPS, as applicable. may enter into a facility with any person which provides that such person may fund P&I Advances or servicing advances, although no such facility shall reduce or otherwise affect the obligations of such Servicer to fund such P&I Advances or servicing advances. Any P&I Advances or servicing advances funded by an advancing person will be reimbursed to the advancing person in the same manner as reimbursements would be made to Ocwen or SPS, as applicable.

Modifications

In instances in which a Mortgage Loan is in default or if default is reasonably foreseeable, and if determined by the related Servicer to be in the best interest of the certificateholders, such Servicer may permit servicing modifications of the Mortgage Loan rather than proceeding with foreclosure. However, the related Servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following: any amounts added to the principal balance of the Mortgage Loan, or capitalized amounts added to the Mortgage Loan, will be required to be fully amortized over the remaining term, or the extended term, of the Mortgage Loan; all capitalizations are to be implemented in accordance with the related Servicer’s standards and may be implemented only by such Servicer for that purpose; the final maturity of any Mortgage Loan will not be extended beyond the Assumed Final Distribution Date; and no servicing modification with respect to a Mortgage Loan will have the effect of reducing the Mortgage Rate below one half of the Mortgage Rate as in effect on the Cut-off Date, but not less than the servicing fee rate. Further, the aggregate current principal balance of all Mortgage Loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of all of the Mortgage Loans serviced by each Servicer as of the Cut-off Date, but this limit may increase from time to time with the consent of the Rating Agencies.

Any advances made on any Mortgage Loan will be reduced to reflect any related servicing modifications previously made. The Mortgage Rate and net Mortgage Rate as to any Mortgage Loan will be deemed not reduced by any servicing modification, so that the calculation of the Interest Distribution Amount (as defined in this free writing prospectus) payable on the Offered Certificates will not be affected by the servicing modification.

Evidence as to Compliance

The Pooling and Servicing Agreement and each Servicing Agreement will provide that each year on or before the date set forth in the Pooling and Servicing Agreement or such Servicing Agreement, as applicable, beginning with the first year after the year in which the Cut-off Date occurs, each party responsible for the servicing function will provide to the Depositor, the Master Servicer and the Securities Administrator a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Pooling and Servicing Agreement and each Servicing Agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Pooling and Servicing Agreement and each Servicing Agreement will also provide for delivery to the Master Servicer, the Securities Administrator and the Depositor, each year on or before the date set forth in the Pooling and Servicing Agreement or such Servicing Agreement, as applicable, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the related Servicer has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, as applicable throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the Master Servicer at the address of the Master Servicer set forth under “The Master Servicer, the Securities Administrator and the Custodians” in this free writing prospectus. These items will be filed with the Issuing Entity’s annual report on Form 10-K, to the extent required under Regulation AB.

THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR AND THE CUSTODIANS

Wells Fargo Bank, National Association

General

The information set forth in the following five paragraphs has been provided by Wells Fargo Bank, National Association.

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as Securities Administrator, Master Servicer and a Custodian under the Pooling and Servicing Agreement and the applicable custodial agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000+ employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and the Servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Master Servicer. Wells Fargo Bank acts as Master Servicer pursuant to the Pooling and Servicing Agreement. The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of Ocwen under the terms of the Pooling and Servicing Agreement and IndyMac, SPS and WAMU under the terms of the related Servicing Agreement, as applicable. In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the related Servicer. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement or the related Servicing Agreement, as applicable. In addition, upon the occurrence of certain servicer events of default under the terms of the Pooling and Servicing Agreement or the related Servicing Agreement, as applicable, the Master Servicer may be required to enforce certain remedies on behalf of the Trust and against the defaulting Servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of June 30, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,253 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $651,189,990,090.

Securities Administrator. Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank is also responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As Securities Administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust and the preparation of monthly reports on Form 10-D, current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $894,773,136,436 of outstanding residential mortgage-backed securities.

Custodian. Wells Fargo Bank is acting as a custodian of certain of the mortgage loan files pursuant to a custodial agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the related mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of June 30, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Approximately 69.16% of the mortgage loan files with respect to the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, will be held by Wells Fargo Bank pursuant to a custodial agreement to be entered into among HSBC Bank USA, National Association, as Trustee, Wells Fargo Bank, as a custodian, Ocwen, SPS and WAMU.

Deutsche Bank National Trust Company

General

The information set forth in the following paragraph has been provided by Deutsche Bank National Trust Company (“DBNTC”).

DBNTC has performed a custodial role in numerous mortgage-backed transactions since 1991. DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC’s custody but will be kept in shared facilities. However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file and will show that the mortgage loan documents are held by the Trustee on behalf of the trust. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as a custodian on behalf of the Holders. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC shall remain liable for the duties and obligations required of it under its custodial agreement.

DBNTC is providing the information in the foregoing paragraph at the Depositor’s request in order to assist the Depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB. Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

Approximately 30.84% of the mortgage loan files with respect to the Mortgage Loans by aggregate principal balance as of the Cut-off Date, will be held by DBNTC pursuant to a custodial agreement to be entered into among HSBC Bank USA, National Association, as Trustee, DBNTC, as a custodian, IndyMac, Ocwen and SPS.

Master Servicing and Other Compensation and Payment of Expenses

The principal compensation to be paid to the Master Servicer in respect of its master servicing activities for the certificates will be a master servicing fee equal to one-twelfth of the product of 0.0565% multiplied by the Scheduled Principal Balance of the Mortgage Loans as of the Due Date in the preceding calendar month. In addition, the Master Servicer will be entitled to any interest or other income earned on funds held in the Distribution Account.

In the event that any Servicer fails to pay the amount of any Prepayment Interest Shortfall required to be paid on any Distribution Date, the Master Servicer shall pay such amount up to the master servicing compensation payable to the Master Servicer on such Distribution Date.

The Distribution Account

The Securities Administrator will establish an account (the “Distribution Account”) into which will be deposited amounts remitted to it by the Servicers for distribution to certificateholders on a Distribution Date and payment of certain fees and expenses of the trust. The Distribution Account will be an Eligible Account (as defined in the Pooling and Servicing Agreement). Amounts on deposit therein may be invested in Permitted Investments (as defined under “Servicing of the Mortgage Loans—Payments on Mortgage Loans; Deposits to Collection Accounts” in this free writing prospectus) maturing on or before the Business Day prior to the related Distribution Date unless such Permitted Investments are invested in investments managed or advised by the Securities Administrator or an affiliate thereof, in which case such Permitted investments may mature on the related Distribution Date.

Transfer of Master Servicing

The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under the Pooling and Servicing Agreement; provided, however, that: (i) the purchaser or transferee accept in writing such assignment and delegation and assume the obligations of the Master Servicer under the Pooling and Servicing Agreement (a) shall have a net worth of not less than $25,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (b) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (c) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as Master Servicer under the Pooling and Servicing Agreement; (ii) each rating agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an officer’s certificate and an opinion of independent counsel, each stating that all conditions precedent to such action under the Pooling and Servicing Agreement have been completed and such action is permitted by and complies with the terms of the Pooling and Servicing Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising out of acts or omissions prior to the effective date thereof.

Indemnification

The Master Servicer and any director, officer, employee or agent of the Master Servicer will be indemnified and held harmless by the trust against any loss, liability or expense as set forth in the Pooling and Servicing Agreement.

The Securities Administrator and any director, officer, employee or agent of the Securities Administrator will be indemnified and held harmless by the trust against any loss, liability or expense as set forth in the Pooling and Servicing Agreement.

The Custodians and any director, officer, employee or agent of the Custodians will be indemnified and held harmless by the trust against any loss, liability or expense as set forth in the Custodial Agreements.

THE TRUSTEE

HSBC Bank USA, National Association will be the Trustee under the Pooling and Servicing Agreement. The Depositor and the Master Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee’s corporate trust office is located at 452 Fifth Avenue, New York, New York 10018, Attention: Corporate CTLA - Structured Finance/ACE 2006-SD3 or at such other address as the Trustee may designate from time to time.

HSBC Bank USA, National Association, has been, and currently is, serving as trustee for numerous securities transactions involving similar pool assets to those found in this transaction.

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement as duties of the Trustee, including the following:

1.
Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to the Pooling and Servicing Agreement, the Trustee (or the applicable Custodian) shall examine them to determine whether they are in the required form; provided, however, that the Trustee (or, to the extent it is required to review any such documents under its Custodial Agreement, the applicable Custodian) shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the Trustee (or the applicable Custodian) shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Pooling and Servicing Agreement.

2.
The Trustee shall promptly remit to the related Servicer any complaint, claim, demand, notice or other document (collectively, the “Notices”) delivered to the Trustee as a consequence of the assignment of any Mortgage Loan hereunder and relating to the servicing of the Mortgage Loans; provided than any such notice (i) is delivered to the Trustee at its Corporate Trust Office, (ii) contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property (as defined in the Pooling and Servicing Agreement). The Trustee shall have no duty hereunder with respect to any Notice it may receive or which may be alleged to have been delivered to or served upon it unless such Notice is delivered to it or served upon it at its Corporate Trust Office and such Notice contains the information required pursuant to clause (ii) of the preceding sentence.

3.
Except for those actions that the Trustee is required to take under the Pooling and Servicing Agreement, the Trustee shall not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Pooling and Servicing Agreement.

If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

Without limiting the generality of the foregoing, if an Event of Default shall occur, the Trustee shall, at the direction of at least 51% of the Voting Rights, by notice in writing to the Master Servicer and to the Depositor, with a copy to each Rating Agency, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under the Pooling and Servicing Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer with respect to the Certificates (other than as a holder of any Certificate) or the Mortgage Loans or otherwise including, without limitation, the compensation payable to the Master Servicer under the Pooling and Servicing Agreement, shall pass to and be vested in the Trustee, and, without limitation, the Trustee shall be authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Notwithstanding the foregoing, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable to act, appoint, or petition a court of competent jurisdiction to appoint, a successor master servicer in accordance with the terms of the Pooling and Servicing Agreement.

To the extent that the costs and expenses of the Trustee related to the termination of the Master Servicer, appointment of a successor master servicer or the transfer and assumption of the master servicing by the Trustee (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Master Servicer as a result of an Event of Default and (ii) all costs and expenses associated with the complete transfer of the master servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor master servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor master servicer to master service the Mortgage Loans in accordance with the Pooling and Servicing Agreement) are not fully and timely reimbursed by the terminated master servicer, the Trustee shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

For further discussion of the duties of the Trustee, please see “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Duties of the Trustee” in the prospectus.

The Master Servicer will pay the Trustee the trustee’s fee in respect of its obligations under the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the trust and will be held harmless against any loss, liability, expense or cost including, without limitation, attorneys fees and expenses (not including expenses and disbursements incurred or made by the Trustee in the ordinary course of the Trustee’s performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by the Trustee in connection with any pending or threatened legal action or arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreements, other than any loss, liability or expense (i) resulting from a breach of the obligations and duties of Ocwen under the Pooling and Servicing Agreement or IndyMac, SPS or WAMU under the related Servicing Agreement (for which the Trustee receives indemnity from such Servicers) or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee’s duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreements or by reason of reckless disregard, of the Trustee’s obligations and duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreements.

The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue under the Pooling and Servicing Agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the Depositor will be obligated to appoint a successor trustee. The Trustee may also be removed at any time by the holders of the certificates evidencing not less a majority of the voting rights in the trust fund. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. If the Trustee resigns or is removed by the Depositor, the expenses associated with the change of trustees will be paid by the former trustee and reimbursed from the Distribution Account. If the Trustee is removed by holders of certificates, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

THE CREDIT RISK MANAGER

Risk Management Group, LLC, as credit risk manager for the trust (the “Credit Risk Manager”) will monitor the performance of the Servicers and the Master Servicer, and make recommendations to the Servicers and/or Master Servicer regarding certain delinquent and defaulted Mortgage Loans and will report to the Depositor on the performance of such Mortgage Loans, pursuant to a Credit Risk Management Agreement to be entered into by the Credit Risk Manager and each Servicer, and/or Master Servicer on or prior to the Closing Date. The Credit Risk Manager will rely upon mortgage loan data that is provided to it by each Servicer and/or Master Servicer in performing its advisory and monitoring functions. The Credit Risk Manager will be entitled to receive a “Credit Risk Manager’s Fee” equal to 0.0200% per annum of the Scheduled Principal Balance of each Mortgage Loan, until the termination of the Trust or until its removal either (i) by Deutsche Bank Securities Inc., so long as it is the holder of the Class CE-1 Certificate or (ii) by the Certificateholders holding not less than 66 2/3% of the voting rights in the Trust Fund, each as described in the Pooling and Servicing Agreement. Such fee will be paid by the Trust and will be equal to a per annum percentage of the then current aggregate principal balance of the Mortgage Loans.

POOLING AND SERVICING AGREEMENT

General

The certificates will be issued under the Pooling and Servicing Agreement, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the certificates containing a copy of the Pooling and Servicing Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission (“SEC”) following the initial issuance of the certificates. The trust fund created under the Pooling and Servicing Agreement will consist of (i) all of the Depositor’s right, title and interest in the Mortgage Loans, the related mortgage notes, mortgages and other related documents; (ii) all Arrearages and all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds of the Mortgage Loans; (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on these mortgaged properties; (iv) the rights of the Trustee under all insurance policies required to be maintained under the Pooling and Servicing Agreement; (v) the rights of the Depositor under the mortgage loan purchase agreement, each Servicing Agreement and the related assignment, assumption and recognition agreement; (vi) the Reserve Fund and any amounts on deposit in the Reserve Fund from time to time and any proceeds thereof; and (vii) payments made pursuant to the Cap Agreement. Reference is made to the prospectus for important information in addition to that set forth in this free writing prospectus regarding the trust fund, the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. The Depositor will provide to a prospective or actual certificate holder without charge, on written request, a copy, without exhibits, of the Pooling and Servicing Agreement. Requests should be addressed to 6525 Morrison Blvd., Suite 318, Charlotte, North Carolina 28211.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will transfer to the trust all of its right, title and interest in and to each Mortgage Loan, the related mortgage note, mortgage, assignment of mortgage in recordable form in blank and other related documents (collectively, the “Related Documents”), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date and all Arrearages on the Mortgage Loans. The Trustee, concurrently with such transfer, will deliver the certificates to the Depositor. Each Mortgage Loan transferred to the trust will be identified on a schedule (the “Mortgage Loan Schedule”) delivered to the Trustee and each Servicer pursuant to the Pooling and Servicing Agreement. The Mortgage Loan Schedule will include information such as the principal balance of each Mortgage Loan as of the Cut-off Date, its Mortgage Rate as well as other information with respect to each Mortgage Loan.

The Pooling and Servicing Agreement will require that, prior to the closing date, the Depositor will deliver or cause to be delivered to the Trustee (or the applicable Custodian, as the Trustee’s agent for such purpose) the mortgage notes endorsed in blank and the Related Documents. In lieu of delivery of original mortgages or mortgage notes, if such original is not available or lost, the Depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit. The assignments of mortgage are generally required to be recorded by or on behalf of the Depositor in the appropriate offices for real property records, except (i) in states as to which an opinion of counsel is delivered to the effect that such recording is not required to protect the Trustee’s interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Sponsor, or (ii) with respect to any Mortgage Loan electronically registered through the Mortgage Electronic Registration Systems, Inc.

On or prior to the Closing Date, the Trustee or the applicable Custodian on its behalf will review the Mortgage Loans and the Related Documents pursuant to the related Custodial Agreement and if any Mortgage Loan or Related Document is found to be defective in any material respect, other than a defect set forth on the schedule of defects attached to the mortgage loan purchase agreement, and such defect is not cured within 90 days following notification thereof to the Sponsor by the Trustee or the related Servicer, the Sponsor will be obligated either to (i) substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs (as defined in the Pooling and Servicing Agreement) as a REMIC or result in a prohibited transaction tax under the Code; or (ii) purchase such Mortgage Loan at a price (the “Purchase Price”) equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Mortgage Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unpaid Servicing Fees or any unreimbursed P&I Advances and servicing advances made by the related Servicer plus all unreimbursed costs and damages incurred by the trust and the Trustee in connection with any violation by any such Mortgage Loan of any predatory or abusive lending law. The Purchase Price will be required to be remitted to the related Servicer for deposit in the related Collection Account (as defined herein) for remittance to the Securities Administrator prior to the next succeeding Distribution Date after such obligation arises. The obligation of the Sponsor to repurchase or substitute for a Deleted Mortgage Loan (as defined herein) is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the certificateholders. Investors should note, however, that neither the Sponsor nor any other person will be required to provide any remedies in respect of any of the already-identified loan-level defects relating to the Scratch & Dent Mortgage Loans or any Re-performing Mortgage Loans that may also be categorized as Scratch & Dent Mortgage Loans that are described under “Risk Factors—Nature of the Mortgage Loans” above, to the extent such defects are set forth on a schedule to the mortgage loan purchase agreement. See “Risk Factors—Nature of the Mortgage Loans” and “—The certificates will be limited obligations solely of the Issuing Entity and not of any other party” in this free writing prospectus.

In connection with the substitution of a Qualified Substitute Mortgage Loan, the Sponsor will be required to remit to the related Servicer for deposit in the related Collection Account for remittance to the Securities Administrator prior to the next succeeding Distribution Date after such obligation arises an amount (the “Substitution Shortfall Amount”) equal to the excess of the principal balance of the related Deleted Mortgage Loan over the principal balance of such Qualified Substitute Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a mortgage loan substituted for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the principal balance of the Deleted Mortgage Loan; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Mortgage Loan and not more than 1% in excess of the Mortgage Rate of such Deleted Mortgage Loan; (iii) if such mortgage loan is an adjustable-rate mortgage loan, have a Maximum Mortgage Rate and Minimum Mortgage Rate not less than the respective rate for the Deleted Mortgage Loan and have a Gross Margin equal to or greater than the Deleted Mortgage Loan; (iv) have the same Due Date as the Deleted Mortgage Loan; (v) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Mortgage Loan; (vi) comply with each representation and warranty as to the Mortgage Loans set forth in the mortgage loan purchase agreement (deemed to be made as of the date of substitution); (vii) be of the same or better credit quality as the Mortgage Loan being replaced; (viii) have the same lien priority on the related mortgaged property as the Mortgage Loan being replaced and (ix) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

The Sponsor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan. In addition, the Sponsor will represent and warrant, as of the Closing Date, that, among other things: (i) at the time of transfer to the Depositor, the Sponsor has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien; (ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable state and federal laws including, but not limited to, predatory lending laws; (iii) the Mortgage Loans are not subject to the requirements of the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is classified and/or defined as a “high cost”, “covered” or “predatory” loan under any other federal, state or local law or ordinance or regulation including, but not limited to, the States of Georgia, Arkansas, Kentucky, New Jersey, New Mexico, Indiana or Illinois; and (iv) no proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related Mortgage Loan and Related Documents, the Sponsor will have a period of 90 days after the earlier of discovery or receipt of written notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the Sponsor will be obligated to (i) substitute for such Deleted Mortgage Loan a Qualified Substitute Mortgage Loan or (ii) purchase such Deleted Mortgage Loan from the trust. The same procedure and limitations that are set forth above for the substitution or purchase of Deleted Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Deleted Mortgage Loan as a result of a breach of a representation or warranty in the mortgage loan purchase agreement that materially and adversely affects the interests of the certificateholders. The Depositor will file the mortgage loan purchase agreement as an exhibit to the Pooling and Servicing Agreement with the Securities and Exchange Commission in a Current Report on Form 8-K.

Mortgage Loans required to be transferred to the Sponsor as described in the preceding paragraphs are referred to as “Deleted Mortgage Loans.”

Events of Default

Upon the occurrence of events of default described under “Description of the Agreements-Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements-Events of Default under the Agreement” and “-Rights Upon Events of Default under the Agreements” in the prospectus, the related Servicer may be removed as the Servicer of the related Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement or the related Servicing Agreement, as applicable. As further described in, and in accordance with the provisions of the Pooling and Servicing Agreement or the related Servicing Agreement, as applicable immediately upon the removal of the related Servicer after the occurrence of an Event of Default, a successor servicer will become the successor to such Servicer under the Pooling and Servicing Agreement or such Servicing Agreement, as applicable. Any successor servicer must qualify as a successor servicer under the Pooling and Servicing Agreement or the related Servicing Agreement, as applicable, and be approved by the Rating Agencies (by written confirmation that such appointment of a successor servicer would not result in the reduction or withdrawal of the rating of any outstanding class of certificates). See “Description of the Agreements-Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements-Events of Default under the Agreement” and “-Rights Upon Events of Default under the Agreements” in the prospectus.

Voting Rights

At all times, 98% of all voting rights will be allocated among the holders of the Offered Certificates and the Class CE-1 Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates, 1% of all voting rights will be allocated to the holders of the Class P Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates and 1% of all voting rights will be allocated to the holders of the Residual Certificates. The Class CE-2 Certificates will not be allocated any voting rights. The initial owner of the Residual Certificates is Deutsche Bank Securities Inc.

Termination

The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the certificates are described in “Description of the Securities-Termination” in the prospectus. The Master Servicer will have the right to purchase all remaining Mortgage Loans on a servicing retained basis and any properties acquired in respect thereof and thereby effect early retirement of the certificates on any Distribution Date following the Due Period during which the aggregate principal balance of the Mortgage Loans and properties acquired in respect thereof remaining in the trust fund at the time of purchase is reduced to less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. In the event the Master Servicer does not exercise such right to purchase, Ocwen may exercise such right to purchase, subject to the conditions set forth in the Pooling and Servicing Agreement. In the event the Master Servicer or Ocwen (in each case, the “Terminator”) exercises its option, the purchase price payable in connection with the option will be equal to par with respect to the Mortgage Loans and the fair market value of all properties acquired by the trust in respect of any Mortgage Loans, plus accrued interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which the repurchase price is distributed, together with (to the extent not covered by the foregoing) all amounts due and owing to the Trustee, the Servicers, the Master Servicer and the Securities Administrator as of the termination date. In the event the Terminator exercises this option, the portion of the purchase price allocable to the Offered Certificates will be, to the extent of available funds, (i) 100% of the then outstanding Certificate Principal Balance of the Offered Certificates, plus (ii) one month’s interest on the then outstanding Certificate Principal Balance of the Offered Certificates at the then applicable Pass-Through Rate for each such class, plus (iii) any previously accrued but unpaid interest thereon to which the holders of the Offered Certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts. The holders of the Residual Certificates shall pledge any amount received in a termination in excess of par to the holders of the Class CE-1 Certificates. In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Pooling and Servicing Agreement. See “Description of the Securities-Termination” in the prospectus.

The Securities Administrator shall give notice of any termination to the Certificateholders, upon which the Certificateholders shall surrender their Certificates to the Securities Administrator for payment of the final distribution and cancellation. Such notice shall be given by letter, mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, and shall specify (i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Securities Administrator therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Securities Administrator therein specified.

In the event such notice is given in connection with the purchase of all of the Mortgage Loans by the Terminator, the Terminator shall deliver to the Securities Administrator for deposit in the Distribution Account not later than the Business Day prior to the Distribution Date on which the final distribution on the certificates an amount in immediately available funds equal to the above-described Termination Price. The Securities Administrator shall remit to the Servicers, the Master Servicer, the Trustee and the Custodians from such funds deposited in the Distribution Account (i) any amounts which the Servicers would be permitted to withdraw and retain from the Collection Account as if such funds had been deposited therein (including all unpaid Servicing Fees, Master Servicing Fees and all outstanding P&I Advances and Servicing Advances) and (ii) any other amounts otherwise payable by the Securities Administrator to the Master Servicer, the Trustee, the Custodians, the Servicers from amounts on deposit in the Distribution Account pursuant to the terms of the Pooling and Servicing Agreement prior to making any final distributions. Upon certification to the Trustee by the Securities Administrator of the making of such final deposit, the Trustee shall promptly release or cause to be released to the Terminator the Mortgage Files for the remaining Mortgage Loans, and Trustee shall execute all assignments, endorsements and other instruments delivered to it and necessary to effectuate such transfer.

Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Securities Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given shall not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds. If within one (1) year after the final notice any such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall pay to the Depositor all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Securities Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) on the final Distribution Date for final payment thereof. Any such amounts held in trust by the Securities Administrator shall be held uninvested in an Eligible Account.

In the event that the Terminator purchases all the Mortgage Loans and any properties acquired in respect thereof or the final payment on or other liquidation of the last Mortgage Loan, the Trust Fund shall be terminated in accordance with the following additional requirements:

(i) The Securities Administrator shall specify the first day in the 90-day liquidation period in a statement attached to each Trust REMIC’s final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an opinion of counsel obtained by and at the expense of the Terminator;

(ii) During such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Master Servicer for cash; and

(iii) At the time of the making of the final payment on the Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

At the expense of the Terminator (or, if the Trust Fund is being terminated as a result of the Last Scheduled Distribution Date, at the expense of the Trust Fund), the Terminator shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each Trust REMIC.

By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Securities Administrator to specify the 90-day liquidation period for each Trust REMIC, which authorization shall be binding upon all successor Certificateholders.

Optional Purchase of Defaulted Mortgage Loans

The majority holder of the Class CE-1 Certificates may, at its option, purchase any Mortgage Loan which was not delinquent as of the Closing Date but which becomes delinquent in payment by 90 days or more from the Trust at the Purchase Price for such Mortgage Loan, under the circumstances described in the Pooling and Servicing Agreement and, in the event that the majority holder of the Class CE-1 Certificates fails to exercise such option, Ocwen or an affiliate of Ocwen may, at its option, purchase any such Mortgage Loan that is a Mortgage Loan serviced by Ocwen from the Trust at the Purchase Price for such Mortgage Loan, under the circumstances described in the Pooling and Servicing Agreement.

FEDERAL INCOME TAX CONSEQUENCES

In the opinion of Thacher Proffitt & Wood LLP, counsel to the Depositor, assuming compliance with the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each of the REMICs established under the Pooling and Servicing Agreement will qualify as a REMIC under the Code.

For federal income tax purposes (i) the Residual Certificates will represent the “residual interests” in each REMIC elected by the trust and (ii) the Offered Certificates (exclusive of any right of the holder of such certificates to receive payments from the Reserve Fund in respect of Net WAC Rate Carryover Amounts), the Class P Certificates, the Class CE-1 Certificates and the Class CE-2 Certificates will represent the “regular interests” of, and will be treated as debt instruments of, a REMIC. See “Material Federal Income Tax Considerations-REMICs” in the prospectus.

For federal income tax purposes, certain classes of Offered Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the ARM Loans will prepay at a rate equal to 100% PPC (calculated based on the assumed prepayment rates set forth under “Yield on the Certificates—Weighted Average Lives” in this free writing prospectus) and the fixed-rate Mortgage Loans will prepay at a rate equal to 100% PPC calculated based on the assumed prepayment rates set forth under “Yield on the Certificates—Weighted Average Lives” in this free writing prospectus). No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See “Material Federal Income Tax Consideration-General” and “-REMICs-Taxation of Owners of Regular Securities” in the prospectus.

The holders of the Offered Certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

The Internal Revenue Service (the “IRS”) has issued original issue discount regulations (the “OID Regulations”) under sections 1271 to 1275 of the Code that address the treatment of debt instruments issued with original issue discount, Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trust in preparing reports to the certificateholders and the IRS.

If the method for computing original issue discount described above results in a negative amount for any period with respect to a Certificateholder, the amount of original issue discount allocable to that period would be zero and the Certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those Certificates.

Certain of the certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a certificate will be treated as holding such certificate with amortizable bond premium will depend on such certificateholders purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder. Holders of such certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See “Material Federal Income Tax Considerations- REMICs—Taxation of Owners of Regular Securities” in the Prospectus.

Each holder of an Offered Certificate is deemed to own an undivided beneficial ownership interest in a REMIC Regular Interest and the right to receive payments from the Reserve Fund in respect of Net WAC Rate Carryover Amounts. The Reserve Fund is not an asset of any REMIC.

The treatment of amounts received by a holder of an Offered Certificate under that certificateholder’s right to receive a Net WAC Rate Carryover Amount will depend on the portion, if any, of the certificateholder’s purchase price allocable thereto. Under the REMIC Regulations, each holder of an Offered Certificate must allocate its purchase price for such certificate between its undivided interest in the regular interest of a REMIC and its undivided interest in the right to receive payments from the Reserve Fund in respect of Net WAC Rate Carryover Amounts in accordance with the relative, fair market values of each property right. The Pooling and Servicing Agreement will provide that the Securities Administrator is required to treat payments made to the holders of the Offered Certificates with respect to a Net WAC Rate Carryover Amount as includible in income based on the regulations relating to notional principal contracts. The OID regulations provide that the trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust’s allocation. For tax reporting purposes, the Securities Administrator may, as required, treat the right to receive payments from the Reserve Fund in respect of the Net WAC Rate Carryover Amounts as having more than a de minimis value. The value of such amount shall be available from the Securities Administrator upon request to the extent it is provided to the Securities Administrator by the Underwriter. Information regarding such amounts will be available from the Securities Administrator upon request. However, this assignment of value is not binding on the IRS and the IRS could argue that a greater value should have been allocated to the right to receive payments from the Reserve Fund in respect of Net WAC Rate Carryover Amounts. If an argument of this kind were to be sustained, the Offered Certificates could be viewed as having been issued with original issue discount. Under the REMIC Regulations, the Trustee is required to account for the REMIC Regular Interest and the right to receive payments from the Reserve Fund in respect of Net WAC Rate Carryover Amounts as discrete property rights. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of the Offered Certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, these regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Offered Certificates will be unable to use the integration method provided for under these regulations with respect to the Offered Certificates. Ownership of the right to Net WAC Rate Carryover Amounts will nevertheless entitle the owner to amortize the separate price paid for the right to Net WAC Rate Carryover Amounts under the regulations relating to notional principal contracts if this right is treated as a “notional principal contract.”

In the event that a certificateholder’s right to receive Net WAC Rate Carryover Amounts is characterized as a “Notional Principal Contract,” upon the sale of an Offered Certificate the amount of the sale allocated to the selling certificateholder’s right to receive payments from the Reserve Fund in respect of the Net WAC Rate Carryover Amounts would be considered a “termination payment” under the regulations relating to Notional Principal Contracts allocable to the related certificate. A certificateholder will have gain or loss from a termination of the right to receive payments from the Reserve Fund in respect of Net WAC Rate Carryover Amounts equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments from the Reserve Fund in respect of Net WAC Rate Carryover Amounts.

Gain or loss realized upon the termination of the right to receive payments from the Reserve Fund in respect of Net WAC Rate Carryover Amounts will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

This paragraph applies to the Offered Certificates exclusive of any rights in the Reserve Fund. The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and “real estate assets” under Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest on the Offered Certificates will be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Code to the extent that the Offered Certificates are treated as “real estate assets” under Section 856(c)(4)(A) of the Code. Moreover, the Offered Certificates will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. However, as mentioned above, no portion of a Class A or Mezzanine Certificateholder’s basis or income allocable to a Basis Risk Arrangement will qualify for such treatment. As a result, those Certificates are not suitable investments for inclusion in another REMIC. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus and “Material Federal Income Tax Considerations— REMICs—Characterization of Investments in REMIC Securities” in the prospectus.

The holders of the Offered Certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting. As noted above, each holder of an Offered Certificate will be required to allocate a portion of the purchase price paid for such certificates to the right to receive payments from the Reserve Fund in respect of Net WAC Rate Carryover Amounts. The value of the right to receive any Net WAC Rate Carryover Amount is a question of fact which could be subject to differing interpretations. Because Net WAC Rate Carryover Amounts are treated as a separate right of the Offered Certificates not payable by the REMIC, this right will not be treated as a qualifying asset for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received from the reserve fund will not be qualifying real estate income for real estate investment trusts.

For further information regarding federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Considerations—REMICs” in the prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the second amended and restated underwriting agreement, dated as of June 24, 1999, as amended and restated to and including January 25, 2006 and a terms agreement to be executed on or before the Closing Date (collectively, the “Underwriting Agreement”), each between the Underwriter and the Depositor, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Offered Certificates.

Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be _____% of the aggregate initial Certificate Principal Balance of the Offered Certificates. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

The Offered Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter’s right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Offered Certificates will be made through the facilities of DTC, Clearstream and the Euroclear System on or about the Closing Date. The Offered Certificates will be offered in Europe and the United States of America.

The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against those civil liabilities set forth in the Underwriting Agreement, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect of these liabilities.

SECONDARY MARKET

There is currently no secondary market for the Offered Certificates and there can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriter intends to establish a market in the Offered Certificates but it is not obligated to do so. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be available on an ongoing basis. The limited nature of the information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in this free writing prospectus under “Description of the Certificates-Reports to Certificateholders” which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement.

LEGAL MATTERS

Legal matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriter by Thacher Proffitt & Wood LLP, New York, New York.

RATINGS

It is a condition to the issuance of the certificates that the Offered Certificates receive at least the following ratings from Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Fitch Ratings (“Fitch”):

Class	S&P	Fitch
Class A	AAA	AAA
Class M-1	AA	AA
Class M-2	A	A
Class M-3	BBB+	BBB+
Class M-4	BBB	BBB
Class M-5	BBB	BBB-

The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled. The rating process addresses structural and legal aspects associated with the certificates, including the nature of the Mortgage Loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which such prepayments will differ from that originally anticipated. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events. In addition, the ratings on the Offered Certificates do not address the likelihood of receipt by the holders of such certificates of any amounts in respect of Net WAC Rate Carryover Amounts from amounts received or advanced on the Mortgage Loans.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

The Depositor has not requested that any rating agency rate the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated in this section.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of Offered Certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuer requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuer’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any rating agency not monitor their ratings of the Offered Certificates, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL PROCEEDINGS

There are no material legal proceedings pending against the Sponsor, the Depositor, the Trustee, the Issuing Entity, the Master Servicer, Ocwen, SPS, WAMU, IndyMac, the Securities Administrator or the Custodians, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the Certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Certificateholders.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

There are no affiliations between the Sponsor, the Depositor, the Issuing Entity or Deutsche Bank National Trust Company, as a custodian and any of the Master Servicer, the Securities Administrator, Wells Fargo Bank, National Association, as a custodian, Ocwen, SPS, WAMU, IndyMac and the Trustee. There are no affiliations among the Depositor or the Issuing Entity and Deutsche Bank National Trust Company. There are no affiliations among the Master Servicer, the Securities Administrator or Wells Fargo Bank, National Association as a custodian or a servicer and any of Ocwen, SPS, IndyMac, WAMU and the Trustee. There are no affiliations among any of Ocwen, SPS, IndyMac, WAMU and the Trustee. Deutsche Bank National Trust Company and the Sponsor are affiliates. The Master Servicer, the Securities Administrator and Wells Fargo Bank National Association, as a custodian, are the same entity. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor, the Issuing Entity or Deutsche Bank National Trust Company, as a custodian and (b) any of the Master Servicer, the Securities Administrator, Wells Fargo Bank, National Association, as a custodian, Ocwen, IndyMac, WAMU or the Trustee, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the Certificates, or that relate to the Certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

LEGAL INVESTMENT

The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates.

For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in “high-risk mortgage securities.” The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the certificates. The NCUA has indicated that its regulations will take precedence over the 1998 Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled “Investing in Complex Securities”, effective December 18, 2001 which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities”, effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of Offered Certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors’ assets. The Depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

A fiduciary of any employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code (a “Plan”), or any insurance company, whether through its general or separate accounts, or any other person investing plan assets of a Plan, should carefully review with its legal advisors whether the purchase or holding of Class A Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. The purchase or holding of the Class A Certificates by or on behalf of, or with Plan assets of, a Plan may qualify for exemptive relief under the Underwriters’ Exemption, as currently in effect and as described under “ERISA Considerations” in the prospectus. The Underwriters’ Exemption relevant to the Class A Certificates was granted by the Department of Labor as Prohibited Transaction Exemption (“PTE”) 94-84 and FAN 97-03E, as amended by PTE 97-34 at 62 F.R. 39021, PTE 2000-58 at 65 F.R. 67765 and PTE 2002-41 at 67 F.R. 54487. The Underwriters’ Exemption was amended by PTE 2002-41 to permit a trustee to be affiliated with an underwriter despite the restriction in PTE 2000-58 to the contrary. However, the Underwriters’ Exemption contains a number of conditions which must be met for the exemption to apply, including the requirements that the Class A Certificates be rated at least “AA-“ (or its equivalent) by Fitch or S&P at the time of the Plan’s purchase and that the investing Plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act. As noted above, one requirement for eligibility of the Class A Certificates under the Underwriter’s Exemption is that all of the mortgage loans must have a loan-to-value ratio of not more than 125%, based on the outstanding principal balance of the loan and the fair market value of the mortgage property as of the closing date. It is possible that, if the fair market value of any of the Mortgage Loans has declined substantially since origination, this requirement may not be satisfied. This possibility is greater for the seasoned loans than it is for other mortgage loans. A fiduciary of a Plan contemplating purchasing a Class A Certificate must make its own determination that the conditions set forth in the Underwriters’ Exemption will be satisfied with respect to the certificates.

Each beneficial owner of a Mezzanine Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor or (ii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

If any Mezzanine Certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Mezzanine Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the Depositor, the Trustee, the Servicers, the Master Servicer and the Securities Administrator and the trust fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

Any fiduciary or other investor of Plan assets that proposes to acquire or hold the Offered Certificates on behalf of or with Plan assets of any Plan should consult with its counsel with respect to: (i) whether, with respect to the Offered Certificates, the specific and general conditions and the other requirements in the Underwriters’ Exemption would be satisfied and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See “ERISA Considerations” in the prospectus.

The sale of any of the Offered Certificates to a Plan is in no respect a representation by the Depositor or the related underwriter that an investment in the Offered Certificates meets all relevant legal requirements relating to investments by Plans generally or any particular Plan, or that an investment in the Offered Certificates is appropriate for Plans generally or any particular Plan.

AVAILABLE INFORMATION

The Depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the Depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The Depositor does not intend to send any financial reports to security holders.

The Issuing Entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Certificates — Reports to Certificateholders” and “Servicing of the Mortgage Loans— Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as will have been filed with the Commission will be posted on the Securities Administrator’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: www.ctslink.com.

REPORTS TO CERTIFICATEHOLDERS

So long as the Issuing Entity is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information”.

If the Issuing Entity is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the Securities Administrator’s website referenced above under “Available Information” as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See “Servicing of the Mortgage Loans—Evidence as to Compliance” and “Description of the Certificates—Reports to Certificateholders”.

INCORPORATION OF INFORMATION BY REFERENCE

There are incorporated into this free writing prospectus by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the Depositor with respect to the trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Certificates. All documents subsequently filed by the Depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of the offering prior to the termination of the offering of the Offered Certificates will also be deemed incorporated by reference into this free writing prospectus. Notwithstanding the foregoing, this free writing prospectus does not incorporate by reference any of the Issuing Entity’s annual reports filed on Form 10-K with respect to the trust fund.

The Depositor will provide or cause to be provided without charge to each person to whom this free writing prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of the person, a copy of any or all the reports incorporated in this free writing prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the Offered Certificates, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to ACE Securities Corp., 6525 Morrison Blvd., Suite 318, Charlotte, North Carolina 28211, or by telephone at (704) 365-0569. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

ANNEX I

GLOBAL CLEARANCE AND SETTLEMENT AND DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Offered Certificates will be offered globally (the “Global Securities”) and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositories of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositories, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and sellers accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depository of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depository for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depository, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants For deliver to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)           borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)           borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c)           staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is ineffectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

Exemption or reduced rate for non-U.S. Persons subject to special U.S. federal income tax rules (Form W-8EXP). A non-U.S. Person that is a foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation or government of a U.S. possession may obtain an exemption or reduced tax rate on certain income by filing Form W-8EXP (Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding).

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payers Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20,1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.